UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Pennsylvania Real Estate Investment Trust

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PREIT® 2020
PROXY STATEMENT

60 years new

REFLECTING ON THE PAST, SAVORING THE FUTURE

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 28, 2020

Date:	Thursday, May 28, 2020

Time:	11:00 a.m. Eastern Time

Place/ Means:	Meeting live via the Internet—please visit: www.virtualshareholdermeeting.com/PEI2020

Purpose of the Meeting:

(1)	To elect seven trustees nominated by the Board of Trustees and named in this Proxy Statement for a term expiring at the 2021 Annual Meeting of Shareholders;

(2)	To provide advisory approval of our executive compensation;

(3)

To approve the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan to increase the number of common shares authorized for issuance under the plan and to make certain other changes;

(4)	To ratify the selection of KPMG LLP as our independent auditor for 2020; and

(5)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Record Date: Our Board of Trustees has fixed the close of business on April 1, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting, conducted via live webcast. In light of the public health and safety concerns related to the coronavirus (COVID-19) and the various measures being implemented to reduce its spread, the Annual Meeting will be held via live webcast. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for check-in. Please note that there is no in-person annual meeting for you to attend.

By Order of the Board of Trustees

LISA M. MOST

Secretary

Philadelphia, Pennsylvania

April 17, 2020

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on May 28, 2020:

We are making this Proxy Statement, a form of proxy card, and PREIT’s Annual Report to Shareholders for the fiscal year ended December 31, 2019 available electronically via the internet at www.preit.com by clicking on “Investors,” then clicking on “News & Reports,” then clicking on “SEC Filings and Reports” and then clicking on “Proxy Statements” or “Annual Reports,” respectively. On or before April 17, 2020, we will mail to our shareholders a Notice of Internet Availability and Proxy Materials (the “Notice”), which will contain instructions on how to access this Proxy Statement and our Annual Report and how to vote. Shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail, although the Notice will contain instructions regarding requesting a printed copy of the proxy materials if you so desire. Whether or not you expect to attend the virtual meeting, please follow the instructions on the Notice so that your shares may be voted at the Annual Meeting. You may vote your shares by mail, by telephone or through the internet by following the instructions set forth on the Notice. If you attend the virtual meeting, you may revoke your proxy by voting at the meeting.

2019 Voting Results for Advisory Approval of the Company’s Executive Compensation	27
Aspects of Compensation Program Favorable from a Corporate Governance Perspective	27
Compensation Committee Process and General Considerations	28
Compensation Consultant	28
Compensation Consultant Independence	28
Comparative Peer Groups	29
Role of Our Executive Officers in Executive Compensation	30
Compensation Objectives and Policies	30
Components of Executive Compensation	31
Base Salary	31
Cash Incentive Compensation	31
Corporate Performance Factors	31
2019 Annual Incentive Opportunity Awards	32
Corporate Performance Factors and 2019 Performance	32
Long-Term Incentive Awards	35
Restricted Share Units (“RSUs”)	35
Restricted Shares	36
Outperformance Units (“OPUs”)	37
Share Ownership and Retention Guidelines	38
Recoupment Policy	38
Anti-Hedging and Anti-Pledging Policy	38
Severance Payments	38
Share Trading Restrictions	39
Non-Qualified Retirement Plans	39
Timing of Equity Grants	39
Deferred Compensation	40
No Perquisites	40
Benefits Generally Available to Employees	40
Accounting and Tax Considerations	40
Compensation Committee Report	40

2019 EXECUTIVE COMPENSATION	41
2019 Summary Compensation Table	41
Employment Agreements	42
Joseph F. Coradino	42
Robert F. McCadden—McCadden Separation Agreement	43
Mario C. Ventresca, Jr.	43
Joseph J. Aristone	44
Andrew M. Ioannou	44
Named Executive Officers Generally	44
2019 Grants of Plan-Based Awards	45
Performance-Based Programs	46
Restricted Share Unit (“RSU”) Programs	46
Outperformance Units (“OPUs”)	47
All Performance-Based Programs	47
Outstanding Equity Awards at 2019 Fiscal Year End	48
2019 Option Exercises and Stock Vested	49
Pension Benefits	49
2019 Nonqualified Deferred Compensation	49
Potential Payments Upon Termination or Change of Control	50
Termination by Us Without Cause, Termination by a Senior Executive for Good Reason or Our Election Not to Renew the Employment Agreement Not Associated with a Change in Control	50

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VOTING INFORMATION

The Annual Meeting of Shareholders of Pennsylvania Real Estate Investment Trust (“PREIT” or the “Company”) will be conducted via live webcast on Thursday, May 28, 2020 at 11:00 a.m. Eastern Time (the “Annual Meeting”). This Proxy Statement is being mailed or made available on or about April 17, 2020 to each holder of PREIT’s issued and outstanding common shares of beneficial interest entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We are mailing or making available our Annual Report to Shareholders for the fiscal year ended December 31, 2019 together with this Proxy Statement. The Annual Report is being provided for informational purposes and not as a means of soliciting your proxy.

Shareholders Entitled to Vote

We have fixed the close of business on April 1, 2020 as the record date for the Annual Meeting (the “Record Date”). All holders of record of PREIT’s common shares of beneficial interest as of the Record Date are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, 78,840,452 common shares of beneficial interest were outstanding.

Shareholders of record on the Record Date may vote by:

(i)	internet by visiting the website specified in the Notice of Internet Availability and Proxy Materials (the “Notice”),

(ii)	telephone using the instructions provided in the Notice, or

(iii)	marking, executing and returning the proxy card (located at the website specified in the Notice), in accordance with the instructions thereon.

Shareholders who hold their shares in “street name” through a bank, broker or other holder of record (a “nominee”) must vote their shares in the manner prescribed by their nominee.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of PREIT and to fulfill the objectives of the majority voting standard that we apply in the election of trustees. If you are receiving this Proxy Statement from a broker, bank or other financial institution, please review the proxy materials and follow the instructions on the voting instruction form to communicate your voting instructions to your broker, bank or other financial institution. We encourage you to exercise your rights and fully participate as a shareholder of PREIT.

How to Vote

We hope you will attend the Annual Meeting, which will be conducted via live webcast. Regardless of whether you expect to attend the virtual meeting, please vote your shares by mail, by telephone or through the internet by following the instructions set forth in the Notice, so that your shares will be represented. If you receive more than one Notice because you have multiple accounts, you should submit your voting instructions with respect to each account by mail, telephone or through the internet, so that all of your shares will be voted at the Annual Meeting.

Shares Held through a Broker, Bank or Other Financial Institution

If you hold your shares through a broker, bank or other financial institution, there is a New York Stock Exchange rule that determines the manner in which your vote will be handled at the Annual Meeting. Your broker, bank or other financial institution is not permitted to vote on your behalf on the election of trustees, the proposal related to our executive compensation or the proposed equity plan amendment and restatement (i.e., Proposals One, Two and Three described in this Proxy Statement) unless you provide specific instructions by completing and returning the voting instruction form or by following the voting instructions provided to you to vote your shares via telephone or the internet. For your vote with respect to those proposals to be counted, you need to communicate your voting instructions to your broker, bank or other financial institution before the date of the Annual Meeting, and before any earlier date specified in the voting instructions provided by your broker, bank or other financial institution.

Quorum; Voting Standards Generally

On each matter subject to a vote at the Annual Meeting and any adjournment or postponement of the meeting, each holder of common shares will be entitled to one vote per share.

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  VOTING INFORMATION

The following table summarizes the vote required for approval of each proposal and the effect on the outcome of the vote of abstentions, uninstructed shares held by brokers (which result in “broker non-votes” when a beneficial owner of shares held in street name does not provide voting instructions and, as a result, under the NYSE rules, the institution that holds the shares may not vote those shares on certain proposals) and signed but unmarked proxy cards.

Proposal		Votes Required for Approval	Effect of Abstentions(1)	Uninstructed Shares/Effect of Broker Non-Votes(1)	Signed but Unmarked Proxy Cards(2)
Proposal One	Election of Trustees	Seven nominees receiving the highest number of “FOR” votes(3)	No effect	Not voted/ no effect	Vote “for”
Proposal Two	Advisory, Non-Binding Approval of the Company’s Executive Compensation	Majority of votes cast	No effect	Not voted/ no effect(4)	Vote “for”
Proposal Three	Approval of Amended and Restated Equity Incentive Plan	Majority of votes cast	Same as a vote “Against”(4)	Not voted/ no effect	Vote “for”
Proposal Four	Ratification of Selection of KPMG as Independent Auditor	Majority of votes cast	No effect	Discretionary vote by broker	Vote “for”

(1)

Abstentions, withholds and broker non-votes are included in determining whether a quorum is present. Under Section 11.F of PREIT’s trust agreement, abstentions and broker non-votes are not considered “votes cast”.

(2)

If you complete your proxy properly, whether by completing and returning a proxy card or by submitting your instructions by telephone or through the internet, but do not provide instructions as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other business properly brought before the Annual Meeting.

(3)

Subject to the majority voting provisions of our corporate governance guidelines, which are described in this Proxy Statement, the seven nominees receiving the highest number of votes cast at the meeting will be elected as trustees.

(4)

For purposes of this proposal, the New York Stock Exchange (the “NYSE”) listing standards require approval by at least a majority of votes cast, and under NYSE guidance, an abstention counts as a vote cast. Accordingly, abstentions will have the same effect as a vote “Against” the proposal.

Voting by Proxy; Revocation of Proxies

You may vote your shares to be voted at the Annual Meeting at the virtual meeting by following the instructions available on the meeting website during the meeting or by proxy. We recommend that you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote at the meeting if you participate in it. All valid proxies received before the Annual Meeting will be voted according to their terms. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing an instrument revoking it with our Secretary or by submitting a duly executed proxy bearing a later date. You also may revoke your proxy by attending the Annual Meeting and voting. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy.

Delivery of Documents to Shareholders Sharing an Address

Some banks, brokers and other nominee record holders might be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report might have been sent to multiple shareholders in your household, if you have elected to receive paper copies. We will promptly deliver a separate copy of either document to you if you request one by writing or calling us as follows: Investor Relations, Pennsylvania Real Estate Investment Trust, One Commerce Square, 2005 Market Street, Suite 1000,

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  VOTING INFORMATION

Philadelphia, Pennsylvania 19103; Telephone: 215-875-0735. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household in the future, you should contact your bank, broker or other nominee record holder.

Solicitation of Proxies

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain trustees, officers and employees of PREIT and its subsidiaries may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy being solicited in connection with this Proxy Statement is being solicited by and on behalf of our Board of Trustees.

Instructions for Participation in the Virtual Annual Meeting

In light of the public health and safety concerns related to the coronavirus (COVID-19) and the various measures being implemented to reduce its spread, the Board of Trustees deemed it advisable to hold the Annual Meeting via live webcast rather than in-person. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/PEI2020 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m. Eastern Time on May 28, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question, you may do so during the meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/PEI2020 and following the instructions on the website.

Rules of Conduct for the virtual meeting will be available on the virtual meeting platform.

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GOVERNANCE

PROPOSAL ONE—Election of Trustees

Trustee Nomination Process

PREIT’s trust agreement provides that nominations for election to the office of trustee at any annual meeting of shareholders are made by the Board of Trustees, or by a shareholder if such shareholder provides a notice in writing delivered to our Secretary not less than 90 nor more than 120 days before the anniversary date of the prior year’s meeting, and for an election at an annual meeting that is not within 30 days of such anniversary date, or for a special meeting called for the election of trustees, not later than 10 days following the date on which notice of the date of the meeting is mailed or disclosed publicly, whichever comes first. The notice must be signed by the holders of at least two percent of the common shares outstanding on the date of the notice. Shareholders making nominations of trustee candidates must provide in the notice, among other things, (a) information regarding share ownership and any hedging or other transaction to hedge the economic risk or to increase or decrease the voting power of such shareholder, (b) a description of all agreements or understandings between any such shareholder and each nominee and any other person, pursuant to which any such shareholder has a right to vote any shares, or pursuant to which the nominee or shareholder may be entitled to compensation, reimbursement of expenses or indemnification by reason of such nomination or service as a trustee, including all such information that would be required to be disclosed under federal securities regulations if the nominee were nominated by the Board of Trustees, and (c) such other information regarding each nominee as would be required in a proxy statement had the nominee been nominated by the Board of Trustees. The complete text of these requirements is provided in Section 11.J of PREIT’s trust agreement, which is available on our website at www.preit.com and on the SEC’s website at www.sec.gov, and a copy of which may be obtained by written request to our Secretary at our principal executive office. Nominations not made in accordance with the trust agreement procedures will not be considered, unless the number of persons properly nominated is fewer than the number of persons to be elected to the office of trustee at the Annual Meeting. In this latter event, nominations for the trustee positions that would not otherwise be filled may be made at the Annual Meeting by any person entitled to vote in the election of trustees.

Nominees for Trustee

PREIT’s Board of Trustees has nominated George J. Alburger, Jr., Joseph F. Coradino, Michael J. DeMarco, JoAnne A. Epps, Mark E. Pasquerilla, Charles P. Pizzi and John J. Roberts for election at the Annual Meeting as trustees to serve until the Annual Meeting to be held in the spring of 2021 and until their respective successors have been duly elected and have qualified. Each of the nominees is currently serving as a trustee whose term expires at the Annual Meeting.

After 23 years of distinguished service, Mr. Korman was not nominated for re-election and will depart from the Board effective as of the date of the Annual Meeting. The Board expresses its gratitude and appreciation for Mr. Korman’s many years of dedicated service to PREIT. Mr. Korman’s experience, leadership and knowledge and his contributions to the Executive Compensation and Human Resources Committee have been invaluable to PREIT over the past 23 years.

Effective upon completion of the Annual Meeting and commencement of the Trustees’ 2020 annual terms, the Board has approved a reduction in size of the Board from 8 to 7 members. If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy have discretionary authority to vote for a substitute or substitutes, unless the Board of Trustees reduces the number of trustees to be elected. The address for each nominee for the office of trustee is c/o PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103.

In selecting nominees for election to the Board of Trustees, the members of the Nominating and Governance Committee and the Board of Trustees consider a number of factors that they deem relevant to service on the Board, including:

•	core competencies and willingness to participate actively in the work of the Board of Trustees and, in the case of non-management nominees, in the standing Committees of the Board of Trustees,

•	personal integrity and ethics,

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  GOVERNANCE

•	experience and maturity of judgment,

•	potential contributions to the collective knowledge, experience and capabilities of the Board of Trustees,

•	diversity of personal and professional backgrounds, and

•	the ability to work constructively and effectively with other members of the Board of Trustees.

The chart below highlights several categories of skills and areas of expertise of our trustees. Generally, the Nominating and Governance Committee and the Board of Trustees consider it important that nominees have competencies in one or more of these areas. Each nominee brings his or her particular set of personal experiences and competencies to the Board of Trustees, which, taken as a whole, enable the Board of Trustees to provide effective leadership to the Company in order to achieve our strategic objectives and deliver returns to our shareholders.

The Nominating and Governance Committee and the Board of Trustees also consider it important that the Board of Trustees is comprised of individuals with varying lengths of tenure with the Company. This helps to ensure that the Board of Trustees strikes an appropriate balance of those with extensive experience with the Company and those who can bring new, fresh ideas to the Company, increasing shareholder value.

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  GOVERNANCE

▶  Nominees for the Office of Trustee

GEORGE J. ALBURGER, JR. Age: 72 Trustee since: 2017 Committees: • Audit Number of Public Company Boards: 2

Background

Mr. Alburger, 72, served as the Chief Financial Officer and Treasurer of Liberty Property Trust from 1995 to 2016. He was previously an Executive Vice President of Liberty Property Trust from 2000 to 2016. Departing as Executive Vice President, Mr. Alburger worked for EBL&S Property Management, Inc. from 1982 to 1995, an owner and manager of approximately 200 shopping centers aggregating 30 million square feet of retail space. He was employed by Price Waterhouse, LLP from 1968 to 1982, finishing his career there as a Senior Manager. Mr. Alburger serves on the board of Americold Realty Trust (NYSE: COLD), an international owner and operator of temperature-controlled warehouses, and Exeter Property Group, a real estate investment management firm.

Qualifications and Experience Relevant To Us

By virtue of his service as a senior executive of a real estate investment trust, Mr. Alburger has extensive experience in substantially all aspects of real estate investment, development and ownership, including aspects of real estate finance, operations and management, as well as experience with real estate mergers and acquisitions. That experience, coupled with his experience at a global accounting firm, provides Mr. Alburger with an exceptionally high level of accounting and audit expertise that he brings to the Board, allowing him to interact effectively with the accounting and finance managers of PREIT and with PREIT’s independent auditors. Mr. Alburger also adds additional depth to the Board’s competencies in the areas of organizational development and strategic planning, as well as substantial experience regarding public companies and corporate governance.

JOSEPH F. CORADINO Age: 68 Trustee since: 2006 Number of Public Company Boards: 1

Background

Mr. Coradino, 68, has served as the Chief Executive Officer of PREIT since 2012 and Chairman of PREIT since 2017. From 2001 to 2012, he was the President of PREIT Services, LLC and PREIT-RUBIN, Inc., and the Executive Vice President-Retail of PREIT. Prior to and in conjunction with that service, Mr. Coradino was the Executive Vice President-Retail Division and Treasurer of PREIT-RUBIN, Inc. from 1998 to 2004. From 1997 to 1998, he served as the Senior Vice President-Retail Division and Treasurer of PREIT-RUBIN, Inc. Mr. Coradino is a current trustee of Temple University and a trustee of the International Council of Shopping Centers (ICSC), and he previously served as a director of A.C. Moore Arts & Crafts, Inc. from 2006 to 2011. The employment agreement between PREIT and Mr. Coradino provides that, during the term of his employment agreement, the Board of Trustees shall nominate him as a candidate for election to the Board of Trustees at each annual meeting at which his term as a trustee is scheduled to expire.

Qualifications and Experience Relevant To Us

Mr. Coradino has been engaged in real estate development, management and leasing for substantially all of his professional life and currently serves as PREIT’s Chief Executive Officer. Prior to becoming the Chief Executive Officer, Mr. Coradino served for a number of years as the senior officer for PREIT’s retail operations and as the principal officer in charge of redevelopment projects. Prior to joining PREIT as a senior executive in 1997, Mr. Coradino was an executive of The Rubin Organization, which was acquired by PREIT in 1997. Mr. Coradino brings to the Board an extensive knowledge of the properties and leasing program of PREIT and of trends and developments in the retail industry that are of vital significance to PREIT.

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  GOVERNANCE

MICHAEL J. DEMARCO Age: 60 Trustee since: 2015 Committees: • Compensation (Chair) • Special Number of Public Company Boards: 1

Background

Mr. DeMarco, 60, has been the Chief Executive Officer of Mack-Cali Realty Corporation since 2015. Previously, he was the Chief Investment Officer of Cantor Commercial Real Estate Company, L.P. from 2013 to 2015 and an Executive Vice President of Vornado Realty Trust from 2010 to 2013. Mr. DeMarco served as a Managing Director at Fortress Investment Group from 2007 to 2010 and a Managing Director at Lehman Brothers from 1998 to 2007. Mr. DeMarco also held senior positions at Credit Suisse First Boston and Arthur Andersen LLP. Mr. DeMarco was initially nominated to the Board in 2015 in connection with an agreement between PREIT and certain shareholders, including Land & Buildings Investment Management LLC and Land & Buildings Capital Growth Fund, L.P. Mr. DeMarco was independent of both PREIT and such investors, and the Company was not obligated under the agreement to nominate him for the Board after the 2015 Annual Meeting.

Qualifications and Experience Relevant To Us

From his career in real estate investment banking and commercial finance, Mr. DeMarco has extensive experience in all aspects of real estate finance and operations and real estate mergers and acquisitions, and possesses a very deep knowledge and understanding of real estate capital markets, such as the CMBS market, as well transactions and valuations. Mr. DeMarco’s substantial experience enables him to offer valuable insights into the financial environment in which the Company is operating. Further, Mr. DeMarco has extensive management experience, including his current position as the Chief Executive Officer of a real estate business.

JOANNE A. EPPS Age: 68 Trustee since: 2018 Committees: • Nominating and Governance Number of Public Company Boards: 1

Background

Ms. Epps, 68, is Executive Vice President and Provost of Temple University, a position she has held since 2016. Ms. Epps was previously the Dean of the Temple University Beasley School of Law from 2008 to 2016, and is a member and former President of the Board of Directors of the Defenders Association of Philadelphia, and one of five members of Philadelphia’s Board of Ethics. She is a member of the Board of Directors of the ABA Retirement Funds, where she currently chairs the Governance and Compensation Committee and previously chaired the Investment Committee. She is a member of the Pennsylvania Women’s Forum. Previously, Ms. Epps was a member of the Board of Directors of the National Association of Women Lawyer’s Foundation, where she chaired the review of Board governance protocols, and she was a member of the Trinity College Board of Trustees, where she served on the Finance and Audit Committee.

Qualifications and Experience Relevant To Us

Ms. Epps has a diverse combination of legal, business, operational, and community and governmental knowledge. Ms. Epps brings to the board her many skills, including in the areas of corporate governance, finance and management, organizational development and strategic planning.

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  GOVERNANCE

MARK E. PASQUERILLA Age: 60 Trustee since: 2003 Committees: • Audit • Nominating and Governance Number of Public Company Boards: 2

Background

Mr. Pasquerilla, 60, is an officer and director of Pasquerilla Enterprises, LP and its subsidiaries (ownership and management of hospitality properties), a position he has held since 2006 (Chief Executive Officer since 2013, President from 2006 to 2013), and sole member of Pasquerilla Management LLC. From 1992 to 2006, he served as an officer and director of Crown Holding Company and its subsidiaries (Chief Executive Officer and Chairman from 1999 to 2006 and President from 1992 to 2006). In addition, Mr. Pasquerilla served as the Chairman of the Board of Trustees, President and Chief Executive Officer of Crown American Realty Trust from 1999 to 2003, Vice Chairman of Crown American Realty Trust from 1998 to 1999, and Trustee of Crown American Realty Trust from 1993 to 2003. He has been a Director of AmeriServ Financial, Inc., a publicly traded company, AmeriServ Financial Bank and AmeriServ Life Insurance Company since 1997. Mr. Pasquerilla is a board member of Concurrent Technologies Corporation, a charitable organization, a position he has held since 1990. In addition, he is current a board member of the Community Foundation for the Alleghenies, a charitable organization, which he has served since 1991. Mr. Pasquerilla has been an advisory board member of the University of Pittsburgh at Johnstown since 1988, is a current board member of Johnstown (Pennsylvania) Area Heritage Association, and President of the Greater Johnstown Regional Partnership, and he served as Trustee of the International Council of Shopping Centers from 2002 to 2005.

Qualifications and Experience Relevant To Us

As the Chairman and Chief Executive Officer of Crown American Realty Trust at the time of its merger into PREIT in 2003, Mr. Pasquerilla brings to the Board a broad understanding of the retail real estate industry. In accordance with the merger agreement between PREIT and Crown American Realty Trust in 2003, PREIT expanded the size of its Board of Trustees and elected Mr. Pasquerilla, who was a member of Crown’s board at the time of the merger, to fill a vacancy created by the expansion. Mr. Pasquerilla’s competencies are derived from his business experience and community service activities, and include a knowledge of real estate acquisitions, finance and management, private and public capital markets, organizational development and strategic planning.

CHARLES P. PIZZI Age: 69 Trustee since: 2013 Committees: • Nominating and Governance (Chair) • Compensation Number of Public Company Boards: 2

Background

Mr. Pizzi, 69, is the former President and Chief Executive Officer and director of Tasty Baking Company, a position he held from 2002 until the company’s sale in 2011. He is a Director of Brandywine Realty Trust (office real estate development and management), and also serves as Chairman of the Board of Independence Health Group and as a director of Franklin Square Energy & Power Fund, Franklin Square Global Credit Opportunities Fund and WHYY, Inc. (Philadelphia-based public broadcaster). From 2006 to 2011, Mr. Pizzi was a director of the Federal Reserve Bank of Philadelphia, including service as Chairman from 2010 to 2011. In addition, he was a director of the Philadelphia Stock Exchange from 1997 until its acquisition by NASDAQ in 2008 and was the President and Chief Executive Officer of the Greater Philadelphia Chamber of Commerce from 1989 to 2002. In addition to the directorships noted above, Mr. Pizzi serves as a director of a variety of civic, educational, charitable and other boards, including the boards of Drexel University, Philadelphia Beltline Railroad, and the Board of Advisors of PNC Philadelphia.

Qualifications and Experience Relevant To Us

Mr. Pizzi’s career is unusually extensive and varied, including nine years as president and chief executive officer of a public company, service as a director of companies engaged in real estate, health insurance, construction, engineering, investment and security operations, and a broad range of civic and community leadership and service. By reason of his experience, Mr. Pizzi brings to the Board a diverse combination of business, operational, public company, community and governmental knowledge and skills.

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  GOVERNANCE

JOHN J. ROBERTS Age: 75 Trustee since: 2003 Committees: • Audit (Chair) • Nominating and Governance • Special (Chair) Number of Public Company Boards: 4

Background

Mr. Roberts, 75, is the Former Global Managing Partner and member of the Leadership Team, PricewaterhouseCoopers LLP, completing a 35-year career with the firm in 2002. He is a director at Armstrong World Industries, Inc., Safeguard Scientifics, Inc. and Vonage Holdings Corp. Mr. Roberts is a member of the American Institute of CPAs and is a former director of SICOR, Inc., Philadelphia First Corporation, Greater Philadelphia Chamber of Commerce, Urban Affairs Partnership, and the University City Science Center. In addition, Mr. Roberts is a former member of the advisory boards of the Kellogg School of Northwestern University and the University of Southern California School of Accounting, and is a former trustee of Drexel University.

Qualifications and Experience Relevant To Us

By reason of his over 35-year career in public accounting, which included service as a senior executive with a global accounting firm, and his service on the boards and audit committees of other public companies, Mr. Roberts brings an exceptionally high level of accounting and audit expertise to the Board and the Audit Committee. His experience has enabled Mr. Roberts to interact knowledgeably and effectively with PREIT’s independent auditors and with the accounting and finance managers of PREIT. In addition, his experience as an accounting executive and as a board member of businesses in diverse industries and nonprofit organizations has given Mr. Roberts additional capabilities, including strategic planning and corporate governance.

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Majority Voting Standard for Trustee Elections and Board Procedures

With respect to the election of trustees, assuming a quorum is present, and subject to the majority voting provisions of our corporate governance guidelines described below, the seven nominees receiving the highest number of votes cast at the Annual Meeting will be elected trustees. If you mark your proxy as “Withhold” in the election of any of the trustees, or if you give specific instructions that no vote be cast in the election of any of the trustees, the shares represented by your proxy will not be voted in the election of such trustee(s), but will count toward the establishment of a quorum.

Pursuant to PREIT’s corporate governance guidelines, if any nominee for trustee receives a greater number of “Withhold” responses regarding his or her election than votes “FOR” his or her election, that nominee will be required to promptly tender his or her resignation to the Nominating and Governance Committee of the Board of Trustees following certification of the shareholder vote. The Nominating and Governance Committee of the Board of Trustees will consider the resignation offer and recommend to the Board of Trustees whether or not to accept it. The Board of Trustees (excluding such nominee) will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board of Trustees will promptly disclose its decision as to whether to accept the trustee’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release to be disseminated in the manner that PREIT’s press releases typically are distributed or by other means of public disclosure.

Any trustee tendering his or her resignation pursuant to the procedures described above will not participate in the Nominating and Governance Committee recommendation or any other action of the Board of Trustees regarding whether to accept the resignation offer. If each member of the Nominating and Governance Committee were to receive a majority of votes marked “Withhold” in the same election, then the independent members of our Board of Trustees who did not receive a majority of votes marked “Withhold” would appoint a committee among themselves (which may consist of some or all of them) to consider the resignations and recommend to the Board of Trustees whether to accept them.

Board Recommendation

Our Board of Trustees recommends that shareholders vote FOR the election of each of the individuals named in this Proxy Statement and nominated for election as trustees by our Board of Trustees. Signed proxies will be voted FOR each of the nominees unless a stockholder gives other instructions on the proxy card.

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Corporate Governance and Board Matters

Leadership Structure

In June 2012, Joseph F. Coradino became Chief Executive Officer of PREIT and in February 2017 he became Chairman of PREIT. Mr. Coradino has been a senior officer of PREIT since he joined the Company in 1997 and has been a Trustee of the Company since 2006.

The Board of Trustees has also appointed Charles P. Pizzi to a fourth one-year term as Lead Independent Trustee that will commence at the Annual Meeting and extend to the 2021 Annual Meeting of Shareholders of the Company. The scope of Mr. Pizzi’s responsibilities in this role includes board operations, Chief Executive Officer evaluation and succession, Board of Trustees evaluation and recruitment, and, as appropriate, shareholder relations.

The Board believes that this structure, including a Lead Independent Trustee, is appropriate and effective for PREIT because it provides (i) a separate conduit through the Lead Independent Trustee between the independent trustees and the Chief Executive Officer and other executive officers of PREIT, as appropriate, (ii) a mechanism for oversight by the independent trustees, and (iii) a means of enhancing conditions for engagement by the Board in PREIT’s decision-making processes. The Board currently includes seven non-employee trustees who, by virtue of their collective leadership experience and their positions on the various committees of the Board discussed below, provide significant independent leadership and direction that complements the leadership provided by the Lead Independent Trustee and Mr. Coradino.

Meetings of Independent Trustees

In addition to PREIT’s Board and committee meetings, the independent members of PREIT’s Board of Trustees meet separately at regularly scheduled meetings. The Lead Independent Trustee presides over these meetings.

Role in Risk Oversight

The full Board is responsible for, and is actively involved in, identifying and overseeing the management of the risks that PREIT faces. The Board retains direct decision-making authority regarding the most significant of these risks, and exercises its oversight of management with respect to other risks. With respect to the exercise of direct decision making, the Board generally manages these risks through the allocation of specific duties and responsibilities to its committees and the interaction of those committees, in performing the duties and responsibilities allocated to them, with various outside consultants, including our independent auditor and our compensation consultant. The Board typically performs its oversight function through review of reports from the Chairs of these committees, as well as through regular discussions and reports from management regarding significant or developing risks. Among other relevant information, the Board receives a report annually from management describing management’s methodology for identifying, assessing, mitigating, monitoring and disclosing operational and other risks. In addition, the Board discusses with management, at least quarterly, any changes to the key risk factors identified in the annual report. This annual assessment and the related ongoing discussions are designed to (i) keep the Company’s risk profile current, (ii) provide ongoing assessment of risks and improvement to our risk management capabilities, (iii) make sure that the Board and executive management are in alignment with respect to the Company’s appetite for risk, (iv) ensure that the Company’s risk culture encourages the right type of behaviors, and (v) integrate risk management with the appropriate management processes. The Board believes that the leadership structure discussed above, which places significant authority in the hands of its independent trustees while involving the Chief Executive Officer in Board decision-making, enhances its ability to identify and oversee the risks that PREIT faces.

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Committees of the Board

PREIT has a standing Executive Compensation and Human Resources Committee (the “Compensation Committee”), a standing Audit Committee, a standing Nominating and Governance Committee and, under PREIT’s Related Party Transactions Policy, a standing Special Committee. The 2019 composition and duties of each committee are outlined in the table below. If the seven trustee nominees are elected at the Annual Meeting, upon Mr. Korman’s departure from the Board of Trustees at the Annual Meeting, PREIT anticipates the composition of the committees to be as outlined below in the “Anticipated Members effective May 28, 2020” column.

Committee	2019 Members	Anticipated Members effective May 28, 2020	Principal Duties
Compensation Committee Number of Meetings in 2019: 8	Michael J. DeMarco (Chair) Leonard I. Korman Charles P. Pizzi	Michael J. DeMarco (Chair) George J. Alburger Charles P. Pizzi

•   Set the annual, long term and incentive compensation of PREIT’s executive officers in light of existing agreements and consistent with compensation objectives and policies established by the Compensation Committee

•   Make recommendations to PREIT’s Board of Trustees regarding equity-based plans and administer these plans

Audit Committee Number of Meetings in 2019: 6	John J. Roberts (Chair) George J. Alburger Mark E. Pasquerilla	George J. Alburger (Chair) John J. Roberts Mark E. Pasquerilla JoAnne A. Epps

•   Oversee PREIT’s accounting and financial reporting processes and the audit of PREIT’s financial statements

•   Select and retain independent auditors

•   Review with management and the independent auditors PREIT’s annual financial statements and related notes, and internal audit activities

•   Review with the independent auditors the planned scope and results of the annual audit and their reports and recommendations and matters relating to PREIT’s system of internal controls

•   Oversee PREIT’s information security function regarding cybersecurity risks and PREIT’s efforts to mitigate such risks

Nominating and Governance Committee Number of Meetings in 2019: 5	Charles P. Pizzi (Chair) JoAnne A. Epps Mark E. Pasquerilla John J. Roberts	Charles P. Pizzi (Chair) JoAnne A. Epps Mark E. Pasquerilla John J. Roberts

•   Identify individuals qualified to become trustees of PREIT

•   Recommend trustee nominees and trustee committee appointments to the Board of Trustees

•   Review annually the compensation paid to non-employee trustees

•   Develop and recommend a set of governance principles applicable to PREIT

•   Annually review PREIT’s Chief Executive Officer succession planning

•   Oversee the evaluation of the performance of PREIT’s Board of Trustees and management with respect to matters other than compensation

•   Oversee the work of our management sustainability committee that is charged with leading our environmental, social and governance efforts

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Committee	2019 Members	Anticipated Members effective May 28, 2020	Principal Duties

Special Committee Number of Meetings in 2019: 1	John J. Roberts (Chair) Michael J. DeMarco Leonard I. Korman	John J. Roberts (Chair) Michael J. DeMarco JoAnne A. Epps	• Administer PREIT’s Related Party Transactions Policy • See “Other Matters—Related Party Transactions Policy”

PREIT’s by-laws also authorize the establishment of a standing Executive Committee to consist of three members. PREIT’s Board of Trustees has not appointed any members to the Executive Committee. If duly constituted, the Executive Committee would be authorized to exercise all of the powers and authority of the Board of Trustees between meetings of the Board of Trustees, except for matters that are expressly reserved by PREIT’s by-laws to the full Board of Trustees or to another committee of the Board of Trustees.

Executive Compensation and Human Resources Committee

The Compensation Committee’s meeting agendas are set by the Chair. The Compensation Committee considers the recommendations of PREIT’s Chief Executive Officer in establishing compensation for the named executive officers other than the Chief Executive Officer, and invited the Chief Executive Officer to participate in compensation deliberations by the Compensation Committee concerning PREIT’s named executive officers other than the Chief Executive Officer.

The Compensation Committee has the exclusive authority to retain and terminate the services of executive compensation consultants to assist in the evaluation of executive officer compensation. The Compensation Committee evaluates the conflicts of interest of any consultant retained or to be retained consistent with its charter and applicable law. Since October 2010, the Compensation Committee has annually engaged Pay Governance, LLC to serve as the consultant to the Compensation Committee. The compensation consultant periodically advises the Compensation Committee on developing compensation trends and programs among REITs and other public companies. The compensation consultant also presents, from time to time, at the Compensation Committee’s direction, compensation data from several sources, including a proprietary survey of executive compensation among REITs prepared for the National Association of Real Estate Investment Trusts (“NAREIT”) and from the proxy statements of selected REITs.

The Compensation Committee’s process for setting executive compensation is described under “Compensation—Compensation Discussion and Analysis.”

Audit Committee

PREIT’s audit committee charter provides that no member of the Audit Committee may serve on the audit committee of more than two public companies other than PREIT unless the Board of Trustees determines that such service would not impair the member’s ability to effectively serve on PREIT’s Audit Committee. John J. Roberts presently serves on the audit committees of three public companies other than PREIT. The Board of Trustees has considered Mr. Roberts’ service on these other audit committees and has determined that Mr. Roberts’ service on the other audit committees will not impair his ability to effectively serve in his role on PREIT’s Audit Committee.

Nominating and Governance Committee

The Nominating and Governance Committee and the full Board recognize that diversity is valuable to a well-functioning board, and the Nominating and Governance Committee chooses candidates for the office of trustee without regard to age, sex, race, religion, national origin or sexual orientation. In selecting candidates for the position of trustee, the Nominating and Governance Committee aspires to increase Board diversity as an essential element in supporting the attainment of PREIT’s strategic objectives, and considers diversity in a broad sense, including differences of perspectives, experiences, expertise, skills and background. Its charter specifies the following minimum qualifications, qualities and skills that a committee-recommended nominee must possess: the highest character and integrity; sufficient experience to enable a meaningful contribution to PREIT and its Board of Trustees; and sufficient time available to devote to PREIT’s affairs and to carry out the responsibilities of a trustee.

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The Nominating and Governance Committee does not solicit recommendations from shareholders regarding trustee nominee candidates, but will consider any such recommendation received in writing and accompanied by sufficient information to enable the Nominating and Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a trustee if elected. Such recommendations should be sent care of Lisa M. Most, General Counsel, Chief Compliance Officer and Secretary, Pennsylvania Real Estate Investment Trust, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103. Any recommendation received from shareholders after January 1 of any year will not be considered until the following year. In addition to considering candidates recommended by shareholders, the Nominating and Governance Committee considers potential candidates recommended by PREIT’s current trustees and officers and is authorized to use independent search firms to assist in identifying candidates. The process for screening candidates is the same regardless of the source of the recommendation, but only shareholder recommendations are subject to the January 1 deadline for submission for consideration in any given year. In each case, the Nominating and Governance Committee determines whether a recommended candidate meets PREIT’s minimum qualifications and possesses the qualities and skills for trustees, and whether requesting additional information or an interview is appropriate.

Communicating with the Board of Trustees

Any interested party wishing to communicate with PREIT’s Board of Trustees, the independent trustees or any individual PREIT trustee on a confidential basis may do so in writing addressed, as applicable, to the Board of Trustees, the independent trustees or the individual trustee and sent care of Lisa M. Most, General Counsel, Chief Compliance Officer and Secretary, Pennsylvania Real Estate Investment Trust, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103. PREIT’s General Counsel will review any such communication and will deliver such communications to the addressee.

Meetings of the Board of Trustees

The Board of Trustees met eleven times during 2019. All of the trustees serving as trustees in 2019 attended at least 75% of Board and applicable committee meetings in 2019. The Board of Trustees’ policy is that trustees are expected to attend PREIT’s Annual Meeting of Shareholders, which will be held via Internet in 2020. Last year, all of the trustees attended the Annual Meeting.

Corporate Governance Guidelines and Codes of Conduct

PREIT’s corporate governance guidelines, code of business conduct and ethics for non-employee trustees, code of business conduct and ethics for officers and employees (which includes the code of ethics applicable to our chief executive officer, principal financial officer and principal accounting officer), related party transactions policy and the governing charters for the Audit, Nominating and Governance and Compensation Committees of PREIT’s Board of Trustees are available free of charge on PREIT’s website at www.preit.com, as well as in print to any shareholder upon request. PREIT’s Board of Trustees and Nominating and Governance Committee regularly review corporate governance developments and modify these guidelines, codes and charters as warranted. Any modifications or waivers are reflected on PREIT’s website as soon as practicable.

Employee, Officer and Trustee Hedging

Under PREIT’s Corporate Governance Guidelines, non-employee trustees and executive officers may not engage in hedging transactions involving our securities, including the purchase or sale of puts, calls, options or other derivative securities based on PREIT securities, as well as the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of PREIT securities. The policy does not restrict hedging by non-executive officer employees or by designees of trustees or executive officers. Under PREIT’s Policy on Selective Disclosure of and/or Use of Inside Information, PREIT strongly discourages all employees from purchasing PREIT securities on margin, engaging in short sales of PREIT securities or buying and selling puts or calls for such securities.

Commitment to Sustainability and Corporate Responsibility

PREIT owns a portfolio of high-quality malls in which we create environments where retailers and customers connect. The Company continuously strives to align its business strategy with its commitment to responsible corporate

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citizenship. PREIT’s properties serve as gathering places within the community, making sustainability an important focus.

During 2019, we formed a cross-functional leadership group to focus our environmental, social and governance efforts. Quarterly updates on the group’s work are provided to the Nominating and Governance Committee. Our commitment to sustainability influences how we operate and redevelop our centers, provide dynamic experiences for our guests, conduct business with our partners, engage within our communities and create an engaging work environment for our colleagues.

Below are some of the highlights of our commitment in this area:

ENVIRONMENTAL

We have undertaken a number of initiatives to increase energy efficiency, reduce waste and decrease overall environmental impact.

•

Solar Energy. We have installed solar panels on the rooftops of five of our centers, allowing us to convert unused space into a productive energy source. These systems are expected to generate more than 7.7 million kilowatt hours of energy each year.

•

Energy Efficient Roofs. Over 85% of our centers’ rooftops contain at least a portion of white roofs. These roofs reflect sunlight, which prevents heat from damaging the roof and extends the life of the roof, and keeps the buildings cool to help reduce summer energy usage.

•

LED Lighting. We have installed energy efficient lighting at over half of our properties, including in interior spaces and parking lots. We believe that LED lighting provides many advantages over traditional lighting, including lower energy usage, reduced maintenance and increased safety. The corporate headquarters is equipped with LED lighting and room occupancy censors to curb wasteful consumption and decrease our carbon footprint.

•

Peak Demand Monitoring. Over half of our centers use peak demand monitors to gauge power usage, enabling our centers to increase energy cost-savings and make more efficient use of energy throughout the year.

•

Waste Reduction. All of our centers, as well as our corporate headquarters, participate in recycling programs. To reduce waste, we have partnered with recycling service providers at several of our properties and we continue to explore opportunities to expand recycling across our portfolio. Our recycling programs divert cardboard, glass and plastic from landfills. Additionally, we have recycling programs at properties for clothing, books and cooking oil.

•

Alternative Transportation. We encourage, and seek to better enable, our shoppers and employees to reduce their carbon footprint by using environmentally friendly means of transportation. All of our centers are within walking distance to public transportation, including bus stops and rail stations. We offer electronic vehicle charging stations at a number of our properties and over 95% of our properties offer bike racks.

SOCIAL

We take pride in our relationships with our colleagues, tenants, partners, guests and the communities in which we operate. We care about our people and what makes them unique.

•

Community Social Engagement and Assistance. Our centers host a variety of seasonal, family-friendly events to engage with the communities that we serve. We provide community services and resources that are inviting, welcoming and free of charge, including mall walker programs, internet accessibility and community play spaces. We also work with various community groups to support the communities where our properties are located. In light of the COVID-19 pandemic, in 2020, our properties have served as the host sites for blood drives and food distribution efforts.

•

Human Capital. We have programs in place for our associates that are designed to ensure employee satisfaction and engagement. We conduct an annual culture survey to engage employees and identify opportunities. During December 2019, we relocated our corporate headquarters, to an office that is designed to create a better sense of place and pride and to cultivate a more collaborative work environment. We also offer wellness initiatives and educational programs. PREIT embraces diversity as valuable to a well-functioning company and provides equal opportunities without regard to race, color, religion, national origin, age, sexual orientation, gender/gender identity, disability, status as a protected veteran, or any other characteristic protected by applicable federal, state and local laws.

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•

Charitable Giving. Our properties supported over 100 charitable organizations in 2019. 80% of our properties allowed charitable organizations to use a space within the property, free of charge. Our corporate giving program made donations to a number of charitable organizations in 2019 and has raised awareness for various non-profit organizations through executive participation. Our executive team raised funds for LEAP Academy of Camden, NJ in 2019 and this work continues in 2020, with the executive team raising funds for the Philadelphia Police Foundation.

GOVERNANCE

PREIT and its Board of Trustees are dedicated to maintaining a high standard for corporate governance based on integrity, ethics and transparency. Each of our trustees, other than our CEO, meets the NYSE standard for independence. Our trustees stand for re-election every year. In furtherance of PREIT’s sustainability initiatives and commitment, we have established a management sustainability committee that is charged with providing focus and oversight of our environmental, social and governance efforts.

Trustee Independence

All of PREIT’s non-employee trustees are independent, which means that, if all nominees are elected, more than three quarters (six out of seven) of the members of PREIT’s Board of Trustees will be independent. For a trustee to be considered independent, PREIT’s Board of Trustees must determine that the trustee does not have any direct or indirect material relationship with PREIT. PREIT’s Board of Trustees has established guidelines to assist it in determining trustee independence, which are contained in the Company’s corporate governance guidelines. These guidelines conform to the independence requirements contained in the New York Stock Exchange listing rules. In addition, PREIT’s Board of Trustees has adopted categorical standards to assist it in making determinations of independence.

Standards of Independence

The guidelines and the categorical standards used by PREIT’s Board of Trustees to determine whether a trustee is independent specify that:

1.

Other than in his or her capacity as a trustee or shareholder of PREIT, no independent trustee shall have a material relationship with PREIT (either directly or as a partner, shareholder, officer or other affiliate of an organization, including a charitable organization, that has a material relationship with PREIT). For this purpose, a trustee shall be presumed not to have a material relationship with PREIT if he or she is not and, within the past two years, has not been an executive officer of, or the direct or indirect owner of more than 10% of the equity interest in, any business or professional entity:

•

that within the last two years has made or received, or going forward proposes to make or receive, payments to or from PREIT or any of its subsidiaries for property or services in excess of 5% of (i) PREIT’s consolidated gross revenues for its last full fiscal year, or (ii) the other entity’s consolidated gross revenues for its last full fiscal year; or

•	to which PREIT or any of its affiliates is indebted in an aggregate amount exceeding 5% of PREIT’s total consolidated assets as of the end of PREIT’s last full fiscal year.

2.	No independent trustee shall have been employed by PREIT, and no immediate family member of an independent trustee shall have been an executive officer of PREIT, within the past three years.

3.

No independent trustee shall have received more than $120,000 in direct annual compensation from PREIT within the past three years, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4.	No independent trustee shall have been affiliated with or employed by a present or former auditor of PREIT within the last three years.

5.	Within the last three years, no independent trustee shall have been an employee of another company if an executive officer of PREIT then served on the compensation committee of such other company.

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6.

Within the last three years, no independent trustee shall have served as an executive officer or employee of a company that made payments to, or received payments from, PREIT for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

7.

No immediate family member of an independent trustee shall fit within the categories prohibited by any of the foregoing (other than with respect to the prohibition on employment by PREIT, which addresses immediate family members directly), and no independent trustee may have any relationships with PREIT that are substantially similar to any of the categories prohibited by the foregoing.

8.	Independent trustees shall satisfy any other independence criteria required by applicable law or regulation or established by the Board of Trustees.

The Board of Trustees determined that the following seven members of PREIT’s current eight member Board satisfy the New York Stock Exchange’s independence requirements and PREIT’s guidelines: George J. Alburger, Michael J. DeMarco, JoAnne A. Epps, Leonard I. Korman, Mark E. Pasquerilla, Charles P. Pizzi and John J. Roberts. Mr. Coradino, our Chief Executive Officer, is our only trustee who is not considered independent.

In making this determination, the Board of Trustees considered Mr. Pizzi’s relationships with Brandywine Realty Trust, Independence Blue Cross and Conner Strong & Buckelew, as more fully described in the “Related Party Transactions Policy” section of this Proxy Statement beginning on page 77, because PREIT has commercial relationships with these three entities. The Board of Trustees also considered Mr. Pizzi’s role as a member of the advisory board of PNC Philadelphia, as PREIT also has a commercial relationship with PNC Philadelphia. The Board of Trustees determined that Mr. Pizzi does not have any direct or indirect material relationship or interest in the transactions between PREIT and these entities and that all parties have entered into these transactions in the ordinary course of business. Accordingly, the Board of Trustees determined Mr. Pizzi to be independent.

All members of each of the Compensation Committee, Audit Committee and Nominating and Governance Committee of PREIT’s Board of Trustees must be, and are, independent trustees. Members of the Audit Committee must also, and do, satisfy additional Securities and Exchange Commission independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from PREIT or any of its subsidiaries other than compensation for serving on PREIT’s Board of Trustees or on committees of PREIT’s Board of Trustees.

Board Service

Over the past five years, seven trustees of the Company left the Board of Trustees, most of whom had served for more than 10 years. Ms. Epps joined our board in 2018, Mr. Alburger joined our board in 2017, and Mr. DeMarco joined our board in 2015. We expect that our Nominating and Governance Committee will continue to consider, among other things, the relative mix of the lengths of service of our trustees in making recommendations for nominees as trustee.

Related Party Transactions Policy

PREIT’s Board of Trustees has adopted a written policy related to the review and approval or ratification of related party transactions. The procedures set forth in the policy do not replace or supersede any other policies or procedures related to the approval of transactions by PREIT as set forth in PREIT’s other corporate governance policies or as required by law. See “Other Matters—Related Party Transactions Policy.”

Compensation Committee Interlocks and Insider Participation

Mr. DeMarco, Mr. Korman and Mr. Pizzi served on the Compensation Committee during 2019. No member of PREIT’s Compensation Committee is or was during 2019 an employee, or is or ever has been an officer, of PREIT or its subsidiaries. No executive officer of PREIT served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of PREIT’s Board of Trustees or Compensation Committee.

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2019 Trustee Compensation

Our philosophy for trustee compensation is that it should be made in proportion to the amount and complexity of work required, aligned with the long-term interests of our shareholders, transparent to our shareholders and consistent with trustee independence. Trustees employed by PREIT do not receive additional compensation for serving as trustee. Trustees who are not employees of PREIT receive the following cash compensation:

2019 ($)
Annual Cash Retainer	60,000
Additional Retainer
Lead Independent Trustee	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Governance Committee Chair	15,000
Special Committee Chair	5,000
Board/Committee Meeting Fee	1,500

Non-employee trustees also typically receive restricted shares annually, which vest over one year. Such annual award is granted on the first day of the annual term of service, on the date following our annual meeting of shareholders. In 2019, the Board of Trustees determined that the award of restricted shares to non-employee trustees would be equal in value to $115,000, which equated to 16,400 shares based on the $7.01 average of the closing prices of PREIT shares for the 20 trading days prior to the date of grant. The shares were awarded under the 2018 Equity Incentive Plan.

The following table summarizes the fees and other compensation earned by our non-employee trustees for their service on our Board of Trustees and any committees of the Board of Trustees during 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
George J. Alburger, Jr.	84,000	104,058	188,058
Michael J. DeMarco	100,500	104,058	204,558
JoAnne A. Epps	81,000	104,058	185,058
Leonard I. Korman	87,000	104,058	191,058
Mark E. Pasquerilla	90,000	104,058	194,058
Charles P. Pizzi	130,000	104,058	234,058
John J. Roberts	112,000	104,058	216,058

(1)

The amounts reported in the Stock Awards column represent the grant date fair value as determined in accordance with Topic 718 based on the average of the high and low sale prices of a common share on the date of grant. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to Topic 718, see Note 8, “Share Based Compensation,” to PREIT’s consolidated financial statements included in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

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The following table summarizes the aggregate number of restricted shares and options held by our non-employee trustees at December 31, 2019.

Name	Restricted Shares	Total Options	Exercisable Options	Unexercisable Options
George J. Alburger, Jr.	16,400	—	—	—
Michael J. DeMarco	16,400	—	—	—
JoAnne A. Epps	16,400	—	—	—
Leonard I. Korman	16,400	—	—	—
Mark E. Pasquerilla	16,400	—	—	—
Charles P. Pizzi	16,400	5,000	5,000
John J. Roberts	16,400	—	—	—

Information about our Executive Officers

The following information is provided with respect to each of our current non-trustee executive officers. Information regarding Joseph F. Coradino, our Chairman and Chief Executive Officer, is provided above in the “Nominees for Trustee” section beginning on page 6. Our executive officers are appointed by our Board of Trustees to serve in their respective capacities until their successors are duly appointed and qualified or until their earlier resignation or removal.

JOSEPH J. ARISTONE	Age: 54

Executive Vice President—Head of Leasing of PREIT since 2017. Senior Vice President and Head of Leasing of PREIT from 2007 to 2017. Vice President, Anchor Leasing of PREIT from 2003 to 2007.

HEATHER CROWELL	Age: 41

Executive Vice President—Strategy and Communications of PREIT since 2019. Senior Vice President—Strategy and Communications of PREIT from 2017 to 2019. Senior Vice President—Corporate Communications and Investor Relations of PREIT from 2016 to 2017. Vice President—Corporate Communications and Investor Relations of PREIT from 2012 to 2016. Director—Asset Management of PREIT from 2006 to 2012.

ANDREW M. IOANNOU	Age: 45

Executive Vice President—Finance and Acquisitions of PREIT since 2015. Treasurer of PREIT since 2010. Senior Vice President—Capital Markets of PREIT from 2010 to 2015. Vice President—Capital Markets of PREIT from 2005 to 2010.

LISA M. MOST	Age: 50

Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary of PREIT since 2019. Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary of PREIT from 2018 to 2019. Senior Vice President—Legal of PREIT from 2016 to 2018. Vice President—Legal of PREIT from 2014 to 2016. Director—Legal of PREIT from 2004 to 2014. Employed by PREIT since 1999.

MARIO C. VENTRESCA, JR.	Age: 53

Executive Vice President and Chief Financial Officer since 2020. Executive Vice President—Operations of PREIT from 2015 through 2019. Senior Vice President—Asset Management of PREIT from 2005 to 2015. Vice President—Retail Asset Management of PREIT from 2000 to 2005.

Management Ownership

The following table sets forth certain information regarding the beneficial ownership of our common shares for each trustee, each nominee for the office of trustee, and each named executive officer as of April 1, 2020, as well as all trustees and executive officers of the Company as a group. As of such date, none of the nominees for the office of trustee or PREIT’s executive officers owned any shares of any series of PREIT’s preferred shares.

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All percentages are calculated based on 78,840,452 shares outstanding as of April 1, 2020. The address for each individual identified is c/o PREIT, One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103. Unless indicated otherwise, each individual has sole voting and sole investment power with respect to all shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Joseph F. Coradino	941,235	(1)	1.2%
Leonard I. Korman	530,705	(2)	*
Robert F. McCadden	298,476	(3)	*
Mark E. Pasquerilla	175,728	(4)	*
Mario C. Ventresca, Jr.	199,989	(5)	*
Andrew M. Ioannou	138,816	(6)	*
Joseph J. Aristone	138,607	(7)	*
John J. Roberts	89,243	(8)	*
Charles P. Pizzi	63,459	(9)	*
Michael J. DeMarco	53,460	(10)	*
George J. Alburger, Jr.	50,408	(11)	*
JoAnne A. Epps	28,214	(12)	*
Trustees and executive officers as a group (13 persons)	2,614,243	(13)	3.3%

*	Less than one percent.

(1)

Includes 870,763 shares that Mr. Coradino owns directly and 70,472 Class A units of limited partnership interest in PREIT Associates, L.P. that Mr. Coradino owns directly. Class A units are redeemable for cash or, at PREIT’s option, for a like number of common shares.

(2)

Includes 440,962 shares that Mr. Korman owns directly, 420 shares owned by Mr. Korman’s spouse’s estate, 78,795 shares held in trusts of which Mr. Korman is a co-trustee, and 10,528 shares held in trusts of which Mr. Korman is a co-trustee and the sole beneficiary. Mr. Korman disclaims beneficial ownership of the 89,323 shares held in trusts of which Mr. Korman is a co-trustee and the 420 shares owned by Mr. Korman’s spouse’s estate.

(3)	Mr. McCadden shares voting and investment power with his spouse with respect to all 298,476 shares.

(4)

Includes 68,606 shares that Mr. Pasquerilla owns directly, 55,208 shares held by Marenrico Partnership, and 51,914 shares held by Pasquerilla Enterprises, LP, an entity controlled by Mr. Pasquerilla, and its subsidiaries. All of the shares held by Pasquerilla Enterprises, LP are pledged as collateral to Somerset Trust Company and 33,575 shares held by Marenrico Partnership are pledged as collateral to Merrill Lynch with respect to a margin account. 28,047 shares held by Mr. Pasquerilla directly are in a pledged account with Merrill Lynch, but currently no debt is outstanding in this account.

(5)	Mr. Ventresca directly owns all 199,989 shares (which includes 72,476 shares with respect to which he shares voting and investment power with his spouse).

(6)	Mr. Ioannou directly owns all 138,816 shares (which includes 57,463 shares with respect to which he shares voting and investment power with his spouse).

(7)	Mr. Aristone directly owns all 138,607 shares.

(8)	Mr. Roberts directly owns all 89,243 shares.

(9)	Includes 58,459 shares that Mr. Pizzi owns directly and 5,000 shares subject to exercisable options.

(10)	Mr. DeMarco directly owns all 53,460 shares.

(11)	Mr. Alburger directly owns all 50,408 shares.

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(12)	Ms. Epps directly owns all 28,214 shares.

(13)

Includes 2,538,771 shares held directly or indirectly, 5,000 shares subject to exercisable options and an aggregate of 70,472 Class A units of limited partnership interest in PREIT Associates, L.P. that are redeemable for cash or, at PREIT’s option, for a like number of common shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires PREIT’s executive officers and trustees and persons who own more than ten percent of a registered class of PREIT’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish PREIT with copies of these reports. Based on PREIT’s review of the reports filed with the Securities and Exchange Commission and written representations received from certain reporting persons with respect to the filing of reports on Forms 3, 4 and 5, PREIT believes that all filings required to be made under Section 16(a) by the reporting persons since the beginning of 2019 were made on a timely basis, with the exception of (i) one transaction for Leonard I. Korman, trustee, that occurred on August 26, 2019 and was reported on a Form 4 filed on September 18, 2019, and (ii) one transaction for John J. Roberts, trustee, that occurred on May 10, 2019 and was reported on a Form 4 filed on September 23, 2019.

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COMPENSATION

PROPOSAL TWO—Advisory Approval of the Company’s Executive Compensation

Pursuant to Section 14A of the Exchange Act and Securities and Exchange Commission (“SEC”) requirements, our shareholders have the opportunity to vote, on a non-binding basis, to approve the compensation of our named executive officers for 2019, as disclosed in this Proxy Statement in accordance with SEC disclosure rules.

We urge you to read the “Compensation Discussion and Analysis” section beginning on page 24 and the compensation tables and narrative discussion beginning on page 41 of this Proxy Statement. We believe that the compensation of our named executive officers should be approved for the following reasons:

•

Compensation decisions are made by independent trustees who are not part of management and comprise the Compensation Committee. These decisions result from a formal, deliberative process, including advice from an independent compensation consultant selected by the Compensation Committee.

•

The principal goals of the Compensation Committee are to ensure that the interests of our shareholders and the interests of our named executive officers are aligned and that our named executive officers are motivated to achieve established business objectives in an effort to maximize value for our shareholders. These goals are achieved in five principal ways: (i) setting fixed, base salary so that the largest component of the compensation of each named executive officer consists of equity and incentive compensation; (ii) emphasizing equity compensation as the principal form of compensation over cash compensation; (iii) conditioning the vesting of equity or equity-based compensation on corporate performance, including total shareholder return and/or continued service to PREIT; (iv) tying annual cash incentives to operating performance, as measured by articulated performance metrics and strategic objectives; and (v) requiring named executive officers to own minimum stated amounts of our securities.

•

The equity awards align the interests of our shareholders and our named executive officers by encouraging officers to focus on corporate performance in an effort to generate an increase in share value. Historically, vesting of Restricted Share Units (“RSUs”) granted under our RSU Programs was dependent upon achieving certain relative total shareholder return (“TSR”) levels over a three-year period. In the programs approved for the 2018-2020 and the 2019-2021 periods, a portion of the RSUs vest based on the achievement of absolute TSR at certain thresholds. The RSUs have directly aligned the interests of our named executive officers with the interests of our shareholders because there has been no vesting for periods when returns to shareholders were below the threshold under the applicable RSU Program, and vesting has occurred when returns to shareholders met the criteria. RSUs have been awarded in all but one year since 2006. Due to the relative TSR of the Company for the three years ended on December 31, 2017, 2018 and 2019, which placed the Company below the 25th percentile threshold of the companies in the relevant index for each of those three years, no shares were issued pursuant to the RSUs awarded in 2015, 2016 or 2017. For the program approved for the 2019-2021 period, as part of the restricted share awards, outperformance units (“OPUs”) were granted with the restricted shares, which OPUs will vest, and shares will be issued based on a multiplier applied to the number of time-based restricted shares determined by the achievement of the performance objectives set forth with respect to the OPUs. Such awards will vest at the end of the three-year measurement period if the performance measures are achieved.

•

The structure of our annual cash incentive awards in 2019 was based on the Company’s Funds from Operations, as adjusted (“FFO”) per share, growth in same store net operating income (“Same Store NOI”), the leverage ratio of the Company under its principal credit facility, the achievement of certain strategic goals, including achieving portfolio improvement through anchor replacements and tenant diversification, including leasing challenged spaces, progressing densification efforts by executing agreements to sell land parcels for hotel and multifamily residential development, progressing our redevelopment efforts by achieving tenancy goals at key locations, and improving the Company’s liquidity position, as well as the Compensation Committee’s qualitative assessment of executive officer performance as a group. The key metrics were directly related to our four key strategic goals for the year: improved portfolio quality, improved operating results, improved balance sheet and positioning the Company for growth. In making decisions regarding executive compensation for 2019, the Compensation Committee determined that in a very challenging retail environment, the named executive officers took action to establish a more solid foundation for improved operating performance. The relative weighting of each of the key metrics and further information regarding the annual cash incentive awards is provided in the “Compensation Discussion and Analysis” section beginning on page 24.

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We seek the approval of the resolution set forth below:

“RESOLVED, that the shareholders of PREIT approve, on an advisory basis, the compensation of the named executive officers for 2019 as disclosed in the Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and accompanying narrative.”

This “say on pay” vote is advisory, and is not binding on PREIT, the Board of Trustees or the Compensation Committee. However, we value the opinions of our shareholders and annually seek their approval in this “say on pay” vote. The Compensation Committee will consider the results of the vote on the resolution and evaluate whether any actions in response to the vote are necessary in connection with future compensation determinations.

Board Recommendation

Our Board of Trustees recommends that shareholders vote FOR the advisory approval of the Company’s executive compensation as disclosed in this Proxy Statement.

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  COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) focuses on the compensation of our named executive officers. For 2019, our named executive officers were:

Named Executive Officers*
Joseph F. Coradino	Robert F. McCadden	Mario C. Ventresca, Jr.	Joseph J. Aristone	Andrew M. Ioannou
Chief Executive Officer (principal executive officer)	Former Chief Financial Officer** (former principal financial and accounting officer)**	Former Executive Vice President—Operations; Current Chief Financial Officer** (current principal financial and accounting officer)**	Executive Vice President—Leasing	Executive Vice President—Finance and Acquisitions

*	With the exception of Mr. McCadden, whose employment with the Company ended on December 31, 2019, please see “Information about our Executive Officers” for more information.

**

Mr. McCadden’s employment with the Company ended effective December 31, 2019, but he is included in this discussion in accordance with SEC rules because he was an executive officer of the Company at the end of our most recently completed fiscal year. Mr. Ventresca served as the Executive Vice President of Operations during 2019, but assumed the role of Chief Financial Officer effective January 1, 2020.

Mr. Coradino currently has an employment agreement that is described in this Proxy Statement under “2019 Executive Compensation—Employment Agreements” beginning on page 42. The employment agreement established minimum base salaries and eligibility to participate in cash incentive and equity programs in 2019, as determined by the Compensation Committee. Mr. Ventresca did not have an employment agreement with the Company in 2019, but he was covered by the PREIT Services, LLC Severance Pay Plan for Certain Officers, as modified by a letter agreement. In connection with his appointment to the role of Chief Financial Officer in 2020, Mr. Ventresca entered into an employment agreement with the Company in March 2020. Mr. Aristone and Mr. Ioannou do not have employment agreements with the Company, but each is covered by the PREIT Services, LLC Severance Pay Plan for Certain Officers, as modified by letter agreements. The details of Mr. Ventresca’s, Mr. Aristone’s and Mr. Ioannou’s arrangements are also described in this Proxy Statement under “2019 Executive Compensation—Employment Agreements” beginning on page 42. Mr. McCadden previously had an employment agreement with the Company, but it was modified in certain respects by a separation agreement entered into on December 23, 2019.

2019 Performance

Our Board of Trustees previously established specific goals for the Company and our key executives designed to improve the Company’s portfolio quality, improve the Company’s operating results, strengthen the Company’s balance sheet and financial position, and position the Company for growth. These primary goals were in turn supported by a focus on and targeted progress in specific metrics. Mr. Coradino communicated those goals to our employees and encouraged a collaborative effort among the teams within the Company for the achievement of these goals.

In 2019, Mr. Coradino and our key executives continued to execute the Company’s plan to achieve our goals in a challenging retail environment. Despite those challenges, the Company achieved 16 out of the 20 enumerated strategic goals, including as described below in this Compensation Discussion and Analysis.

2019 was another challenging year in the retail industry, including for PREIT, as industry disruption resulted in a significant number of store closings, liquidations and bankruptcies. These events put significant pressure on the Company’s Funds From Operations, Net Operating Income and other financial operating metrics. In the midst of these challenges, however, management successfully executed actions to better position the Company for long-term stability and operating performance. These efforts included:

•	opening key projects at Fashion District Philadelphia and Plymouth Meeting and Woodland Malls;

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•	making significant advances in the Company’s densification program, which aims to better utilize real estate and improve the Company’s balance sheet;

•	managing expenses to operate more efficiently and reduce costs;

•	replacing department stores with new tenants in an effort to improve the credit of the underlying cash flow stream;

•	securing replacements for tenants that closed as a result of bankruptcies, amounting to replacement commitments for 93% of the space impacted by bankruptcies;

•	raising $64 million from asset sales and conveying Wyoming Valley Mall to the lender of the mortgage loan secured by the property as part of the Company’s non-core disposition program; and

•	observing increased traffic and sales in the portfolio, including record high core mall sales per square foot of $539, a 5.6% increase compared to 2018.

As evidenced by the Compensation Committee’s decisions and programs described in more detail below, the Compensation Committee believes that this quality executive management team is strong and has established a more solid foundation for the Company’s improved operating performance going forward.

As described in more detail below, the Company’s goals and performance, as well as the Company’s commitment to attract, retain and reward those valuable to its team, were the basis for the decisions and programs of the Compensation Committee with respect to base salaries, annual incentive plan awards and long-term equity awards to the named executive officers.

Executive Summary

The principal goals of the Compensation Committee are to ensure that the interests of our shareholders and our named executive officers are aligned and that our named executive officers are motivated to achieve established business objectives designed to maximize value for our shareholders. These goals are achieved in five principal ways:

1.	setting fixed, base salaries so that the largest component of compensation of each named executive officer consists of equity and incentive compensation;

2.	emphasizing equity compensation as the principal form of compensation over cash compensation;

3.	conditioning the vesting of equity or equity-based compensation on corporate performance, including TSR and/or continued service to PREIT;

4.	tying annual cash incentives to operating performance, as measured by articulated performance metrics and strategic objectives; and

5.	requiring named executive officers to own minimum stated amounts of our securities.

The Compensation Committee believes that long-term equity awards are particularly well-suited for aligning the interests of our shareholders and our named executive officers. Compensation in the form of equity earned over a multiple-year period helps to ensure that the named executive officers focus on long-term corporate performance that enhances the value of our shares over time. These objectives are further enhanced by our share retention guidelines, which require our executives to own meaningful amounts of our shares. The 2019 long-term equity program consisted of three components.

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  COMPENSATION

2019—2021 Long-Term Equity Award Program
Component	Design/Purpose
Performance-Based Restricted Share Units, or RSUs

RSUs vest, and shares are issued, based upon the TSR of PREIT over the three-year period ending December 31, 2021 (the “Measurement Period”):

•   relative to the TSR of companies in the retail subset of FTSE NAREIT Equity REIT Index, and

•   as measured based on the achievement of absolute TSR at certain levels.

One-half of each award is allocated to the relative TSR goals and one-half is allocated to the absolute TSR goals.

Time-Based Restricted Shares

Restricted shares granted vest in equal, annual installments over a three-year period, provided that the recipient of the restricted shares remains an employee on the vesting date.

These time-based restricted share grants are intended to retain the services of the officers over the longer term by providing predictable awards for continued service.

Performance-Based Outperformance Units, or OPUs

As part of the time-based restricted share awards (and not as separate awards) executive officers were also granted OPUs, which represent the right to receive additional shares based on a multiple of the participant’s time-based restricted share award. They vest, and shares are issued depending on the level of achievement of certain operating outperformance objectives over the Measurement Period.

If any shares are issued in respect of the OPUs at the end of the Measurement Period, 50% will be issued without any further vesting requirements, 25% will be subject to an additional one-year vesting requirement, and 25% will be subject to an additional two-year vesting requirement.

The Compensation Committee believes that annual cash incentive opportunity awards further align the interests of our shareholders and our named executive officers by rewarding achievement of key operational goals. The 2019 annual cash incentive awards provided opportunities for the named executive officers to receive cash payments equal to varying percentages of their base salaries based upon achievement of Funds From Operations (“FFO”) per share, as adjusted, growth in Same Store NOI, the leverage ratio of the Company under its principal credit facility, the achievement of certain enumerated strategic goals, including portfolio improvement through anchor replacements and tenant diversification, progressing densification efforts, progressing redevelopment efforts, completing certain financing transactions, improving the Company’s liquidity position and achieving other operational goals, as well as the Compensation Committee’s qualitative assessment of executive officer performance as a group. Each of the business performance factors relates to, and is indicative of, the achievement of at least one of the Company’s four key strategic objectives of improving its portfolio quality, improving its operating results, improving its balance sheet, and positioning the Company for growth.

The Compensation Committee believes that our compensation program has successfully aligned the interests of our shareholders with the interests of our named executive officers, as reflected by:

•

the emphasis on equity awards, combined with the requirement that equity received by the named executive officers under the awards be retained in accordance with share retention policies discussed later in this “Compensation Discussion and Analysis” section;

•

the expiration of performance-based equity awards without issuance of shares when TSR thresholds have not been achieved for the relevant measurement periods and, conversely, the issuance of shares in connection with long-term incentives when TSR thresholds have been achieved or exceeded;

•

the grant of annual cash incentive opportunity awards based on the achievement of articulated performance metrics and strategic objectives approved by the Compensation Committee as related to the achievement of the Company’s business objectives; and

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•	generally limiting base salary increases to modest amounts absent a significant change in responsibility and/or review of peer group data that suggest our base salaries may be set too low.

2019 Voting Results for Advisory Approval of the Company’s Executive Compensation

At the 2019 Annual Meeting, approximately 92% of votes were in favor of the Company’s executive compensation, while 7% of votes were against and 1% abstained. While this vote is advisory, the Compensation Committee noted this shareholder support of its compensation policies.

Aspects of Compensation Program Favorable from a Corporate Governance Perspective

The Committee believes that the executive compensation program includes aspects that align the interests of our shareholders and those of the named executive officers and excludes aspects that could misalign their interests.

What We Do	What We Don’t Do

✓  We align pay with Company performance. Long term performance-based equity awards are tied to corporate performance, including TSR, and annual performance-based cash awards are tied to key performance metrics and strategic objectives.

✓  We require named executive officers to maintain share ownership and retain shares received under equity plans. Our Chief Executive Officer must own common shares having a value of 5x his salary and our other named executive officers must own common shares having a value of 2x their respective salaries; named executive officers must hold a portion of any equity plan shares they receive for at least one year.

✓  Upon a change of control, we require a double-trigger (meaning, in addition to a change of control of the Company, the executive must be timely terminated without cause or resign for good reason) in our employment agreements before agreed-upon cash severance benefits or payments are paid.

✓  We review data derived from our peer group of companies and the REIT industry when making executive compensation decisions.

✓  We consider carefully how compensation program design and decisions affect risk-taking by named executive officers.

✓  We authorize the Board to recoup (“clawback”) executive compensation that resulted from a misstatement of financial results caused by such executive’s intentional misconduct or fraud.

✓  Our Compensation Committee engages an outside independent compensation consulting firm to advise on executive compensation matters.

×  We prohibit hedging and strongly discourage pledging transactions by our non-employee trustees and executive officers.

×  We do not provide any material perquisites.

×  We do not reprice options without shareholder approval.

×  Our compensation consultant engaged by our Compensation Committee does not provide any other services to the Company.

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  COMPENSATION

Compensation Committee Process and General Considerations

The Compensation Committee devoted a substantial portion of eight of its meetings in 2019 to executive compensation for that year. In addition, the Compensation Committee has met three times in 2020 to discuss payment of cash incentive opportunity awards for 2019 and establish compensation for 2020. The Compensation Committee considered, among other matters:

•	the objectives and policies of its compensation programs for 2019 and later years;

•

the design of the annual cash incentive and long-term incentive programs in light of the principal objective of aligning the interests of our shareholders and our named executive officers by rewarding outcomes that further the interests of our shareholders;

•

information on compensation of senior executives at other companies derived from industry surveys and proxy statements for prior years for a group of 16 REITs deemed comparable to PREIT for this purpose;

•

the amounts of the base salaries to be paid and annual cash incentive opportunity and long-term equity awards to be granted to our named executive officers for 2019 and the allocation among these components; and

•

the Company’s guidance range for its 2019 FFO per share and its goals for certain supplemental corporate performance metrics and other strategic objectives, and the Company’s achievements in relation to such FFO guidance and other performance metrics and strategic objectives.

In setting 2019 compensation, the Compensation Committee also considered our performance during 2018 compared to the financial goals set forth under our 2018 business plan, which was approved by the Board of Trustees. In addition, the Compensation Committee also solicited and considered the recommendations of Mr. Coradino regarding the components and amounts of compensation to be paid to the named executive officers (other than Mr. Coradino) in 2019.

As a part of its annual review of PREIT’s compensation policies with respect to all employees, the Compensation Committee also evaluates the risks that are created by those policies, including the risk-taking incentives that those policies may create. Based on that review, the Compensation Committee has concluded that its compensation policies and procedures are not reasonably likely to result in a material adverse effect on PREIT.

Compensation Consultant

The Compensation Committee was assisted in its work by an independent compensation consultant, Pay Governance, LLC. Under its charter, the Compensation Committee has the sole authority to engage (and replace) an executive compensation consultant. In addition to consulting on executive compensation matters, the compensation consultant may be engaged by the Compensation Committee for special projects. All of the work performed by the compensation consultant in 2019 related to executive officer compensation. Mr. Coradino meets with the Compensation Committee and separately with the compensation consultant on matters relating to the compensation of the named executive officers.

Compensation Consultant Independence

The policies and procedures of Pay Governance, LLC and certain additional facts, including those set forth below, give the Compensation Committee confidence that the advice it receives from Pay Governance, LLC is objective and not influenced by any relationships that Pay Governance, LLC or its affiliates may have with the Company, its Board of Trustees or its management. These policies, procedures and other facts include the following:

•	Pay Governance, LLC does not provide any other services to the Company;

•	the fees that Pay Governance, LLC receives from the Company are less than 1% of the total revenues of Pay Governance, LLC;

•	the lead consultant from Pay Governance, LLC does not have any business or personal relationship with any member of the Compensation Committee or any executive officer of the Company;

•	the lead consultant from Pay Governance, LLC does not own any Company securities and is prohibited from doing so by the policies of Pay Governance, LLC;

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•

Pay Governance, LLC has direct access to the Compensation Committee without management intervention and will only provide services at the direction of the Compensation Committee or in support of its charter; and

•

Pay Governance, LLC will notify the Compensation Committee if the lead consultant provides consulting services to another company where an affiliation exists with a member of management or a member of the Compensation Committee. In this regard, Pay Governance, LLC did advise the Compensation Committee that it performs services for Brandywine Realty Trust. Mr. Pizzi, one of our trustees and a member of our Compensation Committee, is also a trustee of Brandywine Realty Trust, but our Compensation Committee did not believe this impacted the independence of Pay Governance, LLC.

The Compensation Committee has assessed the independence of Pay Governance, LLC pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance, LLC from serving as an independent compensation consultant to the Compensation Committee.

Comparative Peer Groups

The compensation consultant periodically informs the Compensation Committee of developing compensation trends and programs among REITs and other public companies. The compensation consultant also presents data on executive compensation from several sources, including a proprietary survey of executive compensation among REITs prepared for the National Association of Real Estate Investment Trusts (“NAREIT”), and proxy statements of a group of REITs (the “peer group”) deemed comparable to PREIT. The peer group for 2019 compensation purposes consisted of 16 retail REITs located throughout the United States. The Compensation Committee, in consultation with the compensation consultant and management, updates the peer group periodically. In 2019, the Compensation Committee removed one large retail REIT (Regency Centers Corporation) and added one size-relevant retail REIT (Cedar Realty Trust) to better align the peer group with the Company. As a result, the peer group consisted of the following 16 retail-specific REITs:

Acadia Realty Trust
CBL & Associates Properties, Inc
Cedar Realty Trust, Inc.
Federal Realty Group Trust
Kite Realty Group Trust
Macerich Company
Retail Opportunity Investments Corp
Retail Properties of America, Inc.
RPT Realty (formerly Ramco-Gershenson Properties Trust)
Saul Centers, Inc.
Seritage Growth Properties
Tanger Factory Outlet Centers, Inc.
Taubman Centers, Inc.
Urban Edge Properties
Washington Prime Group Inc.
Weingarten Realty Investors

In determining compensation for 2019, the Compensation Committee compared (i) the total 2018 compensation of the named executive officers to the total compensation paid to the executive officers in the peer group as reported in their 2018 proxy statements and in other sources and (ii) the allocation of total compensation of the named executive officers among base salary and cash incentive and equity awards to the allocation of such compensation among base salary and cash incentive and equity awards as reported in the proxy statements for the companies in the peer group and in other sources. The Compensation Committee also compared PREIT’s TSR and other business performance metrics to the TSR and other business performance metrics of the peer group companies. TSR is a measure of the financial return to shareholders over a specified measurement period. The financial return consists of dividends on a

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  COMPENSATION

share of common equity during the period (which are deemed to be reinvested in shares when paid) plus (or minus) the increase (or decrease) in the market value of a share measured from the beginning to the end of the period.

The comparative compensation data provided background for assessing both the competitiveness of our compensation and the appropriate allocation between the elements of compensation. The Compensation Committee deemed the peer group comparisons to be more relevant to its compensation decisions than the proprietary NAREIT survey because it is a smaller comparison group that is more similar to the Company in terms of total capitalization, revenues, number of properties, number of employees, geographic location and other business characteristics and pertinent factors, including whether the peer company served the retail industry. The Compensation Committee does not set specific competitive pay targets or objectives, or otherwise engage in formal “benchmarking” of the individual components of compensation paid to the named executive officers against executives at peer group companies. The Compensation Committee does, however, generally try to set total compensation, including compensation in the form of performance-based awards, for the named executive officers near the middle of the peer group data for their respective positions. The awards are designed to allow for the possibility of greater or lesser compensation based upon our performance.

The Compensation Committee also considers special or unusual matters that affect the metrics used to measure corporate or operational performance for purposes of the performance-based elements of compensation, such as the unplanned, or earlier than planned, disposition of properties or defeasance clauses regarding the early repayment of debt. Such matters can directly affect FFO and indirectly affect TSR, two of the primary metrics used in the performance-based awards. In addition, the Compensation Committee takes into consideration other business performance factors in determining the amount of the payout under the cash incentive opportunity awards.

As part of its deliberations, especially with respect to the weighting given to the various components of compensation, the Compensation Committee reviewed internally-prepared tally sheets for each named executive officer. Each of these tally sheets presented the dollar amount of each component of each named executive officer’s compensation, as well as potential payments under various performance, termination and change of control scenarios.

Role of Our Executive Officers in Executive Compensation

As previously noted, Mr. Coradino, after consultation with other senior officers, made 2019 compensation recommendations for our officers, including the other named executive officers. The Compensation Committee discussed these recommendations with Mr. Coradino and invited him to participate in the Compensation Committee’s deliberations concerning compensation for the named executive officers, other than Mr. Coradino.

Compensation Objectives and Policies

The principal objectives of our compensation program are to ensure that the interests of our shareholders and the interests of our named executive officers are aligned and that our named executive officers are motivated to achieve established business objectives in order to maximize shareholder value. Our compensation program for 2019 consisted of three elements: (i) base salary; (ii) annual cash incentive opportunity; and (iii) equity under a long-term incentive program. These three elements are designed to contain an appropriate level and mix of compensation that emphasizes performance-based compensation and equity to align the interests of our shareholders and our named executive officers and, if performance is achieved, to provide the officers with an opportunity for wealth creation. We also seek to motivate and to retain the named executive officers by providing a competitive level of base salary and time-based restricted shares to encourage them to stay with the Company by having a mechanism to impose an opportunity cost for departing.

The express linkage of program elements to TSR, FFO, Same Store NOI, our leverage ratio, and expressed strategic goals, combined with an established share retention policy for the named executive officers, results in a layered approach intended to balance achievement of short-term operating objectives with longer-term value creation for our shareholders. FFO, Same Store NOI, our leverage ratio, and expressed strategic goals were used as measures of short-term performance associated with our cash incentive opportunity awards. Absolute and relative TSR were used as the measures of long-term performance associated with performance-based equity-based RSU compensation and Same Store Sales, Leased Department Store Boxes and Cumulative FFO per share were used as measures of long-term operating performance associated with performance-based equity-based OPU compensation. The mix of the compensation components as set forth in the 2019 Summary Compensation Table on page 41 is shown below on an aggregate basis for the Chief Executive Officer and the named executive officers.

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* Excluding Mr. McCadden, whose employment was terminated effective December 31, 2019.

Components of Executive Compensation

Base Salary

Base salaries are intended to (i) be competitive with companies in the peer group, (ii) provide the named executive officers with a fixed and predictable source of income, and (iii) assure that the named executive officers remain committed to PREIT even when conditions do not permit the achievement of performance goals.

Name	2018 Salary	2019 Salary	2020 Salary(1)
Joseph C. Coradino	$800,000	$850,000	$850,000
Robert F. McCadden	$515,000	$515,000	n/a
Mario C. Ventresca, Jr.	$390,000	$405,600	$450,000
Joseph Aristone	$360,000	$378,000	$400,000
Andrew M. Ioannou	$340,000	$350,200	$400,000

(1)	In early 2020, the Compensation Committee also approved certain base salary increases for 2020.

With the exception of Mr. McCadden, the Compensation Committee approved increases to all of the named executive officers’ base salaries from 2018 to 2019. The Compensation Committee determined these increases to be appropriate based on the Company’s performance in 2018 and on peer group and other data it reviewed, and it believed the increases in base salary that were awarded did not disrupt the proper allocation of compensation between fixed base salaries and short- and long-term incentive compensation. Furthermore, the Compensation Committee approved salary increases for Messrs. Ventresca, Aristone and Ioannou for 2020, which decision was based on the Company’s performance in 2019 and on peer group and other data it reviewed, to improve the competitive positioning of the salary component relative to the peer group, especially in light of the challenging operating environment, the increase in such named executive officers’ duties, and the desire for internal pay equity.

Cash Incentive Compensation

Corporate Performance Factors

Each named executive officer was eligible to receive annual cash incentive compensation equal to a specified percentage of his 2019 base salary. The Compensation Committee established targets for the annual incentive compensation based on FFO per share, growth in Same Store NOI, the leverage ratio of the Company under its

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  COMPENSATION

principal credit facility, and certain strategic goals, including signing and opening anchor replacements, leasing other challenged spaces, completing certain financing transactions, and selling certain non-core assets. The Compensation Committee also made a qualitative assessment of executive officer performance as a group as part of the annual incentive compensation awards. The Compensation Committee had the discretion to take into account FFO per share as adjusted to exclude certain items that the Compensation Committee did not believe reflected the Company’s core operating performance. The Committee also exercised its discretion to take into consideration the impact of tenant bankruptcies on Same Store NOI and FFO, and as further discussed below, to award bonuses as a percentage of 2020 approved base salaries rather than 2019 base salaries. The portion of the named executives’ bonuses attributable to basing their bonuses on 2020 approved salary levels is reported in the “Bonus” column of the 2020 Summary Compensation Table.

2019 Annual Incentive Opportunity Awards

For each of the named executive officers, 100% of their 2019 cash incentive opportunity award was determined by the corporate performance of the Company based upon the articulated performance metrics and strategic objectives established by the Compensation Committee, including the Compensation Committee’s qualitative assessment of executive officer performance as a group.

Having the annual cash incentive opportunity awards for all of the named executive officers depend on corporate performance is intended to encourage teamwork. The decision to focus on corporate performance also reflects the view that the named executive officers have the greatest ability to influence operating performance and that a substantial portion of their compensation, therefore, should be based upon the Company’s overall operating performance and the achievement of identified strategic objectives.

The 2019 annual cash incentive opportunity awards were designed to motivate the named executive officers to achieve the objectives of the 2019 business plan that was prepared by management and approved by the Board of Trustees. The opportunity amounts were expressed in the awards as threshold, target and outperformance levels. If the corporate performance metrics had been below the threshold level, no incentive compensation would have been paid for such metric. If any of the performance metrics had been between the threshold and target levels or between the target and outperformance levels, the amount of the incentive compensation would be determined on a proportionate basis for that metric. If any of the performance metrics had been above the outperformance level, the amount of incentive compensation would have been paid at the outperformance level for that metric. The potential incentive compensation for 2019 for the named executive officers was equal to the following percentages of their base salaries.

	Threshold	Target	Outperformance
Joseph F. Coradino	70%	140%	280%
Robert F. McCadden	40%	80%	160%
Mario C. Ventresca, Jr.	37.5%	75%	150%
Joseph J. Aristone	30%	60%	120%
Andrew M. Ioannou	30%	60%	120%

Corporate Performance Factors and 2019 Performance

At the beginning of 2019, the Compensation Committee set the target for FFO per share at $1.27 per diluted share, which was consistent with the midpoint of our 2019 FFO guidance range announced on February 14, 2019. The Compensation Committee also decided that there should be an approximately 5.00% spread between the target level and each of the threshold and outperformance levels. Accordingly, the threshold and outperformance levels were set at $1.20 per diluted share and $1.34 per diluted share, respectively.

The 2019 FFO per share goals were established at a level below the actual FFO per share for 2018 for several reasons, including costs and lower revenues associated with properties designated non-core, an accounting change requiring the expensing of direct leasing costs that were previously capitalized, reserves for tenant bankruptcies and certain 2018 events not expected to repeat in 2019. The 2019 FFO per share goals were approved with the expectation that there would be a high probability of achieving the threshold, a likelihood of achieving the target and a modest probability of achieving the outperformance level. The FFO per share goals assumed that a certain mortgage loan

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would be defeased and that certain asset sales would occur in 2019 and that no other extraordinary events, such as acquisitions, other dispositions, executive separation costs, losses on hedge ineffectiveness, prepayment penalties or acceleration of deferred financing costs, would occur. As such types of items are inherently unpredictable, the Compensation Committee believes it is more appropriate to retain some discretion to adjust FFO per share up or down to account for such items rather than to be firmly locked into FFO targets that do not reflect the effects of decisions that the Board of Trustees believes are in the best interests of the Company and its shareholders but that adversely affect FFO per share in the period when the event occurs.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. FFO is a commonly used measure of operating performance among REITs, and we use FFO as a supplemental non-GAAP measure to compare our performance for different periods to that of our industry peers. NAREIT defines FFO, which is a non-GAAP measure, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. For a reconciliation of FFO to net income (loss) for 2019, see our Annual Report on Form 10-K for the year ended December 31, 2019 at pages 46-50.

The 2019 Annual Incentive Plan objectives included 20 strategic goals. The Compensation Committee set the target performance goal at achieving 13 of these 20 strategic objectives, with a threshold goal of ten out of 20 and an outperformance goal of 16 out of 20. These goals included:

•

achieving portfolio improvement through anchor replacements and tenant diversification, including executing leases for at least three locations identified as “challenging” in the beginning of the year;

•	progressing our densification efforts by executing agreements to sell parcels for hotel and multifamily residential development;

•	progressing our redevelopment efforts by achieving tenancy goals at Fashion District Philadelphia and Woodland Mall; and

•	improving the Company’s liquidity position by selling a mortgage note, defeasing a mortgage loan and selling and conveying several non-core properties.

The Compensation Committee also established target Same Store NOI growth of 1.45%, with a threshold goal of 1.00% and an outperformance goal of 1.90%, which was consistent with the midpoint of our 2019 Same Store NOI growth guidance range announced on February 14, 2019. The Same Store NOI growth goals were lower than the goals for 2018, but exceeded actual performance during 2018. The 2019 Same Store NOI growth goals were approved with the expectation that there would be a high probability of achieving the threshold, a likelihood of achieving the target and a modest probability of achieving the outperformance level.

NOI and Same Store NOI are non-GAAP financial measures that are derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measure to NOI. NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, insurance recoveries, gain/loss on debt extinguishment, impairment of assets, gains on sales of real estate by equity method investees, gain on sale of non-operating real estate, gain/loss on sale of interest in real estate, impairment of assets, project costs and other expenses. Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. For a reconciliation of

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NOI to net income (loss) for 2019, see our Annual Report on Form 10-K for the year ended December 31, 2019 at pages 46-50.

As a fourth performance metric, the Compensation Committee established a target leverage ratio of 58.4%, with a threshold goal of 59.9% and an outperformance goal of 56.9%.

The Compensation Committee determined to weight the performance goals as follows: FFO—30%; Strategic Goals—30%; Same Store NOI Growth—20%; and Leverage—10%. The remaining 10% of the bonus weighting was reserved for the Compensation Committee’s qualitative assessment of executive officer performance as a group. The Compensation Committee felt the weighting distribution among the four goals aligned with the Company’s overall compensation objectives. The executives would be awarded 50% of the applicable weighting percentage for achieving the threshold level of performance for each performance metric, 100% for achieving the target level, and 200% for achieving outperformance level. If the Company’s results were between threshold and target or target and outperformance for a particular performance metric, the weighting for that metric would be interpolated between the applicable thresholds proportionately. The sum of the resulting weighting percentages would determine the overall degree to which the executives performed at threshold, target or outperformance levels.

In February 2020, the Company reported 2019 FFO per diluted share of $1.33, and FFO per diluted share, as adjusted, of $1.05. As a result, the FFO per diluted share, as adjusted, fell below the threshold factor, so no credit was earned by the executive officers towards their bonus based on that factor.

The Compensation Committee determined that the Company had achieved 16 of the 20 identified strategic goals, which met the outperformance level. In particular, the Company (i) achieved portfolio improvement through anchor replacements and tenant diversification, including multiple store openings at Plymouth Meeting Mall, executing leases with non-traditional tenants at Plymouth Meeting Mall and Fashion District Philadelphia; (ii) executed leases for three locations identified as “challenging” in the beginning of the year; (iii) progressed its densification efforts by executing agreements to sell parcels for hotel development; (iv) progressed its redevelopment efforts by achieving tenancy goals at Fashion District Philadelphia and Woodland Mall; and (v) improved the Company’s liquidity position by selling a mortgage note, defeasing a mortgage loan and selling and conveying several non-core properties.

The Compensation Committee also determined that Same Store NOI growth for 2019 was (2.6)%, which fell below the threshold level for that performance factor. However, when taking into consideration what it determined to be $10 million of aggregate impact for bankruptcies and closings, the Compensation Committee determined that Same Store NOI growth for 2019 would have been 1.58%, which exceeds target.

The Company’s leverage ratio at the end of 2019 was 59.7%, which was somewhat under target.

Lastly, based on the overall performance of the executive officers in working toward these articulated metrics, the Compensation Committee evaluated the performance of the executive officers as a group to be at the outperformance level. In reaching this conclusion, the Compensation Committee placed emphasis on the management team’s success in working together to achieve a broad range of strategic initiatives relating to financing activity, property disposition activity, densification and redevelopment initiatives, and leasing, while continuing to motivate the Company’s employees to pursue the Company’s goals in a challenging retail environment that put downward pressure on short-term operating metrics, such as Same Store NOI, and resulted in additional down-sizing and cost cutting initiatives at the Company in 2019. Notably, with the leadership of the executive officers, the Company successfully executed on all of five of its liquidity goals, demonstrating the team’s commitment to the strategic goals and to the Company as a whole.

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The following table summarizes (i) the performance factors considered by the Compensation Committee, (ii) their relative weighting, (iii) the threshold, target and outperformance levels, (iv) the Company’s actual performance, and (v) the resulting weighted contribution to the bonus payments:

		Performance Range					Weighted Contribution To Bonus
Metric	Weighting	Threshold (50%)	Target (100%)	Outperformance (200%)	Actual
FFO Per Share	30%	$1.20	$1.27	$1.34	$1.05		0%
Strategic Goals	30%	10 of 20	13 of 20	16 of 20	16 of 20		60%
Same Store NOI Growth	20%	1.00%	1.45%	1.90%	1.58	%(1)	24%
Leverage	10%	59.9%	58.4%	56.9%	59.7%		6%
Qualitative Performance	10%	5%	10%	20%	15%		15%
Composite Weighted Achievement of Performance Metrics							105%

(1)	Excludes the impact of approximately $10 million in revenue loss resulting from bankrupty-related store closures and rent concessions.

Based on a review of our operating performance, strategic accomplishments and individual performance, the Committee determined to award cash bonuses at 105% of target for 2019, with payout based on 2020 approved salaries to reflect management’s strong performance and continued efforts to better position the company in a challenging operating environment.

The following table summarizes the actual annual incentive plan amounts paid to Messrs. Coradino, Ventresca, Aristone and Ioannou and with respect to 2019 performance. In light of the termination of his employment effective December 31, 2019, Mr. McCadden did not receive a bonus pursuant to the 2019 Annual Incentive Plan, but rather was paid amounts in connection with such termination, see “Employment Agreements—Robert F. McCadden—McCadden Separation Agreement” below for further details.

		2019 Annual Incentive Plan
	2019 Salary	Target Bonus as Percent of Salary	Actual Bonus as Percentage of Salary Based on Performance	2019 Annual Incentive Plan Bonus	Additional Bonus	Total Bonus Paid
Joseph F. Coradino	$850,000	140%	147%	$1,249,500	$0	$1,249,500
Mario C. Ventresca, Jr.	$405,600	75%	78.75%	$319,410	$34,965	$354,375
Joseph J. Aristone	$378,000	60%	63%	$238,140	$13,860	$252,000
Andrew M. Ioannou	$350,200	60%	63%	$220,626	$31,374	$252,000

Long-Term Incentive Awards

Since 2009, long term compensation awards to our named executive officers have consisted solely of equity divided evenly between performance-based equity awards in the form of restricted share units and time-based equity awards in the form of restricted shares.

Restricted Share Units (“RSUs”)

One-half of the value of the 2019 long term compensation awards was granted in the form of RSUs. Under the 2019 RSU Program, an account is established for each named executive officer as of the grant date and is credited with a number of RSUs computed by dividing the stated value of the award by the 20-day average of the closing prices of a share of PREIT through the day preceding the grant date. Amounts equal to the dividends paid on an equivalent number of shares held as of the applicable record date before the end of the three-year measurement period are deemed to be invested in additional RSUs; however, no dividends are paid unless shares are actually earned at the end of the measurement period. The number of shares earned with respect to half of the RSU award will depend upon the achievement of TSR for the measurement period of January 1, 2019 through December 31, 2021 at specified levels relative to the TSR of component companies in the FTSE Retail REIT Index (the “Index”), which the Company refers to as “Relative TSR.” The Index reflects the total return to the shareholders of a broad cross section of 36 publicly-held retail-specific U.S. REITs. In 2019, the other half of the RSUs awarded will vest based on the achievement of absolute TSR at certain levels, which the Company refers to as “Absolute TSR.” The Company

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believes that this mix of Relative TSR and Absolute TSR better complements the Company’s strategic goal of aligning executive performance with actual shareholder returns. If the Company were to continue to use only Relative TSR, it would be relying solely on a measure that may be influenced by many factors that affect peer performance, and do not directly relate to the Company’s performance. TSR was selected as the sole metric for the RSUs because TSR directly measures the financial return to shareholders over a specified period. As a result, these awards to named executive officers are directly aligned with the long-term economic interests of our shareholders.

RSUs will expire without the issuance of any shares if, during the measurement period, a named executive officer’s employment is terminated for “cause” or voluntarily by the named executive officer without “good reason,” as those terms are defined in the named executive officer’s employment agreement, or in the absence of such an agreement, as those terms are defined in the RSU program generally. RSUs will not expire without the issuance of any shares in the event of the termination of a named executive officer’s employment by PREIT without “cause” or by the named executive officer for “good reason,” or in the event of termination of employment due to disability or death. Under such circumstances, the RSUs will remain outstanding and will vest or expire without the issuance of any shares based on the actual TSR (both relative and absolute) as determined at the end of the relevant measurement period, as if the named executive officer had remained an employee. If the RSUs vest, the departed employee would receive shares after completion of the measurement period at the same time as other plan participants.

Relative TSR. The RSUs tied to Relative TSR either vest or expire without the issuance of any shares at the end of the measurement period. A specified percentage of the RSUs in each account on that date will be converted into shares of PREIT and delivered to the named executive officer if the Relative TSR for the measurement period equals or exceeds the 25th percentile of the companies in the Index for the same measurement period. If Relative TSR does not equal at least the 25th percentile of the companies in the Index during the measurement period, the named executive officer’s entire account associated with Relative TSR for that measurement period will expire without the issuance of any shares. If Relative TSR is equal to or above the 25th percentile of companies in the Index during the measurement period, the RSUs (including RSUs resulting from reinvestment of amounts equal to dividends) will vest and there will be issued a number of shares ranging from 50% to 100% (at the 50th percentile of companies in the Index) up to a maximum of 200% (at the 75th percentile of companies in the Index) of the number of RSUs. In the event of a change of control, the measurement period for any outstanding RSU Program would end on the date of the change of control, and shares will become payable under those awards, if at all, based on our Relative TSR performance through that date.

Absolute TSR. Similarly, the RSUs tied to Absolute TSR either vest or expire without the issuance of any shares at the end of the measurement period. The percentage of the RSUs in each account on that date that will be converted into shares of PREIT and delivered to the named executive officer will be determined by multiplying the number of RSUs tied to Absolute TSR by an award multiplier. If the Absolute TSR for the three-year measurement period reflects Absolute TSR below 20%, the award multiplier shall be 0% and the named executive officer’s entire account associated with Absolute TSR for that measurement period will expire without the issuance of any shares. If Absolute TSR is equal to 20% for that measurement period, the award multiplier shall be 50%. If Absolute TSR for that measurement period is equal to 35%, the award multiplier shall be 100%, meaning that the entire amount of RSUs tied to Absolute TSR will vest. If Absolute TSR is equal to 50% or more, the award multiplier shall be 200%. If the Absolute TSR is between any two thresholds (between 20% and 35% or between 35% and 50%), the award multiplier shall be determined by linear interpolation between the applicable endpoints discussed above.

Restricted Shares

The restricted shares awarded to the named executive officers in 2019 vest in three equal installments on or about February 15, 2020, 2021 and 2022, as long as the named executive officer remains an employee on the vesting date. The named executive officers are entitled to receive an amount in cash equal to the amount of dividends that would be paid on unvested time-based restricted shares. While the shares remain unvested: (i) this amount is treated as compensation and is deducted from income in the calculation of earnings per share, and (ii) the named executive officer is entitled to vote the shares.

The use of time-based restricted shares is designed to retain the services of a named executive officer by providing a predictable award for continued service and creating a potentially significant cost to the named executive officer if he were to terminate his employment voluntarily. Moreover, since the award consists of shares which vest over a period

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of years, the economic interests of the executive in maintaining and enhancing the value of the shares are aligned with the long-term interests of our shareholders.

Vesting of restricted shares accelerates for Mr. Coradino in the event of a “change of control” of PREIT, a termination of his employment by PREIT without “cause,” or a termination of employment by Mr. Coradino for “good reason,” as each of those terms is defined in his employment agreement. Unvested restricted shares also vest for Mr. Coradino in the event of termination of employment due to death or disability. Vesting of restricted shares accelerate for Messrs. Ventresca, Aristone and Ioannou in the event of a change of control of PREIT, or in the event of termination of employment due to death or disability. Also, under Mr. Ventresca’s employment agreement in effect beginning in 2020, vesting of restricted shares accelerates for Mr. Ventresca in the event of a termination of his employment by PREIT without “cause,” or a termination of employment by Mr. Ventresca for “good reason,” as each of those terms is defined in his employment agreement. See also “Employment Agreements—Robert F. McCadden—McCadden Separation Agreement”.

Outperformance Units (“OPUs”)

In 2019, the Compensation Committee also awarded to the named executive officers OPUs as part of their restricted share awards (and not as separate awards). The OPUs will entitle the recipient to receive additional shares tied to a multiple of the participant’s time-based restricted share award if the Company achieves certain specified operating performance metrics. The metrics are comprised of (i) Same Store Sales, (ii) Leased Department Store Boxes, and (iii) Cumulative FFO per share, each equally weighted. The Compensation Committee approved minimum, target, above target and maximum performance levels for each metric. The minimum performance level have a 0.5 multiplier, the target performance level have a 1.0 multiplier, and the above target and maximum performance levels will have 2.0 and 3.0 multiplier. The 2019 target performance levels for each operating performance metric were as follows: (i) Same Store Sales—$536 per square foot; (ii) Leased Department Store Boxes—90%; and (iii) Cumulative FFO per share—FFO amount per 2019-2021 Business Plan approved by the Board of Trustees +2.5%, equating to Cumulative FFO per share of $4.03.

Achievement of the metrics is measured over a three-year period ending on December 31, 2021 (the “Measurement Period”). If any shares are issued in respect of the OPUs at the end of the three-year measurement period, 50% will be issued without any further vesting requirements, 25% will be subject to an additional one-year vesting requirement, and 25% will be subject to an additional two-year vesting requirement. Dividend equivalents on the Company’s common shares accrue on any awarded OPUs and are credited to “acquire” more OPUs at the 20-day average closing price per common share ending on the dividend payment date, but will vest only if performance measures are achieved.

The use of OPUs is designed to incentivize the named executive officers to help PREIT reach its outperformance operating goals over the long term, which goals are developed with the aim of increasing shareholder value. The three-year measurement period and post-measurement period vesting requirements are also designed to increase retentive value.

In the event of a “change of control” of PREIT prior to the end of the Measurement Period, the Measurement Period will end on the date of the change of control and the named executive officers will be deemed to have earned the number of OPUs based on the level of achievement of the performance goals achieved as of the end of the calendar quarter prior to the calendar quarter in which the change of control occurs, prorated for the number of days in the Measurement Period prior to the change of control, and the earned OPUs will fully vest and the named executive officers will be issued a number of shares equal to the number of vested OPUs. If a change of control occurs at or after the Measurement Period, vesting of the restricted shares issued in respect of any earned OPUs will be accelerated for any not yet fully vested.

In the event of termination of employment due to retirement, by the employee for “good reason”, by the Company without cause, or due to death or disability, prior to the end of the Measurement Period, the named executive officers will be deemed to have earned the number of OPUs based on the level of achievement of the performance goals achieved as of the end of the calendar quarter prior to the calendar quarter in which the termination of employment occurs, prorated for the number of days in the Measurement Period prior to the termination, and the earned OPUs will fully vest and the named executive officers will be issued a number of shares equal to the number of vested OPUs. If such a termination of employment occurs at or after the Measurement Period, vesting of the restricted shares issued in respect of any earned OPUs will be accelerated for any not yet fully vested.

In the event of a termination of employment for any other reason prior to December 31, 2021, all unearned OPUs and any unvested shares issued in respect of earned OPUs will be forfeited.

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Share Ownership and Retention Guidelines

Our Board of Trustees has adopted trustee and executive officer share ownership and retention guidelines. These guidelines generally have been incorporated into our Corporate Governance Guidelines, which are available on our website, www.preit.com. Under the guidelines, (i) the Chief Executive Officer is required to own securities of PREIT having an aggregate dollar value equal to five times his base salary, (ii) any other named executive officer is to maintain an aggregate value equal to two times his or her respective base salary, and (iii) each non-employee trustee is required to maintain an aggregate value equal to five times his or her respective base annual board retainer. Each named executive officer and each non-employee trustee is to be in compliance with the retention guidelines within five years after becoming such an officer or trustee. Unless and until the preceding ownership levels have been met, the guidelines state that each named executive officer shall retain 100% of the net shares received under an equity-based compensation plan. In addition, even after satisfying the ownership guidelines, each named executive officer is required to retain 50% of the shares received under an equity-based compensation plan for a one year period after the vesting of shares. In 2018, the Company added an additional requirement that all vesting time-based restricted shares and all shares ultimately awarded at the end of any measurement period under any RSU program, beginning with shares and RSUs granted in 2018, be held for a minimum one year after vesting.

Given recent declines in our share price, certain of our named executive officers and non-employee trustees (many of whom are still in their initial five-year grace period) are not currently in compliance with the above guidelines. We will continue to monitor compliance with these guidelines by our named executive officers and non-employee trustees as their substantial equity holdings are part of our overall goal of aligning their interests with the interests of our shareholders.

Recoupment Policy

We have adopted a policy on recoupment of performance-based compensation in the event of the restatement of our financial statements (also known as a “clawback” policy). The policy has been incorporated into our Corporate Governance Guidelines, which are available on our website, www.preit.com. The policy provides that if the intentional misconduct or fraud of a senior officer or former senior officer (including any of the named executive officers) causes or partially causes us to restate all or a portion of our financial statements, the Board of Trustees may, to the extent permitted by applicable law, require the repayment of a portion or all of any cash incentive award, vested restricted shares or other equity incentive-based compensation paid pursuant to grants made on or after January 1, 2008 to such senior officer or former senior officer and/or may cancel any unvested restricted shares, if (1) the amount or vesting of the incentive-based compensation was calculated based upon, or dependent on, the achievement of financial or operating results that were adversely affected by the restatement, and (2) the amount or vesting of the incentive-based compensation would have been less if the incentive compensation had been determined in light of the financial or operating results as restated.

Anti-Hedging and Anti-Pledging Policy

As described above in the section entitled “Employee, Officer and Trustee Hedging,” trustees and certain officers are prohibited from hedging their positions in our common shares. Trustees and certain officers are prohibited from holding positions in our securities in a margin account (subject to certain grandfathered exceptions), and may only pledge such securities to secure a loan with the prior approval of our Chief Compliance Officer, who must make a determination that the number and value of such securities is not significant relative to the number of outstanding securities of the applicable class, the market value or trading volume of such securities or the individual’s total holdings of our securities.

Severance Payments

Mr. Coradino’s employment agreement provides for severance payments (including vesting of shares) upon a termination of employment. Messrs. Aristone and Ioannou do not have employment agreements with the Company and Mr. Ventresca did not have an employment agreement with the Company in 2019; however, severance provisions for Messrs. Ventresca, Aristone and Ioannou are provided in the PREIT Services, LLC Severance Pay Plan for Certain Officers, as modified by letter agreements with each. The severance arrangements applicable as of December 31, 2019 are described under “2019 Executive Compensation—Potential Payments Upon Termination or Change of Control” beginning on page 50. The total payments and benefits listed in that section and the balance in the

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non-qualified retirement plans for a particular named executive officer shown on page 49 represent the total value that a named executive officer would have received if such officer’s employment had terminated on December 31, 2019 under the circumstances discussed beginning on page 50. The severance arrangements are designed to discourage named executive officers from voluntarily terminating their employment to accept other employment opportunities. In the case of a possible change of control, the severance arrangements also serve to encourage named executive officers to remain focused on their duties during a period of uncertainty. A so-called “double trigger” requirement applies to severance payable on account of a termination of employment in connection with a change of control for named executive officers. Accordingly, there must be both a change of control (as defined in the applicable employment agreement) and a timely termination of the named executive officer’s employment in order for any severance payments to be made to those officers, although all restricted shares will vest upon a change in control, and shares will become payable under RSU Programs, if at all, based on our TSR performance through the date of the change in control and shares will become payable under the OPUs, if at all, based upon achievement of the performance goals the last day of the calendar quarter prior to the calendar quarter in which the change of control occurs. The function of a double trigger on cash severance payments is to encourage the named executive officers to remain in our employment or in the employment of our successor in the event that the acquiror does not alter the material conditions of employment as reflected by the events that would give rise to a good reason termination.

In the event of a termination of employment without cause or for good reason within specified periods before or after a change of control, none of the named executive officers, has the right to receive any reimbursement for excise tax payments that may arise under Section 4999 of the Code.

Mr. Ventresca entered into an employment agreement with the Company on March 5, 2020, which is effective as of January 1, 2020. This employment agreement provides for severance payments upon a termination of employment. See “Employment Agreements—Mario C. Ventresca, Jr.” below for details of the new employment agreement.

Mr. McCadden’s employment with the Company terminated on December 31, 2019 and consistent with his employment agreement, as modified in certain respects by a Separation of Employment Agreement with the Company dated December 23, 2019 (the “Separation Agreement”), Mr. McCadden received certain separation payments. See “Employment Agreements—Robert F. McCadden—McCadden Separation Agreement” and “2019 Executive Compensation—Potential Payments Upon Termination or Change of Control” for further details.

Share Trading Restrictions

Officers and trustees are subject to “blackout” restrictions that prohibit trading in our securities beginning ten days prior to the end of a fiscal quarter and ending on the third business day after the public release of the results for the fiscal period, unless purchases and sales are made under a plan complying with Rule 10b5-1 under the federal securities laws.

Non-Qualified Retirement Plans

An unfunded, non-qualified retirement plan has been established for each of Mr. Coradino and Mr. McCadden. A specified sum that varies under each plan is credited to each account at the beginning of the year. The amount credited to each account is based on the employment agreement between the Company and each of Mr. Coradino and Mr. McCadden, and such required annual contribution is set forth in footnote (4) to the Summary Compensation Table. Interest has accrued on the credited amounts at 10% compounded annually, although for Mr. Coradino, this accrual rate dropped to 5% beginning January 1, 2012 in connection with the negotiation and amendment of his employment agreement in connection with him becoming our Chief Executive Officer. The account is payable to Mr. Coradino within 60 days of termination of employment irrespective of the cause for termination (subject to any required delay under Section 409A of the Code). The 2019 Non-Qualified Deferred Compensation table on page 49 lists the amounts credited to the accounts of Mr. Coradino and Mr. McCadden. See also “Employment Agreements—Robert F. McCadden—McCadden Separation Agreement”.

Timing of Equity Grants

Equity awards to our employees under our Long-Term Incentive Award programs described above are generally made at the Compensation Committee’s meeting that occurs in late January or early February of the calendar year. From time to time, that meeting and those decisions may be delayed until later in the month of February. Based on the

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meeting schedule the past several years, these awards are made before the Company releases financial results for the prior fiscal year. We have no policy that times the granting of equity awards relative to the release of material non-public information. The Compensation Committee has never re-priced options, granted options with an exercise price that is less than the closing price on the NYSE on the date of the grant, or granted options which are priced on a date other than the grant date. The Compensation Committee approves the value of the equity awards made to the participants and, consistent with our 2018 Equity Incentive Plan, the number of restricted shares to be issued and RSUs to granted is determined based on the average of the closing prices of a common share on the NYSE for the 20 trading days ended on the last business day prior to meeting. All of our options are awarded at the closing price of our Shares on the NYSE on the date the award is made.

Deferred Compensation

We do not offer a deferred compensation program under which our senior executives can elect to defer any portion of their cash compensation. We have permitted recipients of RSUs to defer receipt of the shares earned thereunder. As described above in the section entitled “Non-Qualified Retirement Plans,” we also provide non-elective deferred compensation, as specified in the employment agreements of certain of the named executive officers, which is based solely on employer contributions and credits.

No Perquisites

We do not provide significant perquisites or personal benefits to any of our named executive officers.

Benefits Generally Available to Employees

The named executive officers are entitled to participate in our 401(k) Plan, which is generally available to all of our employees. We match a portion of the contributions of the named executive officers up to specified limits on the same terms as apply to other employees. The named executive officers are also entitled to participate in various insurance programs generally available to our employees, including medical, dental, vision, disability and life insurance.

Accounting and Tax Considerations

The RSUs and restricted share grants for 2019 are subject to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. Under FASB ASC Topic 718, these equity classified awards are measured at grant date fair value determined as described in footnote (1) to the 2019 Summary Compensation Table and not subsequently remeasured. The grant date fair value of an equity-classified award is expensed in our statements of operations over the relevant service period. For tax purposes, however, the equity awards are not deductible prior to the date on which they vest (or in the case of RSUs, prior to the date that shares are issued in respect thereof). Irrespective of when payments are made, the amounts paid under the annual cash incentive opportunity awards were expensed in our statements of operations for the year during which the amounts were earned. The Compensation Committee is aware of the accounting and tax treatment accorded to the equity and cash awards and total cash compensation generally, but the treatment has not been a significant factor in our compensation programs or in the decisions of the Compensation Committee concerning the amount or type of equity award.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on the Compensation Committee’s review and discussion of the Compensation Discussion and Analysis with management, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

SUBMITTED BY THE

EXECUTIVE COMPENSATION AND

HUMAN RESOURCES COMMITTEE OF THE

BOARD OF TRUSTEES

Michael J. DeMarco, Chair

Leonard I. Korman

Charles P. Pizzi

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2019 EXECUTIVE COMPENSATION

2019 Summary Compensation Table

The following table shows information concerning the compensation recorded by PREIT for the three most recent fiscal years for PREIT’s Chief Executive Officer, Chief Financial Officer and other named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Grant Date Fair Value of Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)		Total ($)
Joseph F. Coradino — Chief Executive Officer and Trustee	2019	850,000	0	2,985,474	1,249,500	31,677	61,200		5,177,851
	2018	800,000	150,000	2,644,639	1,236,107	15,305	61,000		4,907,051
	2017	750,000	0	1,648,674	1,252,336	19,419	60,800		3,731,229
Robert F. McCadden — Former Executive Vice President and Chief Financial Officer	2019	515,000	0	993,097	0	112,778	3,424,686	(5)	5,045,561
	2018	515,000	75,000	934,692	454,711	50,169	36,000		2,065,572
	2017	499,260	0	698,400	494,018	47,781	35,800		1,775,259
Mario C. Ventresca, Jr. — Executive Vice President and Chief Financial Officer	2019	405,600	34,965	446,926	319,410	0	11,200		1,218,101
	2018	390,000	116,742	404,466	258,258	0	11,000		1,180,466
	2017	375,000	96,703	299,761	278,297	0	10,800		1,060,561
Joseph J. Aristone — Executive Vice President, Leasing	2019	378,000	13,860	416,519	238,140	0	11,200		1,057,719
	2018	360,000	116,608	373,370	238,392	0	11,000		1,099,370

Andrew M. Ioannou — Executive Vice President, Finance and Acquisitions	2019	350,200	31,374	385,886	220,626	0	11,200		999,286
	2018	340,000	74,852	352,623	225,148	0	11,000		1,003,623
	2017	322,000	61,036	257,382	238,964	0	10,800		890,182

(1)

The amounts shown in the Grant Date Fair Value of Stock Awards column represent the aggregate grant date fair value of stock awards granted during the year, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. Generally, the aggregate grant date fair value is the amount that PREIT expects to expense in its financial statements over the award’s vesting schedule. The amounts shown reflect PREIT’s accounting expense and do not correspond to the actual value that will be realized by the named executive officers. Valuations with respect to awards of time-based restricted shares are reflected in the tables based on the average of the high and low sale prices of a PREIT common share on the date of grant. Valuations with respect to grants of performance-based awards are reflected in the tables as determined using a Monte Carlo simulation probabilistic valuation model. With respect to the performance-based RSUs, if the highest level of performance were to be achieved, then the number of shares that would be received in respect of such RSUs would be 200% of the number of RSUs granted (plus any additional RSUs deemed acquired as a result of reinvestment of amounts equal to dividends paid on an equivalent number of shares), and the grant date value of such awards (using the original stated value of the RSUs and not including any value attributable to RSUs deemed to be acquired in connection with the subsequent reinvestment of amounts equal to dividends paid on an equivalent number of shares) would have been as follows: Joseph F. Coradino—$3,223,907, Robert F. McCadden— $1,072,411, Mario C. Ventresca, Jr.—$482,620, Joseph J. Aristone—$449,785, and Andrew M. Ioannou—$416,705. See “—2019 Grants of Plan-Based Awards.” Whether the named executive officers will receive any shares in respect of the performance-based RSU awards depends on whether PREIT achieves certain relative performance (TSR) objectives. With respect to the performance-based OPU awards (which were granted as part of the time-based restricted share awards), if the highest level of performance were to be achieved, then the number of shares that would be received in respect of such OPUs would be 300% of the number of time-based restricted shares granted (plus any additional OPUs deemed acquired as a result of reinvestment of amounts equal to dividends paid on an equivalent number of shares), and the grant date value of the time-based restricted shares together with which the OPUs were granted because no grant date fair value was attributable to the OPUs under Topic 718 (using the original stated value of the time-based restricted shares and not including any value

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  COMPENSATION

attributable to OPUs deemed to be acquired in connection with the subsequent reinvestment of amounts equal to dividends paid on an equivalent number of shares) would have been as follows: Joseph F. Coradino—$4,120,562, Robert F. McCadden—$1,370,677, Mario C. Ventresca, Jr.—$616,849, Joseph J. Aristone—$574,882, and Andrew M. Ioannou—$532,602. The OPUs, which were granted as part of the time-based restricted share awards (and not as separate awards), are classified as liability awards pursuant to Topic 718. As such, PREIT recognizes compensation expense associated with the OPUs based on their fair value as of the end of each accounting period. As of March 31, 2019, the first measurement date after the grant date of the awards of time-based restricted shares, which include the OPUs, the fair value of the OPUs was determined to be zero. See “—2019 Grants of Plan-Based Awards.” Whether the named executive officers will receive any shares in respect of the performance-based OPUs depends on whether PREIT achieves certain operating performance objectives. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to Topic 718 with respect to awards of RSUs, which assumptions included no expirations without the issuance of any shares, see Note 8, “Share Based Compensation,” to PREIT’s consolidated financial statements included in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)

The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the annual incentive plan, as determined by the Compensation Committee in accordance with the plan and the awards thereunder; see “Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Cash Incentive Compensation.” The payments are generally made early in the following year. For 2019, these awards were generally made at 105% of the target level.

(3)

The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the above-market portion, which is the amount in excess of 120% of the applicable federal rate, of the interest earned on nonqualified deferred compensation plans of the named executive officers, which is credited as follows: (a) at a rate of 5% compounded annually for Mr. Coradino, and (b) at a rate of 10% compounded annually for Mr. McCadden, on the cumulative balance held in such officer’s supplemental retirement plan account. Messrs. Ventresca, Aristone and Ioannou do not participate in the supplemental executive retirement plan. The applicable federal rate for long term, annual compounding was 2.09% as of December 2019.

(4)	The amounts shown in 2019 All Other Compensation are comprised of the following:

	Non-Qualified Retirement Plan Company Contributions ($)	Qualified Plan – 401(k) Company Contributions ($)	Separation Payments ($)	Total All Other Compensation ($)
Joseph F. Coradino	50,000	11,200		61,200
Robert F. McCadden	25,000	11,200	3,388,486	3,424,686
Mario C. Ventresca, Jr.		11,200		11,200
Joseph J. Aristone		11,200		11,200
Andrew M. Ioannou		11,200		11,200

(5)

See “Employment Agreements—Robert F. McCadden—McCadden Separation Agreement” for details of the separation payments made to Mr. McCadden in connection with the termination of his employment effective December 31, 2019. Includes estimated cost of the continuation of health benefits to Mr. McCadden following termination of his employment.

Employment Agreements

Joseph F. Coradino

Joseph F. Coradino’s employment agreement with PREIT was amended effective June 7, 2012, in connection with Mr. Coradino’s appointment as the Chief Executive Officer of PREIT. The initial term of Mr. Coradino’s agreement was two years from June 7, 2012, extending year-to-year thereafter unless either party gives notice at least 120 days in advance of any expiration date that the term will not be renewed. Mr. Coradino is entitled to participate in cash and equity incentive programs of PREIT as determined by the Compensation Committee. The annual credit to Mr. Coradino’s fully vested supplemental retirement account is $50,000 and the interest accruing on the account is 5.0% per year, compounded annually. The amounts credited to the supplemental retirement plan as of December 31,

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2004 (plus earnings thereon) are payable to Mr. Coradino or his beneficiaries within 60 days of the termination of his employment for any reason. The amounts credited to the supplemental retirement plan on and after January 1, 2005 are payable to Mr. Coradino or his beneficiaries within 60 days of the termination (as defined in the employment agreement to effect compliance with or exemption from Section 409A of the Code) of his employment for any reason, subject to a required delay for some payments pursuant to regulations under Section 409A of the Code. The agreement provides for the nomination of Mr. Coradino as a candidate for election to the Board of Trustees so long as his employment under the agreement has not terminated.

Robert F. McCadden—McCadden Separation Agreement

Robert F. McCadden’s employment agreement with PREIT was amended and restated effective as of December 30, 2008 for an initial term through December 31, 2009, and extending year-to-year thereafter unless either party gives notice at least 120 days in advance of any expiration date that the term will not be renewed. Under the agreement, Mr. McCadden served as Executive Vice President and Chief Financial Officer of PREIT. Mr. McCadden was entitled each year to participate in PREIT’s cash and equity incentive programs as determined by the Compensation Committee. PREIT was obligated to credit $25,000 per year to a supplemental retirement plan account that accrues interest at the rate of 10% per year, compounded annually. The amounts credited to the supplemental retirement plan as of December 31, 2004 (plus earnings thereon) were payable to Mr. McCadden or his beneficiaries within 60 days of the termination of his employment for any reason. The amounts credited to the supplemental retirement plan on and after January 1, 2005 were payable to Mr. McCadden or his beneficiaries within 60 days of the termination (as defined in the employment agreement to effect compliance with or exemption from Section 409A of the Code) of his employment for any reason, subject to a required delay for some payments pursuant to regulations under Section 409A of the Code.

In connection with the termination of Mr. McCadden’s employment as of December 31, 2019, Mr. McCadden and the Company entered into the Separation Agreement. Consistent with Mr. McCadden’s employment agreement as modified in certain respects by the Separation Agreement, Mr. McCadden was paid all amounts fully earned but not yet paid on or before his last day of full-time employment, in addition to a payment equal to two times his current base salary and a payment equal to two times his average bonus amount in the last three calendar years. Mr. McCadden and his spouse and eligible dependents were permitted to continue to participate in the Company’s group medical, vision and dental plans for eighteen months under COBRA at the Company’s expense. Following Mr. McCadden’s last day of employment, the Company paid to Mr. McCadden all amounts credited to his supplemental retirement plan account. Pursuant to the Separation Agreement, Mr. McCadden’s 99,870 time-based unvested restricted shares were forfeited in exchange for a payment of $537,300, and Mr. McCadden forfeited any rights to performance-based RSUs and OPUs in exchange for a payment of $830,700. The amount of time-based unvested restricted shares and OPUs to which Mr. McCadden was entitled were determined under the terms of the applicable long-term incentive programs under which they were awarded, and the value of these awards, as well as the payment to Mr. McCadden in exchange for any rights to performance-based RSUs, were paid to Mr. McCadden in cash in an effort to ensure a smooth transition and to manage dilution under the Company’s equity compensation plan.

Mario C. Ventresca, Jr.

During 2019, Mario C. Ventresca, Jr. did not have a separate employment agreement with PREIT, though he generally participated in PREIT’s cash and equity incentive programs as determined by the Compensation Committee. As an officer of PREIT Services, LLC, he participated in the PREIT Services, LLC Severance Pay Plan for Certain Officers (the “Severance Plan”), however, the amounts that Mr. Ventresca would receive under that plan have been amended by a separate letter agreement entered into on May 8, 2013. The letter agreement relates specifically to severance benefits upon termination following a change of control and is discussed in “Potential Payments Upon Termination or Change of Control,” beginning on page 50.

Mr. Ventresca entered into an employment agreement with the Company on March 5, 2020, which is effective as of January 1, 2020. His employment agreement was entered into in connection with his appointment as the Chief Financial Officer of PREIT effective January 1, 2020. The initial term of the agreement is one year, extending year-to-year thereafter unless either party gives notice at least 120 days in advance of any expiration date that the term will not be renewed. Mr. Ventresca is entitled to participate in cash and equity incentive programs of PREIT as determined by the Compensation Committee. PREIT is obligated to credit $35,000 per year to a supplemental retirement account that accrues interest at 10% per year, compounded annually.

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  COMPENSATION

Joseph J. Aristone

Joseph J. Aristone does not have a separate employment agreement with PREIT, though he generally participates in PREIT’s cash and equity incentive programs as determined by the Compensation Committee. As an officer of PREIT Services, LLC, he participates in the Severance Plan, however, the amounts that Mr. Aristone would receive under that plan have been amended by a separate letter agreement entered into on May 8, 2013. The letter agreement relates specifically to severance benefits upon termination following a change of control and is discussed in “Potential Payments Upon Termination or Change of Control,” beginning on page 50.

Andrew M. Ioannou

Andrew M. Ioannou does not have a separate employment agreement with PREIT, though he generally participates in PREIT’s cash and equity incentive programs as determined by the Compensation Committee. As an officer of PREIT Services, LLC, he participates in the Severance Plan, however, the amounts that Mr. Ioannou would receive under that plan have been amended by a separate letter agreement entered into on May 8, 2013. The letter agreement relates specifically to severance benefits upon termination following a change of control and is discussed in “Potential Payments Upon Termination or Change of Control,” beginning on page 50.

Named Executive Officers Generally

The employment agreement for Joseph F. Coradino also provides for certain severance and other benefits upon certain terminations of employment, as well as certain non-competition/non-solicitation obligations of the executive. The Severance Plan and related letter agreements for Messrs. Ventresca, Aristone and Ioannou similarly provide for certain severance and other benefits upon termination of employment. See “Potential Payments Upon Termination or Change of Control,” beginning on page 50, for a description of all such benefits and obligations, as well as for a description of the actual payments and benefits paid or provided to Mr. McCadden in connection with the termination of employment and for a description of the severance and other benefits and obligations upon certain terminations of employment applicable to Mr. Ventresca under his new employment agreement in effect as of January 1, 2020.

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2019 Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made by PREIT in 2019 to PREIT’s Chief Executive Officer, Chief Financial Officer and other named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph F. Coradino	Annual Incentive	2019	595,000	1,190,000	2,380,000
	RSUs	1/29/2019				98,774	197,548	395,096			1,611,953
	Restricted Shares	1/29/2019							197,548	(5)	1,373,521
		Total	595,000	1,190,000	2,380,000	98,774	197,548	395,096	197,548		2,985,474
Robert F. McCadden	Annual Incentive	2019	n/a	n/a	n/a
	RSUs	1/29/2019				32,857	65,713	131,426			536,205
	Restricted Shares	1/29/2019							65,713	(5)	456,892
		Total	0	0	0	32,857	65,713	131,426	65,713		993,097
Mario C. Ventresca, Jr.	Annual Incentive	2019	152,100	304,200	608,400
	RSUs	1/29/2019				14,787	29,573	59,146			241,310
	Restricted Shares	1/29/2019							29,573	(5)	205,616
		Total	152,100	304,200	608,400	14,787	29,573	59,146	29,573		446,926
Joseph J. Aristone	Annual Incentive	2019	113,400	226,800	453,600
	RSUs	1/29/2019				13,781	27,561	55,122			224,892
	Restricted Shares	1/29/2019							27,561	(5)	191,627
		Total	113,400	226,800	453,600	13,781	27,561	55,122	27,561		416,519
Andrew M. Ioannou	Annual Incentive	2019	105,060	210,120	420,240
	RSUs	1/29/2019				12,767	25,534	51,068			208,352
	Restricted Shares	1/29/2019							25,534	(5)	177,534
		Total	105,060	210,120	420,240	12,767	25,534	51,068	25,534		385,886
(1)

The amounts shown under Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent the potential threshold, target and outperformance awards under the 2019 annual cash incentive compensation plan based on specified corporate performance metrics.

(2)

The numbers shown under Estimated Future Payouts Under Equity Incentive Plan Awards represent the number of shares issuable in connection with the RSUs and OPUs, not including RSUs or OPUs resulting from the deemed investment of amounts equal to dividends paid on an equivalent number of common shares. See “Performance-based Programs—Restricted Share Unit (“RSU”) Program” and “Performance-based Programs—Outperformance Unit (“OPUs”)” The recipient is not entitled to any voting rights in connection with the RSUs or

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  COMPENSATION

OPUs. See “Compensation Discussion and Analysis” for a discussion of the objectives of the RSUs and OPUs. Whether the named executive officers will receive any shares in respect of the RSUs or OPUs depends on whether PREIT achieves certain performance objectives. If the measurement period had ended on December 31, 2019, PREIT would not have met the objectives for the 2018 or 2019 RSU grants.

(3)

The numbers shown under All Other Stock Awards represent the number of time-based restricted shares granted under PREIT’s Second Amended and Restated 2003 Equity Incentive Plan or PREIT’s 2018 Equity Incentive Plan, as applicable. These shares will vest in three equal annual installments beginning on or about February 15th of the year after the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they were vested. PREIT made cash distributions to all holders of common shares of $0.84 per share in 2019. In February 2020, PREIT’s Board of Trustees declared a quarterly cash dividend of $0.21 per share payable in March 2020.

(4)

The amounts shown in the Grant Date Fair Value of Stock and Option Awards column represent the fair value of the awards on the date of grant, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. Valuations with respect to grants of performance-based awards are reflected in the tables as determined using a Monte Carlo simulation probabilistic valuation model. Whether the named executive officers will receive any shares in respect of the performance-based RSU awards depends on whether PREIT achieves certain relative performance (TSR) objectives and whether the named executive officers will receive any shares in respect of the performance-based OPUs depends on whether PREIT achieves certain operating performance objectives. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to Topic 718 with respect to grants of RSUs, see Note 8, “Share Based Compensation,” to PREIT’s consolidated financial statements included in PREIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Valuations with respect to awards of time-based restricted shares are reflected in the tables based on the average of the high and low sale prices of a PREIT common share on the date of grant.

(5)

The time-based restricted share awards were granted with OPUs attached to them. The OPUs are not a separate award, but represent the right to receive additional shares tied to a multiple of the participant’s time-based restricted share award if the Company achieves certain specified operating performance metrics over the measurement period. Accordingly, pursuant to the OPUs, the recipient could receive a number of additional shares equal up to a maximum of 3.0 times the original award grant of restricted shares. See “Compensation Discussion and Analysis – Components of Executive Compensation – Long-Term Incentive Awards – Outperformance Units (“OPUs”) and “- Performance-Based Programs – Outperformance Units (“OPUs”) for a description of this feature of the time-based restricted share awards. No separate grant date fair value was ascribed to the OPUs, which are classified as liability awards under Topic 718. As such, PREIT recognizes compensation expense associated with the OPUs based on their fair value as of the end of each accounting period. As of March 31, 2019, the first measurement date after the grant date of the awards of time-based restricted shares, which include the OPUs, the fair value of the OPUs was determined to be zero.

Performance-Based Programs

Restricted Share Unit (“RSU”) Programs

In 2017, 2018 and 2019, the Compensation Committee made awards in the form of market-based performance contingent restricted share units, or RSUs, under the 2017-2019 Restricted Share Unit Program (for grants made in 2017), the 2018-2020 Restricted Share Unit Program (for grants made in 2018), and the 2019-2021 Restricted Share Unit Program (for grants made in 2019). The RSUs represent the right to earn common shares in the future depending on PREIT’s total shareholder return, or TSR, for the three year period (the “Measurement Period”) ended December 31, 2019 (for grants made in 2017), ending December 31, 2020 (for grants made in 2018) and ending December 31, 2021 (for grants made in 2019) relative to the TSR for the applicable Measurement Period of the component companies in a specified REIT Index (the “Index”) for those periods. In the case of the RSU awards made in 2018, only one-half of the award was based on the Company’s TSR relative to the Index, with the other one-half of the RSU award being based on the Company’s absolute level of TSR at certain thresholds. Dividends paid by PREIT during the Measurement Period are deemed to be invested in additional RSUs for the account of the named executive officer at the 20-day average closing price of a share of PREIT ending on the dividend payment date. If TSR is equal to or above the 25th percentile of companies in the Index during the Measurement Period, the RSUs based on the Company’s TSR relative to the Index (including RSUs resulting from reinvestment of amounts equal to dividends) will vest and there will be

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issued a number of shares ranging from 50% up to a maximum of 200% (at or above the 75th percentile of companies in the Index) of the number of RSUs. The RSUs tied to the Company’s absolute level of TSR are eligible to vest based on an award multiplier ranging from 0% (if such absolute level of TSR is below 15%), in which case no RSUs tied to this measurement vest, to 200% (if such absolute level of TSR is equal to 35% or more). The Measurement Periods for the 2018-2020 RSU Program and the 2019-2021 RSU Program are still in progress; accordingly, it cannot yet be determined what portion, if any, of the RSUs granted under those programs will be earned.

If, prior to the last day of the Measurement Period, the named executive officer’s employment is terminated by PREIT for a reason other than cause or by the named executive officer for good reason or because of the death or disability of the named executive officer, the named executive officer will remain eligible to receive shares under the program as if his employment had not terminated. If the named executive officer’s employment is terminated for any other reason, the named executive officer will forfeit all of the RSUs.

Outperformance Units (“OPUs”)

In 2019, the Compensation Committee also made awards in the form of performance-contingent outperformance units, or OPUs as part of the time-based restricted share awards (and not as separate awards). The OPUs represent the right to receive additional shares tied to a multiple of the participant’s time-based restricted share award if the Company achieves certain specified operating outperformance metrics over the Measurement Period. The metrics are comprised of (i) Same Store Sales, (ii) Leased Department Store Boxes, and (iii) Cumulative FFO per share, each equally weighted. The Compensation Committee approved minimum, target, above target and maximum outperformance levels for each metric. The minimum performance level have a 0.5 multiplier, the target outperformance level have a 1.0 multiplier, and the above target and maximum outperformance levels will have 1.5 or 2.0 and 2.0 or 3.0 multiplier (as determined by the Compensation Committee for a participant). The 2019 target performance levels for each operating performance metric were as follows: (i) Same Store Sales—$536 per square foot; (ii) Leased Department Store Boxes—90%; and (iii) Cumulative FFO per share—FFO amount per 2019-2021 Business Plan approved by the Board of Trustees +2.5%, equating to Cumulative FFO per share of $4.03.

Achievement of the metrics is measured over a three-year period. If any shares are issued in respect of the OPUs at the end of the three-year measurement period, 50% will be issued without any further vesting requirements, 25% will be subject to an additional one-year vesting requirement, and 25% will be subject to an additional two-year vesting requirement. Dividend equivalents on the Company’s common shares accrue on any awarded OPUs and are credited to “acquire” more OPUs at the 20-day average closing price per common share ending on the dividend payment date, but will vest only if performance measures are achieved. The Measurement Period for the OPUs is still in progress, so it cannot be determined what portion of the OPUs granted under the program will be earned.

In the event of termination of employment due to retirement, by the employee for “good reason”, by the Company without cause, or due to death or disability, prior to the end of the Measurement Period, the named executive officers will be deemed to have earned the number of OPUs based on the level of achievement of the performance goals achieved as of the end of the calendar quarter prior to the calendar quarter in which the termination of employment occurs, prorated for the number of days in the Measurement Period prior to the termination, and the earned OPUs will fully vest and the named executive officers will be issued a number of shares equal to the number of vested OPUs. If such a termination of employment occurs at or after the Measurement Period, vesting of the restricted shares issued in respect of any earned OPUs will be accelerated for any not yet fully vested.

In the event of a termination of employment for any other reason prior to December 31, 2021, all unearned OPUs and any unvested shares issued in respect of earned OPUs will be forfeited.

All Performance-Based Programs

Except if there is a change of control, participants may elect to defer delivery of all or a portion of the shares to be awarded to such participant pursuant to these performance-based programs until separation from service or a specified date chosen by the participant. If a participant elects to defer delivery until separation from service, PREIT must deliver the shares to participants who are “specified employees,” as defined in Section 409A of the Code, upon the earlier of six months after separation from service or death. Participants who elect to defer delivery of their shares will have dividend equivalents credited on their deferred shares which will be reinvested in notional shares (on which dividend equivalents will also be credited and so reinvested). A participant who has elected to defer delivery of his or her shares may elect to receive the shares prior to the scheduled delivery date in the event of an unforeseeable emergency.

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  COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year End

The following table shows information concerning outstanding equity awards at December 31, 2019, including both awards subject to market-based performance conditions and time-based awards, made by PREIT to its Chief Executive Officer, Chief Financial Officer and other named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joseph F. Coradino	290,290	1,547,246	410,429	2,187,587
Robert F. McCadden	0	0	0	0
Mario C. Ventresca, Jr.	44,324	236,247	61,664	328,669
Joseph J. Aristone	41,119	219,164	57,377	305,819
Andrew M. Ioannou	38,347	204,390	53,331	284,254

(1)

The numbers shown under Number of Shares or Units of Stock That Have Not Vested represent the number of time-based restricted shares granted under PREIT’s Second Amended and Restated 2003 Equity Incentive Plan and the 2018 Equity Incentive Plan. These shares will vest in three equal annual installments beginning on or about February 15th of the year after the date of grant, subject to continued employment. The vesting dates of the shares shown in this column are as follows:

Vesting Date	Joseph F. Coradino	Robert F. McCadden	Mario C Ventresca, Jr.	Joseph J. Aristone	Andrew M. Ioannou
2/18/2020	122,050	0	19,021	17,586	16,453
2/16/2021	102,391	0	15,446	14,346	13,383
2/15/2022	65,849	0	9,857	9,187	8,511
Total	290,290	0	44,324	41,119	38,347

(2)	The market value of shares is based upon the closing market price per share of PREIT’s common shares as of December 31, 2019 of $5.33.

(3)

The amounts shown under Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested represent (i) the aggregate of the number of RSUs, including RSUs “acquired” as a result of the application of dividends deemed credited to the account of the named executive officer, as well as (ii) the aggregate number of OPUs, including OPUs “acquired” as a result of the application of dividends deemed credited to the account of the named executive officer. The amount shown represents the percentage of RSUs that will be earned and delivered as shares under both the 2018 RSU plan and the 2019 RSU plan, assuming PREIT’s TSR is at the threshold level, as well as the number of OPUs that will be earned and delivered under the 2019 OPU plan, assuming achievement of the operating outperformance measures at the target level. No shares are included with respect to the 2017-2019 RSU plan as the performance criteria was not satisfied and no shares were issued. The actual number of shares issued in connection with earned RSUs or OPUs will be determined based on achievement of performance-based measures through the end of the applicable performance period.

The vesting dates of the RSUs and the restricted shares issued upon completion of the measurement period OPUs shown in this column are as follows:

Vesting Date	Joseph F. Coradino		Robert F. McCadden	Mario C. Ventresca, Jr.	Joseph J. Aristone	Andrew M. Ioannou
12/31/2020	68,825		0	10,526	9,717	9,177
12/31/2021	113,868		0	17,046	15,887	14,718
12/31/2021	113,868	(1)	0	17,046	15,887	14,718
12/31/2022	56,934	(1)	0	8,523	7,943	7,359
12/31/2023	56,934	(1)	0	8,523	7,943	7,359
Total	410,429		0	61,664	57,377	53,331

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(1)

As previously noted, OPUs were granted as part of the restricted share awards (and not as separate awards). The target level presented represents the application of a 1.0 multiplier to the number of restricted shares issued to such named executive officer. For the OPUs, achievement of the metrics will be measured over a three-year period ending on December 31, 2021. If any shares are issued in respect of the OPUs at the end of the three-year measurement period, 50% will be issued without any further vesting requirements, 25% will be subject to an additional one-year vesting requirement, and 25% will be subject to an additional two-year vesting requirement.

2019 Option Exercises and Stock Vested

The following table shows information concerning the 2019 issuance of shares in respect of performance-based RSUs and the 2019 vesting of restricted shares awarded to PREIT’s Chief Executive Officer, Chief Financial Officer and other named executive officers. There were no share options exercised by PREIT’s Chief Executive Officer, Chief Financial Officer or other named executive officers in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Joseph F. Coradino	74,752	$508,687
Robert F. McCadden	29,101	$198,032
Mario C. Ventresca, Jr.	12,311	$83,776
Joseph J. Aristone	10,424	$70,935
Andrew M. Ioannou	10,748	$73,140

(1)	The amounts shown in the Number of Shares Acquired on Vesting column represent the vesting of time-based restricted shares. No shares were issued in association with the 2017-2019 RSU plan.

Pension Benefits

None of our named executive officers participate in or have accrued benefits under qualified or non-qualified defined benefit plans sponsored by us.

2019 Nonqualified Deferred Compensation

The following table shows information concerning contributions, earnings, distributions and balances under non-qualified defined contribution and other deferred compensation plans maintained for PREIT’s Chief Executive Officer, Chief Financial Officer and other named executive officers.

Name	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Joseph F. Coradino	50,000	63,558	—	1,334,722
Robert F. McCadden	25,000	135,318	—	1,034,061
Mario C. Ventresca, Jr.	—	—	—	—
Joseph J. Aristone	—	—	—	—
Andrew M. Ioannou	—	—	—	—

(1)	The amounts reported in the Other column are reported in the Summary Compensation Table under All Other Compensation.

(2)

The above-market portions of the amounts reported in this column are included in the Summary Compensation Table under Change in Pension Value and Nonqualified Deferred Compensation Earnings, to the extent they exceed 120% of the prevailing long term applicable federal rate.

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  COMPENSATION

(3)

Of the amounts reported, the following were previously reported as compensation to the respective named executive officers in the Summary Compensation Table prior to 2019: Joseph F. Coradino ($918,191) and Robert F. McCadden ($691,404).

See “—Employment Agreements” for a description of the material terms of the supplemental retirement plans of the named executive officers.

Potential Payments Upon Termination or Change of Control

Following is a summary of the arrangements that provide for payment to our named executive officers at, following or in connection with any termination, including resignation, severance, retirement or constructive termination, or in connection with a change of control or a change in the named executive officer’s responsibilities. For Messrs. Coradino, Ventresca, Aristone and Ioannou, this section provides an estimate of the value of compensation and benefits the named executive officers would receive in the event of employment termination under the specific circumstances pursuant to the arrangements in place on December 31, 2019. For Mr. McCadden, this section provides an estimate of the actual value of compensation and benefits Mr. McCadden received in connection with the termination of his employment, effective December 31, 2019.

The amounts presented in the tables that follow only include those amounts that would be paid to a named executive officer in connection with a particular termination event, and do not include amounts that the named executive (or his estate, representatives, heirs or beneficiaries, as applicable, in the case of death) may be entitled to receive after the end of any applicable incentive compensation performance period following a termination event. The actual incremental amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the named executive officers in the circumstances described below relies on assumptions used in making the calculations. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or establish an arrangement providing different or additional amounts, or altering the terms of the benefits described below.

Unless otherwise specified, consistent with SEC rules, the information set forth in the tables below is estimated as of December 31, 2019, and assumes that the named executive officer’s employment with us was terminated as of such date and/or there was a change of control of on such date, as the case may be.

Mr. McCadden’s employment with the Company was actually terminated as of December 31, 2019 and the Company entered into a Separation Agreement with him in connection with the termination of his employment. Accordingly, the amounts provided below for Mr. McCadden reflect those actually paid or the estimated value of benefits being provided to him under that Separation Agreement. Due to the termination of his employment, many of the other scenarios are no longer applicable and are not presented.

Additionally, the tables presented below represent the payments and estimated value of benefits that would have been provided to each named executive officer as of the arrangements in place as of December 31, 2019. The Company subsequently entered into an employment agreement with Mr. Ventresca on March 5, 2020, which is effective as of January 1, 2020. A narrative description of the payments and benefits in connection with a termination of employment under the terms of that employment agreement are provided below under—“Ventresca 2020 Employment Agreement”.

Termination by Us Without Cause, Termination by a Senior Executive for Good Reason or Our Election Not to Renew the Employment Agreement Not Associated with a Change in Control.

If we terminate Joseph F. Coradino’s employment for a reason other than for “cause,” which is generally defined to include fraud in connection with his employment, theft of PREIT funds, acts which are grounds for termination under our Code of Business Conduct and Ethics, indictment for a crime of moral turpitude, breach of confidentiality or non-competition obligations, continued failure to perform duties 30 days after a written demand specifying the nature of the failure, or repeated abuse of alcohol or drugs, or if either of them terminates his employment with us for “good reason,” which includes PREIT’s material breach of its obligations to him under his employment agreement, a material change in the geographic location at which he provides services, or a material diminution in his authority, duties or

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responsibilities (in each case, after 30 days written notice and failure to cure); and in the case of Joseph F. Coradino, he is not nominated for election as a trustee, then:

•	He will be entitled to (less applicable withholding taxes):

•	all earned but unpaid amounts under the employment agreement; and

•

a cash lump sum severance payment equal to 1.1 times the sum of (x) his then-current base salary (such amount being discounted to present value) plus (y) an amount calculated by multiplying such then-current base salary by the average percentage of base salary paid as a bonus in the last three calendar years;

•	he and his spouse, if any, and dependents will continue to receive medical benefits for two years to the extent PREIT was paying for such benefits prior to such termination; and

•	the vesting of any restricted shares.

Each of Mario C. Ventresca, Jr., Joseph J. Aristone and Andrew M. Ioannou is an executive officer of the Company. None of these officers had an employment agreement with the Company during 2019, but each was covered by the PREIT Services, LLC Severance Pay Plan for Certain Officers (effective January 1, 2007) (the “Severance Plan”). Under this plan, if Mr. Ventresca, Mr. Aristone or Mr. Ioannou is terminated other than for cause or he resigns for “good reason,” he would receive payment (A) in the amount equal to the greater of (i) 16 weeks of salary or (ii) four weeks of salary plus two weeks of salary for each year of service credited to him under the plan, plus (B) a pro-rated bonus amount equal to the average of the last two bonuses that he received prior to his termination date multiplied by the portion of the year worked prior to termination, as set forth in the plan. As of December 31, 2019, Mr. Ventresca had 25 years of service credited under the plan and therefore would receive 52 weeks of pay under the plan for a termination other than for cause. In addition, if Mr. Ventresca is eligible for and elects to receive COBRA coverage, the Company will pay his premiums for medical and dental coverage for 52 weeks. As of December 31, 2019, Mr. Aristone had 24 years of service credited under the plan and therefore would receive 52 weeks of pay under the plan for a termination other than for cause. In addition, if Mr. Aristone is eligible for and elects to receive COBRA coverage, the Company will pay his premiums for medical and dental coverage for 52 weeks. As of December 31, 2019, Mr. Ioannou had 18 years of service credited under the plan and therefore would receive 38 weeks of pay under the plan for a termination other than for cause. In addition, if Mr. Ioannou is eligible for and elects to receive COBRA coverage, the Company will pay his premiums for medical and dental coverage for 38 weeks.

As described in the Severance Plan, “good reason” means resigning because the employee declines to relocate to a new principal office that is more than 50 miles from his or her primary residence and at least 20 miles further from such residence than the employee’s current principal office.

Termination by Us for Cause

If we terminate the employment of Mr. Coradino for cause, then:

•	PREIT will pay to him (less applicable withholding taxes) all earned but unpaid amounts under the employment agreement;

•	he and his spouse and dependents will have rights under PREIT’s health plans as provided by COBRA; and

•

he will not engage in, have an interest in or in any way be affiliated with any entity that engages within 25 miles of any property owned by PREIT in any activity that competes with the activity of PREIT for one year following such termination.

Messrs. Ventresca, Aristone and Ioannou will not receive any benefits under the Severance Plan if they are terminated for cause.

Death or Disability

Under our employment agreement with Mr. Coradino, if he dies during the term of his employment agreement, or if he is unable to perform his duties for 120 days during any 150-day period (“disability”) and PREIT elects to terminate his employment, then:

•	He will be entitled to (less applicable withholding taxes):

•

in the case of disability, a cash lump sum payment equal to two times the sum of (x) his then-current base salary minus (y) amounts reasonably projected to be paid to him under disability insurance policies for the 24-month period (in the case of Mr. Coradino) or 12-month period immediately following his termination of employment (such amounts being discounted to present value);

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  COMPENSATION

•	in the case of death, his base salary for a period of 24 months, paid in accordance with PREIT’s normal payroll practices;

•	all earned but unpaid amounts under the employment agreement;

•

if PREIT achieves its specified performance target(s), the pro rata portion of any amount payable under the annual cash incentive plan with respect to the year of termination that he would have earned had he remained employed with us;

•	the vesting of all unvested restricted shares that vest solely based on the passage of time and his continued employment; and

•

he, his spouse and dependents will continue to receive medical benefits for the 24-month period immediately following his termination of employment to the extent PREIT was paying for such benefits prior to such death or disability.

Messrs. Ventresca, Aristone and Ioannou will not receive benefits under the Severance Plan in event of death, but (i) all unvested restricted shares that vest solely based on the passage of time and continued employment will vest, and (ii) if either of them had begun to receive severance benefits at the time of death, the remaining amounts due would be paid in a lump sum to that person’s estate.

Voluntary Termination

If Mr. Coradino voluntarily terminates his employment, PREIT will pay to him (less applicable withholding taxes) all earned but unpaid amounts under his employment agreement, and he will have rights under PREIT’s health plans as provided by COBRA. If Mr. Coradino voluntarily terminates his employment with PREIT (other than for Good Reason), he will not engage in, have an interest in or in any way be affiliated with any entity that engages, within 25 miles of any property owned by PREIT, in any activity which competes with the activities of PREIT or its affiliates for one year following such termination.

If Mr. Ventresca, Mr. Aristone or Mr. Ioannou voluntarily terminate their employment without good reason, they are not entitled to any benefits under the Severance Plan.

Restricted Share Unit Programs

Under the Company’s performance-based equity programs, if any named executive officer is terminated by PREIT for a reason other than for “cause” or by the executive for “good reason” or because of death or disability, the named executive officer will remain eligible to receive shares under the applicable Restricted Share Unit Program as if his employment had not terminated. If the named executive officer’s employment is terminated for any other reason, he forfeits his RSUs.

Outperformance Units

In the event of termination of employment due to retirement, by the employee for “good reason”, by the Company without cause, or due to death or disability, prior to the end of the Measurement Period, the named executive officers will be deemed to have earned the number of OPUs based on the level of achievement of the performance goals achieved as of the end of the calendar quarter prior to the calendar quarter in which the termination of employment occurs, prorated for the number of days in the Measurement Period prior to the termination, and the earned OPUs will fully vest and the named executive officers will be issued a number of shares equal to the number of vested OPUs. If such a termination of employment occurs at or after the Measurement Period, vesting of the restricted shares issued in respect of any earned OPUs will be accelerated for any not yet fully vested.

In the event of a termination of employment for any other reason prior to December 31, 2021, all unearned OPUs and any unvested shares issued in respect of earned OPUs will be forfeited.

Change of Control

If there is a change of control of PREIT, then:

•

the measurement period for any outstanding RSUs would end on the date of the change of control, and shares underlying such awards will become payable, if at all, based on our relative TSR performance through that date;

•	any restricted shares will vest; and

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•

the measurement period for any outstanding OPUs would end on the date of the change of control, and the participants would be deemed to have earned the number of OPUs based on the level of performance goals achieved as of the calendar quarter end prior to the calendar quarter in which the change of control occurs, prorated for the number of days in the measurement period prior to the change of control, and such OPUs will be fully vested and the participants will be issued a number of shares equal to the number of the vested OPUs. Any restricted shares previously issued in respect of any earned OPUs that are not already vested will become fully vested.

Mr. Coradino’s employment agreement provides that his stock grants and stock options awards vest and become exercisable upon a change of control without regard to termination of employment. However, under the Company’s equity incentive plans, a change of control, by definition, terminates the measurement period and results in the performance-based awards vesting and paying out in accordance with the plan, and time-based restricted shares vest. Accordingly, this provision has no practical effect under the Company’s current equity incentive plans.

If the employment of Mr. Coradino is terminated within six months before or 12 months after a change of control of PREIT without “cause” (including our election not to renew the agreement), or by him for “good reason,” then:

•	He will be entitled to (less applicable withholding taxes):

•	all earned but unpaid amounts under the employment agreement;

•

a lump sum cash payment equal to three times the sum of (x) his then-current base salary (discounted to present value if such termination occurs within six months before the change of control), plus (y) an amount calculated by multiplying the then-current base salary by the average percentage of base salary paid as a bonus in the last three calendar years; and

•	the executive, his spouse and dependents will continue to receive medical benefits for two years to the extent PREIT was paying for such benefits prior to termination.

If Mr. Ventresca, Mr. Aristone or Mr. Ioannou is terminated in connection with a change of control because (i) he is not offered a position with the successor company, (ii) he declines an offered position that is more than 50 miles from his primary residence (and at least 20 miles further from such residence than his current principal office), or (iii) he declines a position because the base salary of the position is less than the then-current base salary and/or the position does not include participation in a comparable bonus program, then PREIT will pay him (less applicable withholding taxes) an amount equal to 104 weeks of salary, plus an amount equal to the average of the last two bonuses that he received prior to his termination date, multiplied by two. In addition, if Mr. Ventresca, Mr. Aristone or Mr. Ioannou is eligible for and elects to receive COBRA coverage, the Company will pay his premiums for medical and dental coverage for 52 weeks.

All Terminations of Employment

As described above under “—Employment Agreements,” the amounts credited to the supplemental retirement plan of Mr. Coradino as of December 31, 2004 (plus earnings thereon) are payable within 60 days of the termination of employment for any reason. The amounts credited to the supplemental retirement plan of Mr. Coradino on and after January 1, 2005 are payable within 60 days of the termination (as defined in the employment agreement to effect compliance with or exemption from Section 409A of the Code) of employment for any reason, subject to a required delay for some payments pursuant to regulations under Section 409A of the Code. As these amounts are provided in the event of any termination of employment and are disclosed above, such amounts are not included in the amounts set forth in the tables below. See “—2019 Nonqualified Deferred Compensation.”

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  COMPENSATION

Assuming Joseph F. Coradino’s employment was terminated under each of these circumstances on December 31, 2019 and/or there was a change of control of PREIT, and without taking into account any value assigned to Mr. Coradino’s covenant not to compete or separation agreement and release, such payments and benefits would have had an estimated value of:

				Value of Accelerated Equity and Performance Awards ($)
Joseph F. Coradino	Lump Sum(1)/ Base Salary ($)		Bonus ($)	Performance Based		Time Based	Other(2) ($)	Total ($)
Without Cause, Our Election Not to Renew Employment Agreement, or For Good Reason Not Associated With a Change of Control	925,684		1,585,275	792,376	(3)	1,547,246	15,336	4,865,917
Without Cause, Our Election Not to Renew Employment Agreement, or For Good Reason Associated With a Change of Control	2,550,000	(5)	4,323,478	792,376	(4)	1,547,246	15,336	9,228,436
Death	1,700,000		1,190,000	792,376	(3)	1,547,246	15,336	5,244,958
Disability	1,316,219		1,190,000	792,376	(3)	1,547,246	15,336	4,861,177
Change of Control (without regard to a termination of employment)				792,376	(4)	1,547,246		2,339,622

(1)

The amounts set forth in the Lump Sum/Base Salary column are paid in a lump sum upon the occurrence of a listed event, provided that the payment of the amount payable upon the termination of Mr. Coradino’s employment in the case of his death will instead be made as a base salary continuation over the 24 month period following his death.

(2)	The amounts shown in the Other column represent amounts in respect of benefit continuation.

(3)

Represents (i) the value of shares in respect of OPUs if the applicable Measurement Period had ended on December 31, 2019 based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive (or his estate) if the applicable Measurement Period had ended on December 31, 2019 based on our TSR performance through, and the closing price as of, that date, and assuming that the TSR performance and the price remained the same at the end of the actual Measurement Period (though such shares in respect of RSUs would actually be received, if applicable, at the end of actual Measurement Period).

(4)

Represents (i) the value of shares in respect of OPUs if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on our TSR performance through, and the closing price as of, that date.

(5)

Assumes termination occurs within 12 months after a change of control. If termination occurs within six months prior to a change of control, Mr. Coradino would receive an amount in respect of base salary of $2,524,593.

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Mr. McCadden’s employment was terminated on December 31, 2019 and the Company and Mr. McCadden entered into a Separation Agreement therewith. As a result, the circumstances presented for the other named executive officers are no longer applicable. Without taking into account any value assigned to Mr. McCadden’s covenant not to compete or separation agreement and release, the payments and estimated value of benefits provided to him under that Separation Agreement were as follows:

			Value of Accelerated Equity and Performance Awards ($)
Robert F. McCadden	Base Salary ($)	Bonus ($)	Performance Based	Time Based	Other(1) ($)	Total ($)
Without Cause	991,425	993,196	n/a	n/a	1,403,865	3,388,486

(1)

The amounts shown in the Other column represent cash payments in exchange for forfeiting rights in time-based unvested restricted shares, performance-based RSUs and OPUs, as well as amounts in respect of benefit continuation.

Assuming Mario C. Ventresca Jr.’s employment was terminated under each of these circumstances on December 31, 2019 and/or there was a change of control of PREIT, and without taking into account any value assigned to Mr. Ventresca’s separation agreement and release, such payments and benefits would have had an estimated value of:

					Value of Accelerated Equity and Performance Awards ($)
Mario C. Ventresca, Jr.	Base Salary ($)		Bonus ($)		Performance Based		Time Based	Other(1) ($)	Total ($)
Without Cause or For Good Reason Not Associated With a Change of Control	405,600		375,000		118,619	(2)	0	18,727	917,946
Without Cause or For Good Reason Associated With a Change of Control	811,200	(3)	750,000	(3)	118,619	(4)	236,247	18,727	1,934,793
Death	0		0		118,619	(2)	236,247	0	354,866
Disability	0		0		118,619	(2)	236,247	0	354,866
Change of Control (without regard to a termination of employment)	0		0		118,619	(4)	236,247	0	354,866

(1)	The amounts shown in the Other column represent amounts in respect of benefit continuation.

(2)

Represents (i) the value of shares in respect of OPUs if the applicable Measurement Period had ended on December 31, 2019 based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive (or his estate) if the applicable Measurement Period had ended on December 31, 2019 based on our TSR performance through, and the closing price as of, that date, and assuming that the TSR performance and the price remained the same at the end of the actual Measurement Period (though such shares in respect of RSUs would actually be received, if applicable, at the end of actual Measurement Period).

(3)

This amount represents the amount that would be paid if Mr. Ventresca is terminated in connection with a change of control because (i) he is not offered a position with the successor company or is terminated without cause by such successor company within 12 months of the change of control, (ii) he declines an offered position that is more than 50 miles from his primary residence (and at least 20 miles further from such residence than his current principal office) at the time of or at any time within 12 months of the change of control, or (iii) he declines a position at the time of or at any time within 12 months of the change of control because the base salary of the position is less than his then-current base salary and/or the position does not include participation in a comparable bonus program.

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  COMPENSATION

(4)

Represents (i) the value of shares in respect of OPUs if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on our TSR performance through, and the closing price as of, that date.

Assuming Joseph J. Aristone’s employment was terminated under each of these circumstances on December 31, 2019 and/or there was a change of control of PREIT, and without taking into account any value assigned to Mr. Aristone’s separation agreement and release, such payments and benefits would have had an estimated value of:

					Value of Accelerated Equity and Performance Awards ($)
Joseph J. Aristone	Base Salary ($)		Bonus ($)		Performance Based		Time Based	Other(1) ($)	Total ($)
Without Cause or For Good Reason Not Associated With a Change of Control	378,000		342,500		110,549	(2)	0	18,727	849,776
Without Cause or For Good Reason Associated With a Change of Control	756,000	(3)	685,000	(3)	110,549	(4)	219,164	18,727	1,789,440
Death	0		0		110,549	(2)	219,164	0	329,713
Disability	0		0		110,549	(2)	219,164	0	329,713
Change of Control (without regard to a termination of employment)	0		0		110,549	(4)	219,164	0	329,713

(1)	The amounts shown in the Other column represent amounts in respect of benefit continuation.

(2)

Represents (i) the value of shares in respect of OPUs if the applicable Measurement Period had ended on December 31, 2019 based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive (or his estate) if the applicable Measurement Period had ended on December 31, 2019 based on our TSR performance through, and the closing price as of, that date, and assuming that the TSR performance and the price remained the same at the end of the actual Measurement Period (though such shares in respect of RSUs would actually be received, if applicable, at the end of actual Measurement Period).

(3)

This amount represents the amount that would be paid if Mr. Aristone is terminated in connection with a change of control because (i) he is not offered a position with the successor company or is terminated without cause by such successor company within 12 months of the change of control, (ii) he declines an offered position that is more than 50 miles from his primary residence (and at least 20 miles further from such residence than his current principal office) at the time of or at any time within 12 months of the change of control, or (iii) he declines a position at the time of or at any time within 12 months of the change of control because the base salary of the position is less than his then-current base salary and/or the position does not include participation in a comparable bonus program.

(4)

Represents (i) the value of shares in respect of OPUs if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on our TSR performance through, and the closing price as of, that date.

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  COMPENSATION

Assuming Andrew M. Ioannou’s employment was terminated under each of these circumstances on December 31, 2019 and/or there was a change of control of PREIT, and without taking into account any value assigned to Mr. Ioannou’s separation agreement and release, such payments and benefits would have had an estimated value of:

					Value of Accelerated Equity and Performance Awards ($)
Andrew M. Ioannou	Base Salary ($)		Bonus ($)		Performance Based		Time Based	Other(1) ($)	Total ($)
Without Cause or For Good Reason Not Associated With a Change of Control	269,385		300,000		102,418	(2)	0	13,685	685,488
Without Cause or For Good Reason Associated With a Change of Control	700,400	(3)	600,000	(3)	102,418	(4)	204,390	18,727	1,625,935
Death	0		0		102,418	(2)	204,390	0	306,808
Disability	0		0		102,418	(2)	204,390	0	306,808
Change of Control (without regard to a termination of employment)	0		0		102,418	(4)	204,390	0	306,808

(1)	The amounts shown in the Other column represent amounts in respect of benefit continuation.

(2)

Represents (i) the value of shares in respect of OPUs if the applicable Measurement Period had ended on December 31, 2019 based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive (or his estate) if the applicable Measurement Period had ended on December 31, 2019 based on our TSR performance through, and the closing price as of, that date, and assuming that the TSR performance and the price remained the same at the end of the actual Measurement Period (though such shares in respect of RSUs would actually be received, if applicable, at the end of actual Measurement Period).

(3)

This amount represents the amount that would be paid if Mr. Ioannou is terminated in connection with a change of control because (i) he is not offered a position with the successor company or is terminated without cause by such successor company within 12 months of the change of control, (ii) he declines an offered position that is more than 50 miles from his primary residence (and at least 20 miles further from such residence than his current principal office) at the time of or at any time within 12 months of the change of control, or (iii) he declines a position at the time of or at any time within 12 months of the change of control because the base salary of the position is less than his then-current base salary and/or the position does not include participation in a comparable bonus program.

(4)

Represents (i) the value of shares in respect of OPUs if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on the level of performance goals achieved as of the end of the prior calendar quarter, prorated for the number of days in the Measurement Period prior to December 31, 2019 plus (ii) the value of shares under any RSU program in effect that would have been received by the executive if the change of control had occurred on December 31, 2019 (causing the Measurement Period to end on that date) based on our TSR performance through, and the closing price as of, that date.

Ventresca 2020 Employment Agreement

Mr. Ventresca entered into an employment agreement with the Company on March 5, 2020, which is effective as of January 1, 2020. This employment agreement provides for severance payments upon a termination of employment. Under our employment agreement with Mr. Ventresca, if we terminate Mr. Ventresca’s employment for a reason other than for “cause,” which is generally defined to include fraud in connection with his employment, theft of PREIT funds, acts which are grounds for termination under our Code of Business Conduct and Ethics, indictment for a crime of moral turpitude, breach of confidentiality or non-competition obligations, continued failure to perform duties 30 days after a written demand specifying the nature of the failure, or repeated abuse of alcohol or drugs, or if he terminates his employment with us for “good reason,” which includes PREIT’s material breach of its obligations to him under his employment agreement, a material change in the geographic location at which he provides services, or a material diminution in his authority, duties or responsibilities (in each case, after 30 days written notice and failure to cure), then

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  COMPENSATION

he will be entitled to (less applicable withholding taxes) all earned but unpaid amounts under the employment agreement and a cash lump sum severance payment equal to his then-current base salary (such amount being discounted to present value) plus an amount calculated by multiplying such then-current base salary by the average percentage of base salary paid as a bonus in the last three calendar years, and he and his spouse, if any, and dependents will continue to receive medical benefits for a period of 12 months to the extent PREIT was paying for such benefits prior to such termination.

If we terminate the employment of Mr. Ventresca for “cause”, then PREIT will pay to him (less applicable withholding taxes) all earned but unpaid amounts under the employment agreement, and he and his spouse and dependents will have rights under PREIT’s health plans as provided by COBRA.

If Mr. Ventresca dies during the term of his employment agreement, or if he is unable to perform his duties for 120 days during any 150-day period (“disability”) and PREIT elects to terminate his employment, then he will be entitled to (less applicable withholding taxes) all earned but unpaid amounts under the employment agreement and the pro rata portion of any amount payable under the annual cash incentive plan if PREIT achieves its specified performance target(s) with respect to the year of termination that he would have earned had he remained employed with us, and he, his spouse and dependents will continue to receive medical benefits for the 12-month period immediately following his termination of employment to the extent PREIT was paying for such benefits prior to such death or disability.

If Mr. Ventresca’s employment is terminated within six months before or 12 months after a change of control of PREIT without “cause” (including our election not to renew the agreement), or by him for “good reason,” then he will be entitled to (less applicable withholding taxes) all earned but unpaid amounts under the employment agreement and a lump sum cash payment equal to two times the sum of (x) his then-current base salary (discounted to present value if such termination occurs within six months before the change of control), plus (y) an amount calculated by multiplying the then-current base salary by the average percentage of base salary paid as a bonus in the last three calendar years, and he, his spouse and dependents will continue to receive medical benefits for 12 months to the extent PREIT was paying for such benefits prior to termination.

Equity Compensation Plans

The following table summarizes PREIT’s equity compensation plans as of December 31, 2019:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans(1)(3)
Equity compensation plans approved by shareholders	5,000	(2)	$20.40	1,422,992
Equity compensation plans not approved by shareholders	0		0	0
Total	5,000	(2)	$20.40	1,422,992

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights.”

(2)

Does not include 650,558 RSUs (reflected at target) or 521,143 OPUs (reflected at target) awarded under PREIT’s Second Amended and Restated 2003 Equity Incentive Plan or the 2018 Equity Incentive Plan that were outstanding and unvested at December 31, 2019. The actual number of shares issued in connection with earned RSUs or OPUs will be determined based on achievement of performance-based measures and, accordingly, these could pay out at a number of shares from 0% to 200% of this represented target for the RSUs and 0% to 300% of this represented target for the OPUs (which target represents the application of a 1.0 multiplier to the number of restricted shares issued with OPUs attached to them).

(3)

Includes 1,145,956 shares available for awards under PREIT’s 2018 Equity Incentive Plan as of December 31, 2019, including shares that might become issuable pursuant to the Company’s RSU Programs or pursuant to OPUs, and 277,036 shares available for issuance under PREIT’s Employee Share Purchase Plan. This number has not been reduced by 650,558 RSUs (reflected at target) or 521,143 OPUs (reflected at target) awarded under PREIT’s Second Amended and Restated 2003 Equity Incentive Plan or the 2018 Equity Incentive Plan that were outstanding and unvested at December 31, 2019.

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  COMPENSATION

Pay Ratio Disclosure

The Company and its Board of Trustees both believe that the Company’s compensation program must be consistent and equitable in order to motivate our employees to perform in a manner that maximizes shareholder value. Internal pay equity is important to us and we believe it is imperative to review the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. In connection with this, we made and reviewed a comparison of the annual total compensation of our employees to that of the annual total compensation of our Chief Executive Officer, Joseph F. Coradino, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the SEC.

For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our Chief Executive Officer), was $79,777; and

•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $5,177,851.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Coradino, our Chief Executive Officer, to the median of the total compensation of all employees was 65 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable SEC disclosure rules.

Methodology

To identify the median of annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and material assumptions, adjustments and estimates that we used were as follows.

1.

We determined the annual total compensation of each employee of the Company that was active as of December 31, 2019, as would have been calculated if that employee appeared on the Summary Compensation Table.

2.	Because the Company had a total of 232 employees (excluding the Chief Executive Officer) the “median employee” was determined to be the 116th and 117th highest paid employees.

3.

The annual total compensation of the median employee used in the calculation above is the average of the annual total compensation of the 116th and 117th employees. That average was then used as the denominator, and the annual total compensation of our Chief Executive Officer, as reported on the Summary Compensation Table, was used as the numerator, to generate the ratio provided above.

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AMENDED EQUITY PLAN

PROPOSAL THREE—Approval of the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan

The Board of Trustees unanimously recommends that our shareholders approve the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan (the “Amended Equity Plan”) which will replace the Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan (the “Existing Equity Plan”) which is currently in effect.

The objective of the Amended Equity Plan is to advance the long-term interests of PREIT and our shareholders by strengthening PREIT’s ability to attract and retain key individuals who have the desired training, experience and expertise to manage our business. The goal is also to furnish additional incentives to such key individuals to promote PREIT’s success by providing them with an equity ownership interest in PREIT and/or cash awards based on equity in PREIT. The Amended Equity Plan is being submitted to the shareholders in this proposal because the number of shares remaining available under the Existing Equity Plan is insufficient to continue to accomplish the objectives of the Existing Equity Plan. We believe the Amended Equity Plan will enable us to incentivize these individuals to improve our business and results of operations, including, importantly, encouraging a focus on enhancing long-term value for shareholders.

On April 7, 2020, our Board of Trustees, upon recommendation of our Compensation Committee, approved the Amended Equity Plan, subject to shareholder approval at the 2020 Annual Meeting. The Amended Equity Plan will become effective on the date the shareholders approve the Amended Equity Plan (the “Effective Date”). No awards have been made under the Amended Equity Plan.

The Board of Trustees believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers, trustees, employees and other individuals who are selected to receive awards with the interests of our shareholders. The Amended Equity Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain officers and other employees who we expect will contribute to our financial success. The Board of Trustees believes that awards granted pursuant to the Amended Equity Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the Amended Equity Plan. The members of the Board of Trustees and PREIT’s executive officers have an interest in the approval of the Amended Equity Plan because they are expected to receive equity interests in PREIT under the Amended Equity Plan.

Overview of the Amended Equity Plan

The material differences between the Existing Equity Plan and the Amended Equity Plan are as follows:

•

Increase in Shares Available. The Existing Equity Plan provides that an aggregate of up to 1,757,499 common shares may be issued under the Amended Equity Plan. As of April 1, 2020, there were 181,761 common shares available for PREIT to issue to employees or trustees under the Existing Equity Plan. If approved by the shareholders, the Amended Equity Plan will increase the number of shares available for grant and delivery by 2,440,000 shares, there would be 2,621,761 shares available for grant and delivery under the Amended Equity Plan upon the approval date, and there would be an aggregate of 4,197,499 shares that may be issued under the Amended Equity Plan. This number of shares is intended to satisfy PREIT’s employee and trustee equity awards for the next several years.

•	Director Limits. Under the Amended Equity Plan, the maximum grant date fair value of all awards granted to any non-employee trustee during any calendar year may not exceed $500,000 in total value.

•

Minimum Vesting. Subject to certain limited exceptions, the Amended Equity Plan provides that awards granted under the Amended Equity Plan will have a minimum vesting period of one year from the date of grant of the applicable award.

•

Change of Control. The Amended Equity Plan provides for the Compensation Committee with discretion to accelerate the vesting of awards and distinguishes between time-vested awards and performance-based awards. Under the Amended Equity Plan, in the event of a change of control (as defined in the Amended Equity Plan), the

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Compensation Committee will have the discretion to (i) accelerate, in whole or in part, the date on which any or all Options and SARs become exercisable and/or the date on which any or all and Restricted Shares with time-based vesting become vested, but only if the Option, SAR or Restricted Share is not assumed by the surviving or successor entity; (ii) accelerate vesting for Performance Shares and RSUs, provided that acceleration is limited to actual performance achieved, a pro-rata portion of the target award based on the elapsed proportion of the performance period, or a combination thereof; (iii) cause the delivery of any Contract Shares, even if the Contract Date(s) have not been reached; and/or (iv) cause the payment of any dividends or DERs, but only with respect to such Awards for which acceleration of vesting is permitted by Amended Equity Plan.

•

Other Changes. If shareholder approval is received at the Annual Meeting, the term of the Amended Equity Plan would be extended to the tenth anniversary of such approval. The Amended Equity Plan also includes other administrative and technical changes.

The terms of the Amended Equity Plan will apply only to awards granted on or after the Effective Date. Awards granted prior to the Effective Date will continue to be governed by the applicable grant letters and the terms of the Existing Equity Plan without giving effect to changes made by the Amended Equity Plan.

Determination of Shares to be Available for Issuance

The Existing Equity Plan provides that an aggregate of up to 1,757,499 common shares may be issued under the Amended Equity Plan. As of April 1, 2020, 181,761 common shares were available for grants of awards under the Existing Equity Plan. If this proposal is approved by our shareholders at the Annual Meeting, the number of shares that may be issued would increase by 2,440,000 common shares, and the aggregate number of shares that may be issued under the Amended Equity Plan would be 4,197,499, which number is subject to adjustments under the Amended Equity Plan, as described in more detail below. As of the Effective Date, there would be 2,621,761 shares available for grants of awards, which is the sum of (i) 2,440,000 new shares plus (ii) 181,761 shares that were available for awards under the Existing Equity Plan as of April 1, 2020.

In determining the number of additional shares to reserve for issuance under the Amended Equity Plan, we considered many factors, including our share availability under the Existing Equity Plan, our historical burn rate and our projected burn rate under the Amended Equity Plan, as well as the potential costs and benefits to our shareholders of the share request under the Amended Equity Plan.

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  AMENDED EQUITY PLAN

Dilution Analysis

The table below shows our potential dilution (often referred to as overhang) levels based on our shares outstanding combined with our total equity awards outstanding, the shares currently available for grant under the Existing Equity Plan and our request for 2,440,000 new shares to be available for awards under the Amended Equity Plan. The 2,440,000 new shares represent potential dilution of approximately 2.81% of the Total Potential Overhang plus Shares Outstanding as of April 1, 2020, as described in the table below. For this purpose, we treat operating partnership units in PREIT Associates, L.P. (“OP Units”) as part of our shares outstanding. OP Units may be redeemed by their holders for, at PREIT’s election, cash or an equal number of PREIT’s common shares. The Board of Trustees believes that this number of shares under the Amended Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of the goals of our equity compensation program.

Potential Overhang as of April 1, 2020 with 2,440,000 Additional Shares
Options Outstanding as of April 1, 2020(1)	0
Weighted Average Exercise Price of Options Outstanding as of April 1, 2020	n/a
Weighted Average Remaining Term of Options Outstanding as of April 1, 2020	n/a
Outstanding Restricted Share Units (RSUs) as of April 1, 2020(2)	1,257,097
Outstanding Unvested Restricted Shares as of April 1, 2020	1,668,683
Outstanding Unvested Outperformance Units (OPUs) as of April 1, 2020(2)	452,070
Total Equity Awards Outstanding as of April 1, 2019	3,377,850
Shares Available for Future Award Grants under the Existing Equity Plan as of April 1, 2020	181,761
Shares Requested	2,440,000
Total Potential Overhang under the Amended Equity Plan (including all prior equity compensation plans)	5,999,611
Common Shares and OP Units Outstanding as of April 1, 2020	80,863,087
Total Potential Overhang plus Common Shares and OP Units Outstanding as of April 1, 2020	86,862,698
Potential Dilution of 2,440,000 shares as a Percentage of the sum of Total Potential Overhang plus Common Shares and OP Units Outstanding as of April 1, 2020	2.81%

(1)

Does not include 5,000 outstanding options, which were granted to Trustee Charles P. Pizzi on May 29, 2013, with an exercise price of $20.40 and a remaining term of 3.16 years. We consider this amount to be de minimis, and we no longer customarily grant options to our Trustees.

(2)	Presented assuming awards are earned at target (100%) and excluding any subsequently acquired DERs.

Based on our current equity award practices, we estimate that the authorized shares under the Amended Equity Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately one to three years, in amounts determined appropriate by the Compensation Committee, which will administer the Amended Equity Plan. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of our shares, the mix of cash, equity awards and awards provided as long-term incentive compensation, including changes to our compensation program that involve a larger percentage of long-term incentive compensation, payouts of performance-based awards in excess of target in the event of superior performance, hiring activity and promotions during the next few years.

Burn Rate

When the Board of Trustees and the Compensation Committee make equity or equity-related awards to key individuals, they take into consideration the potential of such awards to have a dilutive effect on existing shareholders of PREIT, as illustrated above. One view of the potential dilution considered by the Compensation Committee is the methodology utilized by Institutional Shareholder Services, or ISS. ISS looks at a company’s “burn rate,” which is the

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  AMENDED EQUITY PLAN

adjusted number of full value shares awarded plus the number of options, divided by the weighted average common shares outstanding at fiscal year-end. ISS’s adjustment takes full value awards and converts them to an equivalent number of options by applying a multiplier based on the Company’s annual share price volatility. The table below sets forth the following information regarding the awards granted under the Existing Equity Plan: (i) the burn rate for each of the last three calendar years, and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:

(i)	the number of restricted shares, OPUs and RSUs granted in the applicable year,

divided by

(ii)	the weighted average number of our common shares and OP Units outstanding for the applicable year.

For completeness, we have also included in the table below a burn rate calculation based on the number of restricted shares granted, OPUs earned and RSUs earned in the applicable year, divided by the weighted average number of our common shares and OP Units outstanding for the applicable year.

Burn Rate
Element	2019	2018	2017	Three- Year Average
Restricted Shares Granted to Employees(1)	683,570	392,697	271,938
Restricted Shares Granted to Non-Employee Trustees	114,800	68,698	64,358
RSUs Granted at Target(2)	420,385	231,227	140,490
Total Number of Awards Granted	1,218,755	692,622	476,786
Weighted Average Number of Common Shares and OP Units Outstanding as of December 31,	78,895,000	78,225,000	77,754,000
Burn Rate (Restricted Shares and target RSUs granted)	1.54%	0.89%	0.61%	1.01%
Total Restricted Shares granted and OPUs and RSUs earned(3)	798,370	461,395	336,296
Burn Rate (Restricted Shares granted and OPUs and RSUs earned)	1.01%	0.59%	0.43%	0.68%
Adjusted Total Restricted shares granted and OPUs and RSUs earned(4)	1,596,740	992,790	672,592
Adjusted Burn Rate (Restricted shares granted and OPUs and RSUs earned)	2.02%	1.18%	0.87%	1.36%

(1)

Of the restricted shares granted in 2019, 517,783 have Outperformance Units (OPUs) attached to them. OPUs entitle the participant to receive additional shares if the Company achieves certain specified outperformance metrics measured over a three-year period. For purposes of this calculation, incremental shares of OPUs are not included since they are tied to a multiple of the participant’s underlying time-based restricted share award. Any OPUs in connection with 2019 restricted shares would not be earned until 2022.

(2)	RSUs granted in 2017, 2018 and 2019 would not be earned until 2020, 2021 and 2022, respectively.

(3)	No shares were earned with respect to RSUs that were granted in 2014, 2015 and 2016 and were measured for three year periods ending December 31, 2017, 2018 and 2019, respectively.

(4)

Full value awards, such as time-based restricted shares, are adjusted in this methodology with a multiplier based on share price volatility, which we have assumed to be 2.0 option shares for each 1 full value shares for each of the three years presented.

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  AMENDED EQUITY PLAN

Description of the Amended Equity Plan

The full text of the Amended Equity Plan is attached as Annex 1 to this proxy statement, and the following summary of the Amended Equity Plan is qualified in its entirety by reference to Annex 1.

Shares Subject to the Plan

The aggregate number of shares that may be delivered under the Amended Equity Plan is 4,197,499 shares (which number includes the shares that were authorized to be issued under the Existing Equity Plan), subject to certain restrictions set forth in the Amended Equity Plan. The types of awards permitted under the Amended Equity Plan include Incentive Stock Options (ISOs), Nonqualified Stock Options (NQSOs), Restricted Shares, Share Appreciation Rights (SARs), Performance Shares, Restricted Share Units (RSUs), Contract Shares, Bonus Shares and/or Dividend Equivalent Rights (DERs).

Administration of the Plan

The Amended Equity Plan will be administered by the Compensation Committee, but the Board of Trustees reserves the right to exercise the authority and discretion otherwise reserved to the Compensation Committee from time to time. Acts approved by a majority of the members of the Compensation Committee at a meeting at which a quorum is present, or acts without a meeting approved in writing by a majority of the members of the Compensation Committee, shall be valid acts of the Compensation Committee. Under the Amended Equity Plan, the Compensation Committee shall have the authority to:

•	select the key employees and non-employee trustees to be granted awards, and to grant such awards at such time or times as it may choose;

•	determine the type and size of each award;

•	amend an existing award in whole or in part, subject to certain restrictions articulated in the Amended Equity Plan;

•	adopt, amend and rescind rules and regulations for the administration of the Amended Equity Plan; and

•	interpret the Amended Equity Plan, decide any question and settle any controversies that may arise in connection therewith.

Eligible Participants

The class of employees who shall be eligible to receive awards (including ISOs) under the Amended Equity Plan shall be any officer or other key employee of PREIT or one of its subsidiary entities, as determined by the Compensation Committee in its sole discretion (the “Key Employees”). The class of individuals who shall be eligible to receive awards (other than ISOs) under the Amended Equity Plan shall be the trustees of PREIT who are not employees of PREIT or of a Related Corporation or Subsidiary Entity, as defined in the Amended Equity Plan (the “Non-Employee Trustees” and, together with the Key Employees, the “Eligible Participants”). More than one award may be granted to an Eligible Participant under the Amended Equity Plan. The Company has approximately 230 employees and, if all nominees are elected, six non-employee trustees on its Board of Trustees.

Award Limits

No officer or key employee of PREIT may receive Options, SARs, Restricted Shares, Performance Shares and/or RSUs for more than 250,000 shares during any calendar year. The maximum grant date fair value of shares subject to Awards granted to any Non-Employee Trustee during any calendar year may not exceed $500,000 in total value.

Term of Plan

No awards may be granted under the Amended Equity Plan after the tenth anniversary of the most recent date the Amended Equity Plan is adopted by our shareholders, but awards previously granted may extend beyond that date.

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  AMENDED EQUITY PLAN

Awards Available under the Amended Equity Plan

Options

Overview

The Compensation Committee may grant both Incentive Stock Options and Nonqualified Stock Options under the Amended Equity Plan; however, ISOs may only be granted to Key Employees. The term of each option may not be more than ten years from the date the option was granted, or such earlier date as may be specified in the applicable award agreement. An option shall become exercisable at such time or times, and on such conditions, as the Compensation Committee may specify and the Compensation Committee may at any time accelerate the time at which all or any part of an Option may be exercised. The exercise price of an Option shall be determined by the Compensation Committee, subject to the following:

•

The exercise price of an ISO shall not be less than the greater of (i) 100% of the fair market value of the shares subject to the ISO, determined as of the time the ISO is granted, or (ii) the par value per share.

•

The exercise price of an NQSO shall not be less than the greater of (i) 100% of the fair market value of the shares subject to the NQSO, determined as of the time the NQSO is granted, or (ii) the par value per share.

A More-Than-10-Percent Shareholder is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Internal Revenue Code of 1984, as amended (the “Code”), shares of PREIT possessing more than 10% of the total combined voting power of all classes of shares of PREIT. For the exercise price articulated above, “100%” shall be replaced by “110%” in the case of an ISO granted to a More-Than-10-Percent Shareholder.

Payment for Shares

The applicable award agreement shall set forth, from among the following alternatives, how the exercise price is to be paid:

•	in cash or by check, bank draft, or money order payable to the order of PREIT;

•

in shares previously acquired by the participant; provided, however, that such shares have been held by the individual for such period of time as required to be considered “mature” shares for purposes of accounting treatment;

•

by delivering a properly executed notice of exercise of the option to PREIT and a broker, with irrevocable instructions to the broker promptly to deliver to PREIT the amount of sale or loan proceeds necessary to pay the exercise price of the option; or

•	by any combination of the above-listed forms of payment or such other means as the Compensation Committee may approve.

No Dividend Equivalents; No Repricing

Options shall not earn dividend equivalents. Repricing of options shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

•	changing the terms of an option to lower its exercise price;

•	any other action that is treated as “repricing” under generally accepted accounting principles; and

•

repurchasing for cash or canceling an option in exchange for another award at a time when its exercise price is greater than the fair market value of the underlying shares, unless the cancelation and exchange occurs in connection with an event involving certain corporate transactions, as outlined in the Amended Equity Plan.

Incentive Stock Options

An ISO is an option that, at the time such option is granted under the Amended Equity Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the applicable award agreement states that the

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  AMENDED EQUITY PLAN

option will not be treated as an ISO. Once an ISO has been granted, no action by the Compensation Committee that would cause the ISO to lose its status as an ISO under the Code will be effective without the consent of the Key Employee holding the ISO. The aggregate fair market value (as defined in the Amended Equity Plan) of the shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000. If this is not possible, the ISO shall be treated as an ISO to the extent it may be so treated under the limit and as a Nonqualified Stock Option as to the remainder.

Nonqualified Stock Options

An NQSO is an option that, at the time such option is granted under the Amended Equity Plan, does not meet the definition of an ISO, whether or not it is designated as an NQSO in the applicable award agreement.

Restricted Shares

Overview

Restricted Shares may be issued or transferred to Eligible Participants for no consideration. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, unless otherwise specifically provided by the Amended Equity Plan. If the individual ceases to be an Eligible Participant for any reason, the Restricted Shares shall be forfeited to PREIT; however, these restrictions will lapse at such time or times, and on such conditions, as the Compensation Committee may specify in the applicable award agreement. Upon the lapse of all such restrictions, the shares will cease to be Restricted Shares for purposes of the Amended Equity Plan.

Annual Grant to Non-Employee Trustees

As of the first business day following each annual meeting of shareholders, such number of Restricted Shares as determined by the Board of Trustees in its sole discretion shall be issued automatically for no consideration to each Non-Employee Trustee then in service with PREIT (the “Annual Grant”). Restrictions with respect to Restricted Shares underlying Annual Grants will generally lapse on May 15 of each year following the applicable grant date; provided, that such restrictions will immediately lapse in full upon the Non-Employee Trustee’s death or disability (as defined in the Amended Equity Plan) or upon the occurrence of a change in control. If, as of the grant date of any Annual Grant, the number of shares available for issuance under the Amended Equity Plan is not sufficient to make all the Annual Grants then due to be issued, no Annual Grants will then be made and the Annual Grant provision of the Amended Equity Plan will then be automatically suspended.

Rights as a Shareholder

Unless the Compensation Committee decides otherwise, an Eligible Participant who receives Restricted Shares shall have certain rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights (subject to any conditions imposed by the Compensation Committee at the time of the grant).

Share Appreciation Rights

Overview

The Compensation Committee may grant Share Appreciation Rights (SARs) to an Eligible Participant. SARs may be granted in tandem with, or independently of, Options granted under the Amended Equity Plan. A SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted, while a SAR granted in tandem with an ISO may be granted only at the time the ISO is granted. A SAR entitles the holder to receive, with respect to each share as to which the SAR is exercised, the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Such excess shall be paid in cash, shares, or a combination thereof, as determined by the Compensation Committee. With respect to a SAR or SARs paid in shares, the total number of shares actually issued to an Eligible Participant with respect to such SAR or SARs, rather than the number of shares subject to such SAR or SARs, shall reduce the number of shares available for issuance under the Amended Equity Plan. The term of each SAR may not be more than ten years from the date the SAR was granted, or such earlier date as may be specified in the applicable award agreement.

Tandem Awards

When SARs are granted in tandem with Options, the number of SARs granted to an Eligible Participant that shall be exercisable during a specified period shall not exceed the number of shares that the Eligible Participant may purchase

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upon the exercise of the related Option during such period. Upon exercise of the Option, the SAR relating to the shares covered by such Option will terminate. Upon exercise of the SAR, the related Option will terminate to the extent of an equal number of shares. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable. The SAR will be transferrable only when the related Option is transferrable, and under the same conditions. Any SARs granted in tandem with an ISO may be exercised only when the fair market value of the shares subject to the ISO exceeds the exercise price of such ISO.

Exercise of Independent SARs

A SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Compensation Committee may specify in the applicable award agreement. The Compensation Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

No Dividend Equivalents; No Repricing

SARs shall not earn dividend equivalents. Repricing of SARs shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following):

•	changing the terms of a SAR to lower its exercise price;

•	any other action that is treated as “repricing” under generally accepted accounting principles; and

•

repurchasing for cash or canceling a SAR in exchange for another award at a time when its exercise price is greater than the fair market value of the underlying shares, unless the cancelation and exchange occurs in connection with an event involving certain corporate transactions, as outlined in the Amended Equity Plan.

Performance Shares and RSUs

Overview

The Compensation Committee may grant Performance Shares to any Eligible Participant, conditioned upon the meeting of designated goals determined by the Compensation Committee to be important to the success of PREIT or any of its subsidiaries (“Performance Goals”). The Compensation Committee shall determine the number of Performance Shares to be granted, which may be granted in the form of RSUs. When Performance Shares or RSUs are granted, the Compensation Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the award as it deems appropriate.

Delivery of Performance Shares

At the end of each applicable performance period, the Compensation Committee shall determine to what extent the Performance Goals and other conditions of the award have been met. To the extent the Performance Shares are earned, the shares will cease to be restricted shares for purposes of the Amended Equity Plan and shall be delivered.

Delivery of RSUs

At the end of each applicable performance period, the Compensation Committee shall determine to what extent the Performance Goals and other conditions of the award have been met. To the extent the RSUs are earned, RSUs may be settled in cash or shares, as determined by the Compensation Committee and set forth in the applicable award agreement. Any shares awarded pursuant to RSUs shall be delivered no later than the end of the Short-Term Deferral Period (as defined in the Amended Equity Plan), except to the extent such delivery is deferred pursuant to a deferral arrangement that complies with the requirements of Section  409A of the Code.

Dividends and Dividend Equivalents

Any grant of Performance Shares or RSUs under the Amended Equity Plan may provide for the payment to the Eligible Participant of dividends or Dividend Equivalent Rights (DERs) thereon in cash or additional shares, provided, however, that the applicable award agreement shall provide that the Eligible Participant shall not receive any dividends or DERs unless and until such time as the Performance Shares or RSUs are earned and paid. In addition, if the payment or crediting of dividends or DERs is in respect of an award that is subject to Section 409A of the Code, then the payment or crediting of such DERs shall conform to the requirements of Section 409A.

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Contract Shares

The Compensation Committee may grant Contract Shares to any Eligible Participant, conditioned upon the individual’s continued provision of services to PREIT through the date(s) specified in the applicable award agreement. The Compensation Committee shall determine the number of Contract Shares to be granted and the date(s) on which the Contract Shares shall be delivered to the Eligible Participant. If the Eligible Participant is still providing services to PREIT as of the specified date(s), the Compensation Committee shall cause the Contract Shares to be delivered to the Eligible Participant in accordance with the terms of the applicable award agreement.

Bonus Shares

The Compensation Committee may grant Bonus Shares to any Eligible Participant as a bonus to such individual for his or her services to PREIT. The Compensation Committee shall determine the number of Bonus Shares to be granted.

Holding and Minimum Vesting Periods

As a condition to a grant of an award to our CEO and any other executive officer who holds the title of Executive Vice President or Senior Vice President, such individual who receives an award will be required to hold any shares acquired upon exercise of an option or stock appreciation right for a minimum period of one year. Similarly, such officers will be required to hold any shares acquired upon the vesting of restricted share awards, performance share awards or restricted stock unit awards for a minimum period of one year from the date of vesting.

Except for certain exceptions, the Amended Equity Plan provides that awards granted under the Amended Equity Plan will be subject to a vesting period of not less than one year from the date of grant of the applicable award. The minimum vesting periods do not apply (a) to a termination of employment due to death or disability, (b) upon a Change of Control, (c) to a substitute award that does not reduce the vesting period of the award being replaced, or (d) awards involving less than an aggregate number of shares not in excess of 5% of the number of shares reserved for issued under the Amended Equity Plan. The Existing Equity Plan does not require any minimum holding period in connection with such awards.

Suspension, Amendment and Termination of the Amended Equity Plan

Our Board of Trustees, pursuant to a written resolution, may from time to time suspend or terminate the Amended Equity Plan or amend the Amended Equity Plan and any outstanding award agreement evidencing Annual Grants, and, subject to the restrictions in the Amended Equity Plan, the Compensation Committee may amend any outstanding awards (other than awards of Annual Grants) in any respect whatsoever. However, the Board of Trustees may not, without the approval of the shareholders, amend the Amended Equity Plan pursuant to any amendment that would:

•	change the class of employees eligible to participate in the Amended Equity Plan with respect to ISOs;

•

increase the maximum number of shares with respect to which ISOs may be granted under the Amended Equity Plan (except as permitted under the Capital Adjustments provision of the Amended Equity Plan, described below);

•	extend the term for ISOs with respect to any ISOs granted under the Amended Equity Plan; or

•	require shareholder approval under the applicable rules of the New York Stock Exchange or as required under any other applicable law, rule or regulation.

Such shareholder approval must be effected by a majority of all the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting shares is, either at the virtual meeting or by proxy, present and voting on the Amended Equity Plan or such amendment.

Capital Adjustments

The maximum number of shares that may be delivered under the Amended Equity Plan, the maximum number of SARs not in tandem with Options, the maximum number of DERs payable in notional shares that may be granted, and the maximum number of shares with respect to which Options or SARs may be granted to any Key Employee under the Amended Equity Plan, and the number of shares issuable upon the exercise or vesting of outstanding awards under the Amended Equity Plan shall be proportionately adjusted, as the Compensation Committee may deem

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appropriate, to reflect any increase or decrease in the number of issued shares resulting from a subdivision, consolidation, share dividend, or similar change in PREIT’s capitalization. No capital adjustment under the Amended Equity Plan shall be made (i) to an outstanding ISO if such adjustment would constitute a modification under Section 424(h) of the Code (unless the Eligible Participant consents to such adjustment), and (ii) to an outstanding NQSO or SAR if such adjustment would constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto (unless the Eligible Participant consents to such adjustment).

Transferability of Awards

No ISO may be transferred other than by will or by the laws of descent and distribution. No other award may be transferred, except to the extent permitted in the applicable award agreement, which may be only for no consideration, or by will or the laws of descent and distribution. During an Eligible Participant’s lifetime, an award requiring exercise may be exercised only by such Eligible Participant (or in the event of the Eligible Participant’s incapacity, by the person or persons legally appointed to act on the Eligible Participant’s behalf).

Change in Control of PREIT

If a Change of Control (as defined in the Amended Equity Plan) occurs, each outstanding award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed Change of Control, the Compensation Committee may terminate all or a portion of any outstanding award, effective upon the consummation of the Change of Control, if it determines that such termination is in the best interests of the Company. If the Compensation Committee elects to terminate any outstanding Options or SARs, it shall give each holder thereof not less than seven days’ notice prior to any such termination, and any Option or SAR that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including, the date immediately preceding such termination.

Further, the Compensation Committee has the sole discretion to (i) accelerate, in whole or in part, the date on which any or all Options and SARs become exercisable and/or the date on which any or all and Restricted Shares with time-based vesting become vested, but only if the Option, SAR or Restricted Share is not assumed by the surviving or successor entity; (ii) accelerate vesting for Performance Shares and RSUs, provided that acceleration is limited to actual performance achieved, a pro-rata portion of the target award based on the elapsed proportion of the performance period, or a combination thereof; (iii) cause the delivery of any Contract Shares, even if the Contract Date(s) have not been reached; and/or (iv) cause the payment of any dividends or DERs, but only with respect to such Awards for which acceleration of vesting is permitted by this Section 8.4(a). The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction; provided that, (i) in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change, and (ii) in the case of NQSOs and SARs, such change would not constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto unless the Participant consents to the change.

The Compensation Committee may also, in its discretion, change the terms of any outstanding award to reflect any such Change of Control; provided that, (i) in the case of ISOs, such change would not constitute a “modification” under Section 424(h) of the Code (unless the holder thereof consents to the change), and (ii) in the case of NQSOs and SARs, such change would not constitute a modification under Treas. Reg. § 1.409A-1(b)(5) or any amendment thereof or successor thereto (unless the holder thereof consents to the change).

In lieu of the foregoing, the Compensation Committee also has the sole discretion to arrange to have the surviving or acquiring entity or affiliate grant to each holder a replacement or substitute award which, in the judgment of the Compensation Committee, is substantially equivalent to the original award.

Company Policies

All Awards will be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board of Trustees from time to time.

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Tax Withholding

Obligation to Withhold

PREIT shall withhold from any cash payment made pursuant to an award an amount sufficient to satisfy all federal, state and local withholding tax requirements. In the case of an award to which shares may be delivered, the Compensation Committee may require that the Eligible Participant or other appropriate person remit to PREIT an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Compensation Committee with regard to such requirements, prior to the delivery of any shares.

Election to Withhold

The Compensation Committee, in its discretion, may permit or require the Eligible Participant to satisfy the withholding requirements, in whole or in part, by electing to have PREIT withhold shares (or by returning previously acquired shares to PREIT); provided, however, that PREIT may limit the number of shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. For this purpose, shares shall be valued at their fair market value determined as of the date an amount is includible in income by the Eligible Participant, and not as of the date of grant.

Federal Income Tax Consequences

The following summarizes the U.S. federal income tax consequences to Eligible Participants and to PREIT of Awards made under the Amended Equity Plan. Accordingly, the summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. This discussion is intended for the information of the shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who will participate in the Amended Equity Plan. Eligible Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

From an Eligible Participant’s standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual common shares. Future appreciation on common shares held beyond the ordinary income recognition event will be taxable at capital gains rates (long-term or short-term depending on the holding period) when the shares are sold. As a general rule, PREIT Associates, L.P. will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if common shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, then ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Code); and (ii) an award may be taxable to the recipient as ordinary income, with an additional 20% tax, at the time it becomes vested (even if the vesting date is prior to settlement of the award), if the award constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

Non-Qualified Stock Options

There are no federal income tax consequences to Eligible Participants or to us upon the award of a non-qualified stock option. Upon the exercise of non-qualified stock options, the Eligible Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares when exercised over the exercise price of the nonqualified stock option. PREIT Associates, L.P. generally will be entitled to a corresponding income tax deduction. Eligible Participants who are employees will be subject to applicable tax withholding requirements. Upon the sale of shares acquired upon exercise of a nonqualified stock option, an Eligible Participant will have a long-term or short-term capital gain or loss, depending on the length of time the Eligible Participant holds the shares prior to sale, in an amount equal to the difference between the amount realized upon the sale and the Eligible Participant’s basis in the shares.

Restricted Stock

An Eligible Participant normally will not recognize taxable income upon the award of restricted shares, and PREIT Associates, L.P. will not be entitled to a deduction, until such shares are transferable by the Eligible Participant or no

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longer subject to a substantial risk of forfeiture, whichever occurs earlier. However, an Eligible Participant will recognize ordinary compensation income on amounts paid to the Eligible Participant as dividends on restricted shares while the shares remain subject to restrictions. We generally will be entitled to a deduction in the same amount when such amount is included in the Eligible Participant’s income. When restricted shares are either transferable or no longer subject to a substantial risk of forfeiture, the Eligible Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common shares at that time. However, a participant, within 30 days of receiving restricted shares, may elect under Section 83(b) of the Code to recognize ordinary compensation income in the year the restricted share award is awarded in an amount equal to the difference between the fair market value of our common shares at that time, determined without regard to the restrictions, and the amount paid by the Eligible Participant for the shares, if any. In this event, PREIT Associates, L.P. generally will be entitled to a deduction in the same year. Any gain or loss recognized by the Eligible Participant upon subsequent disposition of our common shares will be a long-term or short-term capital gain or loss, depending on the length of time the Eligible Participant holds the shares prior to sale. If, after making the election, any of our common shares subject to a restricted stock award are forfeited, or if the market value declines during the restriction period, the Eligible Participant is not entitled to any tax deduction or tax refund.

RSUs

There are no immediate tax consequences to an Eligible Participant upon receiving an award of RSUs under the Amended Equity Plan. If the Eligible Participant is an employee, the RSUs will be taxable for purposes of the Federal Insurance Contributions Act (“FICA”) when the award is no longer subject to a substantial risk of forfeiture, regardless whether the Eligible Participant has received a distribution with respect to such award at that time. An Eligible Participant who is awarded RSUs will recognize ordinary income in an amount equal to the fair market value of shares issued to such Eligible Participant on the payment date. To the extent that PREIT Associates, L.P. and the Eligible Participant have already paid FICA taxes with respect to the RSUs, no additional FICA amounts will be owed on the payment date. PREIT Associates, L.P. generally will be entitled to a deduction in the same amount and at the same time as the Eligible Participant includes the recognized amount in ordinary income.

Performance Share Awards

There are no immediate tax consequences to an Eligible Participant upon receiving an award of performance share awards under the Amended Equity Plan. In the year in which the performance share awards are settled, the Eligible Participant will recognize ordinary income equal to the fair market value of the shares or cash received in settlement of the performance share awards. At that time, the Eligible Participant will be required to satisfy the tax withholding requirements applicable to such income. PREIT Associates, L.P. generally will be entitled to a deduction in the same amount and generally at the same time as the Eligible Participant includes the recognized amount in ordinary income.

SARs

The Eligible Participant will not recognize any income upon the award of a SAR. Upon the exercise of a SAR, the Eligible Participant will recognize ordinary compensation income in the amount of the cash and the fair market value of our common shares received upon such exercise. PREIT Associates, L.P. generally will be entitled to a corresponding income tax deduction.

Contract Shares/Bonus Shares

An Eligible Participant normally will not recognize taxable income upon the award of Contract Shares. Instead, the Eligible Participant will recognize ordinary income equal to the fair market value of the shares on the date any service restrictions lapse and the shares are no longer subject to a substantial risk of forfeiture. On the date of grant of Bonus Shares, an Eligible Participant will recognize ordinary income equal to the fair market value of the shares on such date. PREIT Associates, L.P. generally will be entitled to a deduction in the same amount and at the same time as the Eligible Participant includes the recognized amount in ordinary income. Upon the sale of Contract Shares or Bonus Shares, an Eligible Participant will have a long-term or short-term gain or loss, depending on the length of time the Eligible Participant holds the shares prior to sale, in an amount equal to the difference between the amount realized upon the sale and the Eligible Participant’s basis in the shares.

Dividends and Dividend Equivalents

An Eligible Participant will recognize ordinary income on the date the dividends or DERs are paid to him or her.

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Section 162(m)

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its “covered employee” which include the chief executive officer, chief financial officer and its three other most highly compensated officers (and will continue to apply to each of these officers for all future years) in excess of $1 million in any year. Prior to 2020, awards under the Existing Equity Plan were exempt from the deductibility limitations of Section 162(m) of the Code because those were deductions related to compensation paid by PREIT Associates, L.P. and its subsidiaries, not PREIT. However, under proposed regulations issued by the Department of Treasury in December 2019, the IRS takes the position that the $1 million limit applies to compensation paid by a partnership to the publicly-held corporation’s covered employees, but only to the extent the corporation is allocated a share of the otherwise deducible compensation as a result of its ownership in the partnership. If the proposed regulations addressing compensation paid by a partnership are finalized as proposed, PREIT’s compensation deductions related to awards issued under the Amended Equity Plan to covered employees of PREIT will be subject to the $1 million limitation.

Section 280G

To the extent payments that are contingent on a change of control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax payable by the Eligible Participant and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.

Section 409A

The Committee may permit an Eligible Participant to defer receipt of shares that would otherwise be payable upon the vesting of RSUs. Such deferral of income is governed by Section 409A of the Code. The Committee may establish such rules and procedures as it may deem advisable and in our best interests in the event that Section 409A of the Code is implicated by any transaction under the Amended Equity Plan. If an amount constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied, the Eligible Participant may be subject to a 20% tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus an interest-based tax. In addition, the employer may be subject to penalties for under-withholding, reporting or depositing taxes.

Registration and Listing of Shares

PREIT intends to file a registration statement on Form S-8 to register the additional common shares available for issuance under the Amended Equity Plan with the SEC as soon as practicable after receiving shareholder approval. Purchases and awards of shares under the Amended Equity Plan shall be postponed as necessary pending any such action.

Compliance with Rule 16b-3

All elections and transaction under the Amended Equity Plan by persons subject to Rule 16b-3 are intended to comply with at least one of the exemptive conditions under such rule. The Compensation Committee shall establish such administrative guidelines to facilitate such compliance as it may deem necessary or appropriate.

New Plan Benefits

Participation and the types of awards under the Amended Equity Plan are subject to the discretion of the Compensation Committee, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the Amended Equity Plan, including from any additional shares authorized under the Amended Equity Plan, are not currently determinable.

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Awards Granted Under the Existing Equity Plan

The following table sets forth information on restricted shares, RSUs and OPUs granted under the Existing Equity Plan from January 1, 2019 to December 31, 2019 and includes awards subsequently forfeited, if any. The closing price of PREIT’s common stock on the NYSE on April 1, 2020, the record date for the Annual Meeting, was $0.88 per share.

Name	Number of Restricted Shares, RSUs and OPUs Granted (#)
Named Executive Officers:
Joseph F. Coradino	592,644
Robert F. McCadden	164,282
Mario C. Ventresca, Jr.	88,719
Joseph J. Aristone	82,683
Andrew M. Ioannou	76,602
All executive officers as a group (6 persons)(1)	970,800
All non-executive directors as a group (7 persons)	114,800
All employees, excluding executive officers	650,938
Total	1,736,538

(1)	Excludes awards granted to Mr. McCadden whose employment with the company ended on December 31, 2019.

Required Vote

Assuming a quorum is present, the proposal to approve the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan will be approved if a majority of the shares present at the virtual meeting or by proxy and casting a vote on this proposal vote “FOR” the proposal. In addition, for purposes of this proposal, the NYSE requires approval by at least a majority of votes cast and considers an abstention to be a vote cast, therefore for this proposal, an abstention has the same effect as a vote “Against” the proposal.

Board Recommendation

Our Board of Trustees recommends that shareholders vote FOR the approval of the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan.

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AUDIT

PROPOSAL FOUR—Ratification of Selection of Independent Auditor

The Audit Committee of the Board of Trustees has selected KPMG LLP (“KPMG”) as PREIT’s independent auditor to perform the audit of our financial statements for 2020. KPMG is a registered independent public accounting firm and served as our independent auditor for the year ended December 31, 2019. A representative of KPMG is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if the representative so desires.

Although shareholder ratification of our selection of KPMG as our independent auditor is not required by our by-laws or otherwise, the Board of Trustees is submitting the selection of KPMG to our shareholders for ratification as a matter of good corporate practice. Despite ratification, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of PREIT. If KPMG is not ratified, the Audit Committee, in its discretion, may select as our independent auditor any registered public accounting firm that it determines would be in the best interest of PREIT.

Board Recommendation

The Audit Committee of our Board of Trustees recommends that shareholders vote FOR the ratification of PREIT’s selection of KPMG as PREIT’s independent auditor to perform the audit of our financial statements for 2020.

Audit Committee Report

PREIT’s Audit Committee is governed by an amended and restated charter that was originally approved and adopted by PREIT on April 14, 2004. PREIT’s Board of Trustees has determined that all of the members of the Audit Committee are financially literate and independent under New York Stock Exchange listing rules and independent under PREIT’s own independence guidelines. Each member of the Audit Committee also meets the SEC’s additional independence requirements for audit committee members. In addition, PREIT’s Board of Trustees has determined that John J. Roberts and George J. Alburger are both “audit committee financial experts,” as defined by SEC rules.

PREIT’s management has primary responsibility for PREIT’s financial statements. KPMG LLP, PREIT’s independent auditor for 2019, is responsible for expressing an opinion on the conformity of PREIT’s audited financial statements with generally accepted accounting principles. Before PREIT’s Annual Report on Form 10-K for the year ended December 31, 2019 was filed with the SEC, the Audit Committee reviewed and discussed with management and KPMG the audited financial statements of PREIT for the year ended December 31, 2019, which included the consolidated balance sheets of PREIT as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2019, and the notes thereto. In connection with this review, the Audit Committee, among other things, made inquiries of PREIT’s internal auditor and KPMG with respect to the reliability and integrity of PREIT’s accounting policies and financial reporting practices, and reviewed with KPMG its views on the quality of PREIT’s implementation of accounting principles, disclosure practices and use of accounting estimates in preparing the financial statements.

The Audit Committee discussed with KPMG the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of PREIT’s financial statements. The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to PREIT’s Board of Trustees that PREIT’s audited financial statements be included in PREIT’s Annual Report on Form 10-K for the year ended December 31, 2019.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF TRUSTEES John J. Roberts, Chair George J. Alburger Mark E. Pasquerilla

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  AUDIT

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee pre-approves all audit and permissible non-audit services to be provided to us by our independent auditor. The Audit Committee has delegated pre-approval authority between meetings of the Audit Committee to the Chair of the Audit Committee. The fees listed in the table below were properly pre-approved. The Audit Committee or its Chair considered the nature of the non-audit services provided by KPMG and determined that those services were compatible with the provision of independent audit services by KPMG.

Additional Information Regarding Our Independent Auditors

In addition to retaining KPMG to audit PREIT’s consolidated financial statements, PREIT may retain KPMG to provide other auditing and advisory services. PREIT understands the need for KPMG to maintain objectivity and independence in its audit of PREIT’s financial statements.

The aggregate fees billed for professional services by KPMG in 2019 and 2018 for these various services were:

Type of Fees	2019	2018
Audit Fees	$855,000	$830,000
Audit-Related Fees	—	—
Tax Fees	91,199	105,800
All Other Fees	—	—

Total	$946,199	$935,800

In the table above, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees PREIT paid KPMG for professional services for the audit of PREIT’s consolidated financial statements included in PREIT’s Form 10- K, review of financial statements included in PREIT’s Forms 10-Q, including transaction reviews, and for services that are normally provided by the accountant in connection with the review of other filings and consents and comfort letters; and “tax fees” are fees for tax compliance, tax preparation and other tax consultation related to transactions consummated by PREIT during 2019 and 2018.

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OTHER MATTERS

PROPOSAL FIVE—Other Matters

PREIT’s management knows of no matters other than those stated above to come before the meeting. However, if any other matters properly come before the meeting, the proxy being solicited in connection with this Proxy Statement confers discretionary authority with respect to those matters.

Principal Security Holders

The following table shows information concerning beneficial ownership of PREIT’s common shares by the only persons known by PREIT to be the beneficial owners of more than 5% of PREIT’s common shares of beneficial interest, primarily based on PREIT’s review of publicly available filings made with the Securities and Exchange Commission by such persons:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of Date of Applicable SEC Filing	Percent of Outstanding Shares as of April 1, 2020
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	10,598,059	13.4%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	10,262,568	13.0%
Zhengxu He(3) Inst. Of Math, AMSS, CAS, ZHONGGUANCUN Haidian District, Beijing 100080, PRC	6,721,485	8.5%
Steven H. Korman(4) 580 W. Germantown Pike Suite 200 Plymouth Meeting, PA 19462	3,888,478	4.9%

(1)

Based on a Schedule 13G/A filed with the SEC on February 11, 2020. As of December 31, 2019, The Vanguard Group had sole voting power over 100,662 of the shares reported, sole dispositive power over 10,475,965 of the shares reported, shared voting power over 28,316 of the shares reported and shared dispositive power over 122,094 of the shares reported. Of these shares, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owned 93,778 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., beneficially owned 35,200 shares as a result of its serving as investment manager of Australian investment offerings.

(2)

Based on a Schedule 13G/A filed with the SEC on February 4, 2020. As of December 31, 2019, BlackRock, Inc. had sole voting power and sole dispositive power over the 10,262,568 shares reported. The shares are held in various BlackRock subsidiaries including BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC. Of these subsidiaries, only BlackRock Fund Advisors beneficially owns 5% or more of the outstanding shares.

(3)	Based on a Schedule 13G/A filed with the SEC on February 7, 2020. As of December 31, 2019, Zhengxu He had shared voting power and shared dispositive power over the 6,721,485 shares reported.

(4)	Based on a Schedule 13G filed with the SEC on February 10, 2020, Steven H. Korman had sole voting power and sole dispositive power over the 3,888,478 shares reported.

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Related Party Transactions Policy

The PREIT related party transactions policy requires that related party transactions be reviewed and approved or ratified by a special committee comprised of independent trustees. The Special Committee currently consists of John J. Roberts, Chair, Michael J. DeMarco, and Leonard I. Korman. Any member of the Special Committee with an interest in a related party transaction will not vote on the approval or ratification of that transaction, but may participate, to the extent requested by the Chair of the Special Committee, in the Special Committee’s consideration of that transaction.

Related parties that are covered by the policy include any executive officer, trustee, nominee for trustee or 5% shareholder of PREIT, any immediate family member of those persons, any entity that is owned or controlled by any of the foregoing persons or any entity in which such a person is an executive officer or has a substantial ownership interest. “Related party transaction” means any transaction or series of similar transactions and any material amendment or modification to such a transaction:

•	involving an amount of at least $120,000 in which PREIT is a participant and in which a related party will have a direct or indirect material interest; and

•	that occurred subsequent to the adoption of the policy and has not previously been approved or ratified pursuant to the policy.

The related party transactions policy expressly excepts certain ordinary course transactions from the review, approval and ratification requirements of the policy.

The related party transactions policy requires executive officers and trustees of PREIT to notify PREIT’s General Counsel as soon as reasonably practicable of any potential related party transaction. PREIT’s General Counsel then determines whether the transaction requires compliance with the related party transactions policy. If the transaction is a related party transaction, full details of the transaction are submitted to the Special Committee. The Special Committee will then determine whether to ratify or approve the transaction. The Special Committee considers, among other things:

•	the terms of the transaction and whether the terms are fair to PREIT and are on the same basis as if the transaction did not involve a related party;

•	the reasons for PREIT to enter into the transaction;

•	whether the transaction would impair the independence of a non-employee trustee;

•	whether the transaction presents an improper conflict for any trustee or executive officer of PREIT; and

•	the materiality of the transaction.

Except as described below, no other transactions were reviewed, ratified or approved pursuant to PREIT’s related party transactions policy because each of the transactions was either entered into before PREIT adopted the policy or is not considered to be a related party transaction under the terms of the policy. The transactions described below were, to the extent deemed necessary and appropriate by the Board of Trustees, reviewed and approved by PREIT’s Board of Trustees, the Special Committee and/or, as appropriate, the independent or non-employee members of PREIT’s Board of Trustees.

In December 2018, we entered into a lease for new office space at One Commerce Square, which is located at 2005 Market Street, Philadelphia, Pennsylvania, with Brandywine Realty Trust. Mr. Pizzi is also a trustee of Brandywine Realty Trust. Rent payments under the lease commenced in 2020, and as such, no rent was paid under the lease during 2019.

We purchase healthcare benefits for our employees through Independence Blue Cross (“IBX”). Mr. Pizzi became chairman of the board of directors of IBX during 2019. We paid total insurance healthcare premiums of $2.63 million to IBX during 2019.

We utilize Conner Strong & Buckelew (“Conner Strong”) as our property and casualty insurance broker. In this capacity, Conner Strong places our liability, umbrella and property coverage, along with our non-owned aircraft, workers’ compensation and automobile coverage, and also provides claim reporting and issues certificates with respect to such insurance policies. In addition, Conner Strong has placed the bonds relating to our Fashion District

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Philadelphia project. Mr. Pizzi serves as a consultant to Conner Strong and earns a standard retainer for his services. These consulting services pertain to general business matters and are unrelated to any business we do with Conner Strong.

Incorporation by Reference

The information contained in this Proxy Statement under the headings “Compensation Committee Report” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that PREIT specifically incorporates such information by reference in a filing.

Shareholders’ Proposals

Under SEC rules, certain shareholder proposals may be included in PREIT’s proxy statement. Any shareholder desiring to have such a proposal included in PREIT’s proxy statement for the annual meeting to be held in 2020 must deliver a proposal in full compliance with Rule 14a-8 under the Exchange Act to PREIT’s executive offices at One Commerce Square, 2005 Market Street, Suite 1000, Philadelphia, Pennsylvania 19103, by December 18, 2020.

Where a shareholder submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the shareholder must comply with the procedures set forth in our trust agreement. The written proposal must be received by our Secretary on or before February 27, 2021 but no earlier than January 28, 2021 (unless our annual meeting is not within 30 days of the anniversary of the prior annual meeting, and then not later than the tenth business day following the date on which notice of the meeting was mailed or disclosed to the public, whichever occurs first). The notice to our Secretary must contain or be accompanied by the information required by Section 11.J of our trust agreement and must include, among other things: (i) the name and address of the shareholder intending to bring the business before the meeting; (ii) a representation as to the class, series and number of shares that such shareholder owns of record or beneficially and the respective date or dates on which such shareholder acquired such ownership; (iii) a description of all proxies, agreements, arrangements or understandings between the proposing shareholder and any other person or entity (naming each such person or entity) pursuant to which such shareholder has any right to vote any shares; (iv) the general nature of the business which such shareholder seeks to bring before the meeting and the text of the resolution or resolutions which the shareholder proposes that the shareholders adopt; (v) any material interest in such business by such shareholder, including any anticipated benefit; and (vi) with respect to such shareholder or affiliate of such shareholder, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position, hedged position, borrowing or lending of shares, synthetic or temporary ownership technique, swap, securities loan, option, warrant, convertible security, stock appreciation right, or any other right or security with a value derived, in part or in whole, from the value of any class or series of shares, directly or indirectly owned by such shareholder or affiliate of such shareholder) has been made, the effect or intent of which is to (A) mitigate loss to, or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any affiliate of such shareholder with respect to any shares, or (B) provide the shareholder or affiliate of such shareholder with an opportunity to receive directly or indirectly any gain from an increase or decrease in the value of the shares. In addition, the notice must be signed by a shareholder or shareholders entitled to vote at the meeting and holding, individually or collectively, at least two percent of the shares outstanding on the date of such notice. A copy of the full text of the relevant section of the trust agreement, which includes the complete list of the information that must be submitted to us before a shareholder may submit a proposal at the 2021 Annual Meeting, may be obtained upon written request directed to our Secretary at our principal executive office. A copy of our trust agreement is also posted on our website at www.preit.com.

By Order of the Board of Trustees

Lisa M. Most
Secretary

April 17, 2020

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Annex 1—Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN

Preamble

WHEREAS, Pennsylvania Real Estate Investment Trust (the “Trust”) desires to continue to have the ability to award certain equity-based benefits to certain of the non-employee trustees and officers and other key employees of the Trust and its “Related Corporations” and “Subsidiary Entities” (both as defined below);

WHEREAS, the Trust maintains the Plan (as defined below), and the Trust desires to amend and restate the Plan, as hereinafter provided;

NOW, THEREFORE, the Plan is hereby amended and restated (subject to the approval of the shareholders of the Trust) under the following terms and conditions:

1. Purpose. The Plan is intended to provide a means whereby the Trust may grant ISOs, NQSOs, Restricted Shares, SARs, Performance Shares, RSUs, Contract Shares, Bonus Shares and/or DERs to Key Employees and Non-Employee Trustees. Thereby, the Trust expects to attract and retain such Key Employees and Non-Employee Trustees and to motivate them to exercise their best efforts on behalf of the Trust and its Subsidiary Entities.

2. Definitions.

(a) “Annual Grant” shall have the meaning set forth in Section 7.3(c).

(b) “Award” shall mean ISOs, NQSOs, Restricted Shares, SARs, Performance Shares, RSUs, Contract Shares, Bonus Shares and/or DERs awarded by the Committee to a Participant.

(c) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

(d) “Board” shall mean the Board of Trustees of the Trust.

(e) “Bonus Shares” shall mean an Award that entitles the recipient to receive Shares without payment, as a bonus.

(f) “Change in Control” shall mean:

(1) The acquisition by an individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Trust unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board; (ii) any acquisition by the Trust; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any entity controlled by the Trust; (iv) any acquisition by any individual, entity, or group in connection with a “Business Combination” (as defined in paragraph (3) below) that fails to qualify as a Change in Control pursuant to paragraphs (3) or (4) below; or (v) any acquisition by any Person entitled to file Schedule 13G under the Exchange Act with respect to such acquisition; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

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(3) The consummation of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination of the Outstanding Shares; or

(4) The consummation of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) the Chief Executive Officer of the Trust at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of the Trust holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

(5) The consummation of a Business Combination, following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) shall not constitute a “Change in Control” unless following such transaction the provisions of paragraphs (1) or (2) are independently satisfied; or

(6) A complete liquidation or dissolution of the Trust.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Trust’s Executive Compensation and Human Resources Committee, which shall consist solely of not fewer than two trustees of the Trust who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act).

(i) “Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Shares, provided he or she is still providing services to the Trust or one of its Subsidiary Entities on each date.

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(j) “Contract Shares” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, if the recipient is still providing services to the Trust or one of its Subsidiary Entities as of the future date specified in the Award Agreement.

(k) “Disability” shall mean a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(l) “DER” shall mean a dividend equivalent right—i.e., an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would be payable on any or all Shares subject to another Award granted to the Participant, or that would be payable on a number of notional Shares unrelated to any other Award, in either case had such Shares been outstanding.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

(1) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the mean between the highest and lowest quoted selling price on such date; or

(2) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after such date on which there were such sales; or

(3) if paragraphs (1) and (2) above are not applicable, or the Committee desires to use another method in connection with an Award, then such other method of determining fair market value as shall be adopted by the Committee.

Where the Fair Market Value of Shares is determined under (2) above, the average shall be weighed inversely by the respective numbers of trading days between the dates of reported sales and the specified valuation date, in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(o) “ISO” shall mean an incentive stock option—i.e., an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

(p) “Key Employee” shall mean an officer or other key employee of the Trust or one of its Subsidiary Entities, as determined by the Committee in its sole discretion.

(q) “More-Than-10-Percent Shareholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Trust or of a Related Corporation.

(r) “Non-Employee Trustee” shall mean a trustee of the Trust who is not an employee of the Trust or of a Related Corporation or Subsidiary Entity.

(s) “NQSO” shall mean a nonqualified stock option—i.e., an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(t) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(u) “Participant” shall mean an individual who has been granted an Award under the Plan.

(v) “Performance Shares” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

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(w) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Trust or any of its Subsidiary Entities. The Committee shall establish the specific measures for each such goal at the time an Award is granted, if the Committee desires to condition the Award on the achievement of Performance Goals. In creating these measures, the Committee shall use one or more of the following business criteria or such other criteria as the Committee deems appropriate: funds from operations, funds from operations per share, funds available for distribution, funds available for distribution per share, net operating income, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per Share, operating profit margin, net income margin, sales margin, cash flow, market share, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other individuals or companies or an index.

(x) “Plan” shall mean this Pennsylvania Real Estate Investment Trust Amended and Restated 2018 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

(y) “Related Corporation” shall mean either a “subsidiary corporation” of the Trust (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Trust (if any), as defined in section 424(e) of the Code.

(z) “Restricted Shares” shall mean an Award that grants the recipient Shares at no cost, subject to whatever restrictions are determined by the Committee.

(aa) “RSU” shall mean a restricted share unit granted pursuant to Section 7.4.

(bb) “SAR” shall mean a share appreciation right—i.e., an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd) “Shares” shall mean shares of beneficial interest in the Trust, par value $1.00 per share.

(ee) “Short-Term Deferral Period” shall mean, with respect to an amount (including Shares) payable pursuant to an Award, the 2 1/2-month period beginning on the day immediately following the last day of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. In no event shall interest be payable to reflect a payment date after the first day of the Short-Term Deferral Period.

(ff) “Subsidiary Entity” shall mean an affiliate of the Trust that is controlled by the Trust, directly or indirectly, through one or more intermediaries.

(gg) “Trust” shall mean Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

3. Administration.

(a) The Plan shall be administered by the Committee; provided, however, that the Board reserves the right to exercise from time to time the authority and discretion otherwise reserved herein to the Committee, and, in that case, the authority and discretion of the Board will be coextensive with that of the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a trustee of the Trust. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(1)-(4) below) may be delegated to a plan administrator.

(b) The Committee shall have the authority:

(1) to select the Key Employees and Non-Employee Trustees to be granted Awards under the Plan, and to grant such Awards at such time or times as it may choose;

(2) to determine the type and size of each Award, including the number of Shares subject to the Award;

(3) to determine the terms and conditions of each Award;

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(4) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), subject to Sections 7.1(g) and 7.2(e), except that the Committee may not (i) lower the exercise price of any Option, (ii) lower the grant date Fair Market Value of any SAR or (iii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant with respect to such Award;

(5) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and

(6) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it.

Such determinations and actions of the Committee (or its delegate), and all other determinations and actions of the Committee (or its delegate) made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

4. Effective Date and Term of Plan.

(a) Effective Date. The Plan was adopted by the Board and became effective on April 19, 2018, was approved by the shareholders of the Trust pursuant to Section 9(b) on May 31, 2018, and was further amended and restated, and submitted for reapproval by the shareholders effective [                    ], 2020.

(b) Term of Plan for ISOs. No Awards may be granted under the Plan after the tenth anniversary of the most recent date the Plan is approved by the shareholders of the Trust, but Awards previously granted may extend beyond that date.

5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan (pursuant to Options, Restricted Shares, SARs, Performance Shares, RSUs or otherwise) is 4,197,499 Shares (which number includes the Shares that were available under the Pennsylvania Real Estate Investment Trust Second Amended and Restated 2003 Equity Incentive Plan). Further, no Key Employee shall receive Options, Restricted Shares, SARs, Performance Shares and/or RSUs for more than 250,000 Shares during any calendar year under the Plan. However, the limits in the preceding two sentences shall be subject to the adjustment described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable.

Any Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof without having been exercised), any Shares that are subject to an Award that are forfeited, any Shares not delivered to the Participant because they are withheld for, or remitted by the Participant for, the payment of taxes with respect to an Award or in satisfaction of the exercise price of an Option, and any Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan. However, if an Option is cancelled, the Shares covered by the cancelled Option shall be counted against the maximum number of Shares specified above for which Options may be granted to a single Key Employee.

6. Eligibility. The class of employees who shall be eligible to receive Awards (including ISOs) under the Plan shall be the Key Employees (including any trustees of the Trust who are also Key Employees). The class of individuals who shall be eligible to receive Awards (other than ISOs) under the Plan shall be the Non-Employee Trustees. More than one Award may be granted to a Participant under the Plan. The aggregate Fair Market Value of Shares awarded to any Non-Employee Trustee during any calendar year, measured as of the grant date, may not exceed $500,000.

7. Types of Awards.

7.1 Options.

(a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan; however, ISOs may only be granted to Key Employees of the Trust or of a Related Corporation. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

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(b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Trust or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to such $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(c) Exercise Price. Except as provided in Section 10.10, the exercise price of an Option shall be determined by the Committee, subject to the following:

(1) The exercise price of an ISO shall not be less than the greater of (i) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (ii) the par value per Share.

(2) The exercise price of an NQSO shall not be less than the greater of (i) 100% percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (ii) the par value per Share.

(d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

(e) Exercise of Options. Subject to the provisions of Section 7.9, an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Trust, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(3) below, payment may be made as soon as practicable after the exercise). Only full Shares shall be issued under the Plan, and any fractional Share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(f) Payment for Shares. The Award Agreement shall set forth, from among the following alternatives, how the exercise price is to be paid:

(1) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Trust;

(2) in Shares previously acquired by the Participant; provided, however, that such Shares have been held by the Participant for such period of time as required to be considered “mature” Shares for purposes of accounting treatment;

(3) by delivering a properly executed notice of exercise of the Option to the Trust and a broker, with irrevocable instructions to the broker promptly to deliver to the Trust the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(4) by any combination of the above-listed forms of payment or such other means as the Committee may approve.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

(g) No Repricing; No Dividend Equivalents. Repricing of Options shall not be permitted without the approval of the shareholders of the Trust. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 8.3); (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and

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(iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 8.4 (involving certain corporate transactions). Such cancellation and exchange will be considered a “repricing” regardless of whether it would be treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Options shall not earn dividend equivalents.

7.2 Share Appreciation Rights.

(a) Grant of Share Appreciation Rights. SARs may be granted to a Key Employee or a Non-Employee Trustee by the Committee. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the ISO is granted.

(b) Nature of Share Appreciation Rights. An SAR entitles the Participant to receive, with respect to each Share as to which the SAR is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee. With respect to an SAR paid in Shares, the total number of Shares actually issued to a Participant with respect to such SAR, rather than the number of Shares subject to such SAR, shall reduce the number of Shares available for issuance under the Plan.

(c) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SAR relating to the Shares covered by such Option will terminate. Upon the exercise of an SAR, the related Option will terminate to the extent of an equal number of Shares. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The SAR will be transferable only when the related Option is transferable, and under the same conditions. An SAR granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

(d) Exercise of Independent Share Appreciation Rights. Subject to the provisions of Section 7.9, a SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person, and delivered or mailed to the Trust, accompanied by any other documents required by the Committee.

(e) No Repricing; No Dividend Equivalents. Repricing of SARs shall not be permitted without the approval of the shareholders of the Trust. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an SAR to lower its exercise price (i.e., its starting value) (other than on account of capital adjustments resulting from share splits, etc., as described in Section 8.3); (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an SAR in exchange for another Award at a time when its exercise price (i.e., its starting value) is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 8.4 (involving certain corporate transactions). Such cancellation and exchange will be considered a “repricing” regardless of whether it would be treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. SARs shall not earn dividend equivalents.

(f) Term of SARs. The term of each SAR may not be more than 10 years from the date the SAR was granted, or such earlier date as may be specified in the Award Agreement.

7.3 Restricted Shares.

(a) General Requirements. Restricted Shares may be issued or transferred to a Key Employee or a Non-Employee Trustee for no consideration.

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(b) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be an employee or a Non-Employee Trustee of any of the Trust or its Subsidiary Entities or any reason, shall be forfeited to the Trust. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Shares for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

(c) Annual Grant to Non-Employee Trustees. As of the first business day following each Annual Meeting of Shareholders of the Trust (or, if the Shares do not trade on such business day, then as of the first trading day thereafter), such number of Restricted Shares as determined by the Board in its discretion, subject to Section 6 hereof, shall be issued automatically for no consideration to each Non-Employee Trustee then in service with the Trust. The automatic grant of Restricted Shares to each Non-Employee Trustee pursuant to the preceding sentence shall be referred to herein as the “Annual Grant.” Restrictions with respect to Restricted Shares underlying Annual Grants will generally lapse on May 15th of each year following the applicable grant date (or, if such May 15th is not a trading day, the trading day next preceding such May 15th); provided, that such restrictions will immediately lapse in full upon the Participant’s death or Disability or upon the occurrence of a Change in Control. If, as of the grant date of any Annual Grant, the number of Shares available for issuance under the Plan is insufficient to make all the Annual Grants then due to be issued pursuant to this Section 7.3(c), no Annual Grants will then be made and the operation of this Section 7.3(c) will then be automatically suspended.

(d) Rights as a Shareholder. Unless the Committee determines otherwise, a Participant who receives Restricted Shares shall have certain rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights, subject to the restrictions described in subsection (b) above and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing Restricted Shares will remain in the possession of the Trust until such Shares are free of all restrictions under the Plan.

(e) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Shares must provide a copy thereof to the Trust within 10 days of the filing of such election with the Internal Revenue Service.

7.4 Performance Shares and RSUs; Performance Goals.

(a) Grant. The Committee may grant Performance Shares to any Key Employee or Non-Employee Trustee, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Performance Shares to be granted. Performance Shares may be granted in the form of RSUs.

(b) Performance Period and Performance Goals. When Performance Shares or RSUs are granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met

(c) Delivery of Performance Shares. To the extent the Performance Shares are earned as determined under subsection (b), the Shares will cease to be restricted Shares for purposes of the Plan and shall be delivered.

(d) Settlement of RSUs. To the extent the RSUs are earned as determined under subsection (b), RSUs may be settled in cash or Shares, as determined by the Committee and set forth in the Award Agreement. Any Shares awarded pursuant to RSUs shall be delivered no later than the end of the Short-Term Deferral Period, except to the extent such delivery is deferred pursuant to a deferral arrangement that complies with the requirements of Section 409A of the Code and the final regulations issued thereunder or any amendment thereof or successor thereto.

(e) Dividend Equivalents. Any grant of Performance Shares or RSUs may provide for the payment to the Participant of dividends and DERs thereon in cash or additional Shares, provided, however, that the Award Agreement shall provide that the Participant shall not receive any dividends or DERs unless and until such time as the Performance Shares or RSUs are earned and paid, and provided further that if the payment or crediting of dividends and DERs is in respect of an Award that is subject to Code Section 409A, then the payment or crediting

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of such dividends and DERs shall conform to the requirement of Code Section 409A and such requirements shall be specified in writing.

7.5 Contract Shares.

(a) Grant. The Committee may grant Contract Shares to any Key Employee or Non-Employee Trustee, conditioned upon the Participant’s continued provision of services to the Trust or one of its Subsidiary Entities through the date(s) specified in the Award Agreement. The Committee shall determine the number of Contract Shares to be granted.

(b) Contract Dates. When Contract Shares are granted, the Committee shall establish the Contract Date(s) on which the Contract Shares shall be delivered to the Participant, provided the Participant is still providing services to the Trust or one of its Subsidiary Entities on such date(s).

(c) Delivery of Contract Shares. If the Participant is still providing services to the Trust or to one or more of its Subsidiary Entities as of the Contract Date(s), the Committee shall cause the Contract Shares to be delivered to the Participant in accordance with the terms of the Award Agreement.

7.6 Bonus Shares. The Committee may grant Bonus Shares to any Key Employee or Non-Employee Trustee as a bonus to the Key Employee or Non-Employee Trustee for services to the Trust or to one or more of its Subsidiary Entries. The Committee shall determine the number of Bonus Shares to be granted.

7.7 Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Non-Employee Trustee of DERs, either currently or in the future, or for the investment of such DERs on behalf of the Participant; however, any DERs relating to awards that vest based on the achievement of one or more Performance Goals will only be earned to the extent such Performance Goals are met.

7.8 Holding Period. As a condition to the Grant of an Award to the Trust’s Chief Executive Officer or to any other executive officer holding the title of Executive Vice President or Senior Vice President, such individual shall hold such Award for a minimum period of one year following (i) in the case of an Award of Options or SARs, the date of exercise of such Awards, and (ii) in the case of an Award of Restricted Shares, Performance Shares or RSUs, the date on which such Award vests.

7.9 Minimum Vesting Periods. Except as otherwise provided in this Section 7.9, Awards shall be subject to a vesting period of not less than one year from the date of grant of the applicable Award. The minimum vesting periods shall not apply: (a) to a termination of employment due to death or disability; (b) upon a Change in Control; (c) to a substitute award that does not reduce the vesting period of the Award being replaced; or (d) to Awards involving an aggregate number of Shares not in excess of 5% of the number of Shares reserved for issuance under Section 5 of the Plan.

8. Events Affecting Outstanding Awards.

8.1 Termination of Service (Other Than by Death or Disability). If a Participant ceases to be an employee or trustee of any of the Trust and its Subsidiary Entities for any reason other than death or Disability, the following shall apply:

(a) Except as otherwise stated in the Award Agreement, all Options and SARs held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or SARs that were exercisable immediately prior to the termination of service will continue to be exercisable for three months (or for such longer period as the Award Agreement states), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than three months in the event of termination of service in specific circumstances. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

(b) Except as otherwise stated in the Award Agreement, all Restricted Shares held by the Participant at the time of termination of service must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

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(c) Except as otherwise stated in the Award Agreement, all Performance Shares, RSUs, Contract Shares and DERs to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Award canceled as of the date of such termination of service.

8.2 Death or Disability. If a Participant dies or terminates his or her services on account of a Disability, the following shall apply:

(a) Except as otherwise stated in the Award Agreement, all Options and SARs held by a Participant that were not exercisable immediately prior to the Participant’s death or termination of service on account of Disability shall terminate at the date of death or termination of service on account of Disability. Any Options or SARs that were exercisable immediately prior to death or termination of service on account of Disability, as the case may be, will continue to be exercisable by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the laws of descent and distribution (in the case of death), for the one-year period ending with the first anniversary of the Participant’s death or termination of service on account of Disability (or for such shorter or longer period as may be provided in the Award Agreement), and shall thereupon terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section.

(b) Except as otherwise stated in the Award Agreement, all Restricted Shares held by the Participant at the date of death or termination of service on account of Disability, as the case may be, must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Except as otherwise stated in the Award Agreement, all Performance Shares, RSUs, Contract Shares and DERs to which the Participant was not irrevocably entitled prior to death or termination of service on account of Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or termination of service on account of Disability.

8.3 Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, the maximum number of SARs not in tandem with Options, the maximum number of DERs payable in notional Shares that may be granted, and the maximum number of Shares with respect to which Options or SARs may be granted to any Key Employee under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), share dividend, or similar change in the capitalization of the Trust. No adjustment under this Section shall be made (i) to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Participant consents to such adjustment, and (ii) to an outstanding NQSO or SAR if such adjustment would constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto unless the Participant consents to such adjustment.

8.4 Certain Corporate Transactions.

(a) In the event of a Change in Control, each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the Change in Control event, if it determines that such termination is in the best interests of the Trust. If the Committee decides to terminate outstanding Options or SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not less than seven days’ notice prior to any such termination, and any Option or SAR that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and SARs become exercisable and/or the date on which any or all and Restricted Shares with time-based vesting become vested, but only if the Option, SAR or Restricted Share is not assumed by the surviving or successor entity; (ii) accelerate vesting for Performance Shares and RSUs, provided that acceleration is limited to actual performance achieved, a pro-rata portion of the target award based on the elapsed proportion of the performance period, or a combination thereof; (iii) cause the delivery of any Contract Shares, even if the Contract Date(s) have not been reached; and/or (iv) cause the payment of any dividends or DERs, but only with

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respect to such Awards for which acceleration of vesting is permitted by this Section 8.4(a). The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction; provided that, (i) in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change, and (ii) in the case of NQSOs and SARs, such change would not constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto unless the Participant consents to the change.

(b) In lieu of the action described in subsection (a) above, the Committee may, in its discretion, arrange to have the surviving or acquiring entity or affiliate grant to each Participant a replacement or substitute award which, in the judgment of the Committee, is substantially equivalent to the Award.

9. Suspension, Amendment or Termination of the Plan.

(a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend the Plan and any outstanding Award Agreement evidencing Annual Grants, and, except as provided in Sections 3(b)(4), 7.1(a), 7.1(e), 7.1(g), 7.2(e) and 8.4(a), the Committee may amend any outstanding Awards (other than Awards of Annual Grants) in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below)—

(1) no amendment may be made that would—

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; and

(2) no amendment may be made that would require shareholder approval under the applicable rules of the New York Stock Exchange or as required under any other applicable law, rule or regulation.

Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

(b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting Shares is, either in person or by proxy, present and voting on the Plan.

10. Miscellaneous.

10.1 Documentation of Awards. Awards shall be evidenced by such written Award Agreements as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Trust, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which by the Participant will evidence agreement by the Participant to the terms thereof.

10.2 Rights as a Shareholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a shareholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares. The Trust shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Trust will be under no obligation to deliver Shares pursuant to such exercise until the Trust is satisfied as to the authority of such representative.

10.4 Registration and Listing of Shares. If the Trust shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased or otherwise delivered under this Plan, or to qualify any such

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Shares for an exemption from any such statutes, the Trust shall take such action at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5 Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6 Tax Withholding.

(a) Obligation to Withhold. The Trust shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “withholding requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Trust an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.

(b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Trust withhold Shares (or by returning previously acquired Shares to the Trust); provided, however, that the Trust may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement, which may be only for no consideration, or by will or the laws of descent and distribution. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf).

10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, trustees and key employees of another entity that engages in a merger, consolidation, acquisition of assets, or similar transaction with the Trust or a Related Corporation, provided the terms of the substitute Awards so granted conform to the terms set forth in this Plan (except that the exercise price of any substituted Option—whether an ISO or an NQSO—may be adjusted according to the provisions of section 424(a) of the Code, if the grant of such substituted Option is pursuant to a transaction described in such section of the Code).

10.10 Clawback. Notwithstanding any other provisions in the Plan, any Award which is subject to recoupment or clawback under any law, government regulations or stock exchange listing requirement, will be subject to such recoupment and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

10.11 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Trust or any of its Subsidiary Entities or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.12 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Trust or any of its Subsidiary Entities, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all

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amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust’s by-laws or Pennsylvania law.

10.13 Application of Funds. Any cash proceeds received by the Trust from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Trust. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury shares.

10.14 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Key Employees or Non-Employee Trustees under, the Plan and Awards granted hereunder.

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VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST ONE COMMERCE SQUARE 2005 MARKET STREET, SUITE 1000 PHILADELPHIA, PA 19103	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PEI2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E98715-P35762                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _______________________________
The Board of Trustees recommends you vote FOR the following:
1. Election of Trustees		☐	☐	☐
Nominees:
01) George J. Alburger, Jr.	05) Mark E. Pasquerilla
02) Joseph F. Coradino 03) Michael J. DeMarco 04) JoAnne A. Epps	06) Charles P. Pizzi 07) John J. Roberts
The Board of Trustees recommends you vote FOR proposals 2, 3 and 4.							For	Against	Abstain
2. ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.							☐	☐	☐

3. APPROVAL OF THE AMENDED AND RESTATED PENNSYLVANIA REAL ESTATE INVESTMENT TRUST 2018 EQUITY INCENTIVE PLAN.							☐	☐	☐

4. RATIFICATION OF THE SELECTION OF OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2020.							☐	☐	☐
NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

You are urged to sign and return this Proxy so that you may be sure that these shares will be voted.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

You may view the Annual Report and Proxy Statement on the Internet at www.preit.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E98716-P35762

Annual Meeting of Shareholders

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

May 28, 2020

This Proxy is solicited on behalf of the Board of Trustees

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

The undersigned, revoking all prior proxies, hereby appoints Joseph F. Coradino, JoAnne A. Epps, and Charles P. Pizzi and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all shares of beneficial interest of Pennsylvania Real Estate Investment Trust held of record by the undersigned at the close of business on April 1, 2020 at the Annual Meeting of Shareholders to be held on Thursday, May 28, 2020 and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, FOR THE APPROVAL OF THE AMENDED AND RESTATED PENNSYLVANIA REAL ESTATE INVESTMENT TRUST 2018 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR FOR 2020.

Continued and to be signed on reverse side